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                              PURCHASE AGREEMENT
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                               TABLE OF CONTENTS

                                                                          Page

Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

1.    Sale and Purchase of Assets. . . . . . . . . . . . . . . . . . . . .  21

      1.1   Sale of Assets to Buyer. . . . . . . . . . . . . . . . . . . .  21

      1.2   Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . .  27

2.    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

      2.1   Amount and Payment of Purchase Price . . . . . . . . . . . . .  29

      2.2   Assumption of Liabilities. . . . . . . . . . . . . . . . . . .  30

      2.3   Adjustment of Base Purchase Price. . . . . . . . . . . . . . .  33

      2.4   Purchase Price Allocation. . . . . . . . . . . . . . . . . . .  35

3.    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

      3.1   Date of Closing. . . . . . . . . . . . . . . . . . . . . . . .  36

      3.2   Outside Date for Closing . . . . . . . . . . . . . . . . . . .  36

4.    Representations and Warranties by Sellers. . . . . . . . . . . . . .  37

      4.1   Organization and Authority . . . . . . . . . . . . . . . . . .  37

      4.2   Authorization of Agreement . . . . . . . . . . . . . . . . . .  37

      4.3   No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . .  38

      4.4   Title to Assets. . . . . . . . . . . . . . . . . . . . . . . .  38

      4.5   Condition of Personal Property . . . . . . . . . . . . . . . .  39

      4.6   Certain Subsidiaries . . . . . . . . . . . . . . . . . . . . .  39

      4.7   Real Property Interests. . . . . . . . . . . . . . . . . . . .  40

      4.8   Financial Statements; Other Financial Information. . . . . . .  44

      4.9   Absence of Certain Changes . . . . . . . . . . . . . . . . . .  45

      4.10  Litigation; Compliance with Laws . . . . . . . . . . . . . . .  46

      4.11  List of Agreements, Etc. . . . . . . . . . . . . . . . . . . .  47

                                       i
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      4.12  Employees. . . . . . . . . . . . . . . . . . . . . . . . . . .  47

      4.13  Status of Agreements . . . . . . . . . . . . . . . . . . . . .  48

      4.14  Intangible Assets. . . . . . . . . . . . . . . . . . . . . . .  50

      4.15  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .  50

      4.16  Labor Disagreements. . . . . . . . . . . . . . . . . . . . . .  51

      4.17  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . .  52

      4.18  Environmental Matters. . . . . . . . . . . . . . . . . . . . .  53

      4.19  Permits and Licenses . . . . . . . . . . . . . . . . . . . . .  56

      4.20  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

      4.21  Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . .  56

      4.22  Sufficient Assets. . . . . . . . . . . . . . . . . . . . . . .  57

      4.23  Transactions with Affiliates . . . . . . . . . . . . . . . . .  57

      4.24  Products; Customers; Suppliers . . . . . . . . . . . . . . . .  57

      4.25  Product Warranties . . . . . . . . . . . . . . . . . . . . . .  58

      4.26  FCPA Compliance. . . . . . . . . . . . . . . . . . . . . . . .  58

      4.27  Certain Affiliates.. . . . . . . . . . . . . . . . . . . . . .  58

      4.28  KSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

      4.29  No Misrepresentation . . . . . . . . . . . . . . . . . . . . .  59

5.    Representations and Warranties by Buyer. . . . . . . . . . . . . . .  60

      5.1   Buyer's Organization . . . . . . . . . . . . . . . . . . . . .  60

      5.2   Authorization of Agreement . . . . . . . . . . . . . . . . . .  60

      5.3   Consents of Third Parties. . . . . . . . . . . . . . . . . . .  60

      5.4   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .  61

      5.5   Financial Statements.. . . . . . . . . . . . . . . . . . . . .  61

      5.6   Adequate Funds.. . . . . . . . . . . . . . . . . . . . . . . .  61

6.    Further Agreements of the Parties. . . . . . . . . . . . . . . . . .  61


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      6.1   Government Approvals . . . . . . . . . . . . . . . . . . . . .  61

      6.2   Hart-Scott-Rodino Act. . . . . . . . . . . . . . . . . . . . .  62

      6.3   Back-Ups . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

      6.4   Operations of the Business . . . . . . . . . . . . . . . . . .  63

      6.5   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

      6.6   Disclaimer as to Physical Condition. . . . . . . . . . . . . .  65

      6.7   Discharge of Liabilities . . . . . . . . . . . . . . . . . . .  66

      6.8   Certain Consents and Approvals to Assignment . . . . . . . . .  67

      6.9   Sales Taxes and Transfer Taxes and Allocated
            Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

      6.10  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

      6.11  Access to Information Prior to and After Closing . . . . . . .  68

      6.12  Additional Information . . . . . . . . . . . . . . . . . . . .  70

      6.13  Business Disclaimer. . . . . . . . . . . . . . . . . . . . . .  70

      6.14  Covenant Against Competition, Solicitation and
            Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .  72

      6.15  Accounts Receivable. . . . . . . . . . . . . . . . . . . . . .  73

      6.16  Other Action.. . . . . . . . . . . . . . . . . . . . . . . . .  74

      6.17  Employee Matters . . . . . . . . . . . . . . . . . . . . . . .  74

      6.18  Further Assurances . . . . . . . . . . . . . . . . . . . . . .  76

      6.19  Miscellaneous Real Estate Documents. . . . . . . . . . . . . .  76

      6.20  Payment of Costs and Expenses. . . . . . . . . . . . . . . . .  77

      6.21  Insurance Coverage . . . . . . . . . . . . . . . . . . . . . .  77

      6.22  Nashua Lease . . . . . . . . . . . . . . . . . . . . . . . . .  78

      6.23  Warranty Costs and Recall Costs Reimbursement. . . . . . . . .  78

7.    Conditions Precedent to Closing. . . . . . . . . . . . . . . . . . .  79

      7.1   Conditions Precedent to the Obligations of Buyer . . . . . . .  79


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      7.2   Conditions Precedent to the Obligations of
            Sellers. . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

8.    Transactions at the Closing. . . . . . . . . . . . . . . . . . . . .  83

      8.1   Documents to be Delivered by Seller. . . . . . . . . . . . . .  83

      8.2   Documents to be Delivered by Buyer . . . . . . . . . . . . . .  87

9.    Survival of Representations and Warranties;
      Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .  88

      9.1   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

      9.2   Sellers' Indemnification Obligation. . . . . . . . . . . . . .  90

      9.3   Buyer Indemnification Obligation . . . . . . . . . . . . . . .  91

      9.4   Conditions of Indemnification for Third Party
            Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

      9.5   Deductible and Cap.. . . . . . . . . . . . . . . . . . . . . .  93

      9.6   Time Limits On Indemnification . . . . . . . . . . . . . . . .  94

      9.7   Limits On Indemnification. . . . . . . . . . . . . . . . . . .  94

10.   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

      10.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . .  95

      10.2  Liability. . . . . . . . . . . . . . . . . . . . . . . . . . .  96

11.   Risk of Loss; Damage to Facilities . . . . . . . . . . . . . . . . .  96

      11.1  Major Taking.. . . . . . . . . . . . . . . . . . . . . . . . .  96

      11.2  Minor Taking.. . . . . . . . . . . . . . . . . . . . . . . . .  96

      11.3  Minor Damage.. . . . . . . . . . . . . . . . . . . . . . . . .  97

      11.4  Major Damage.. . . . . . . . . . . . . . . . . . . . . . . . .  99

      11.5  Notice of Casualty or Condemnation.. . . . . . . . . . . . . . 100

12.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

      12.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

      12.2  Finders. . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

      12.3  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 102

      12.4  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

      12.5  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 102

      12.6  Separability . . . . . . . . . . . . . . . . . . . . . . . . . 102

      12.7  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 102

      12.8  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . 103

      12.9  No Third Party Beneficiaries . . . . . . . . . . . . . . . . . 103

      12.10       Sellers; Joint and Several; Sequa Agency . . . . . . . . 103

      12.11       Jurisdiction . . . . . . . . . . . . . . . . . . . . . . 104
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
                        LIST OF SCHEDULES AND EXHIBITS

Schedules

M           Billed Receivables
W           Claims Receivables
AB          Contract Inventory
AZ          Investments
BD          Sellers' Knowledge
BJ          Letters of Credit
BS          Notes Receivable
CR          Stock Inventory
CY-1        Certain Customer Agreements
CY-2        Unbilled Receivables
1.1(b)            Equipment
1.1(g)            Letters of Credit in favor of Sellers
1.1(h)            Prepaid expenses and deposits
1.1(L)-1    Land
1.1(L)-2    Real Estate Improvements
1.1(L)-3    Office Leases Premises
1.1(L)-4    Nashua Lease
1.1(m)      Additional Assets
1.2(d)            Letters of Credit issued on behalf of Sellers
1.2(e)            Excluded Rights against Third Parties
1.2(f)            Corporate Services
2.3(b)-1    Eligible Military Stock Inventory
2.3(b)-2    Accounting Instructions
2.4         Purchase Price Allocation
4.1         List of Foreign Qualifications
4.3         Conflicts
4.4         Liens
4.5         Condition of Personal Property
4.7(a)-1    Permitted Exceptions
4.7(b)            Defaults under Real Property Documents
4.7(i)-1    Real Estate Tax Proceedings
4.7(i)-2    Real Property Tax Bills
4.8         Financial Statements and Related Information
4.9         List of Certain Changes
4.9(e)            Claim Receivables or Notes Receivables
4.10        Litigation and Violations of Law
4.11        Assigned Agreements
4.12-1      List of Employees
4.12-2      Notices from Employees
4.12-3      Corporate Instructions
4.12-4      Extraordinary Severance Payments
4.13        List of Prepayments
4.14        Intangible Assets
4.15        Insurance
4.16        Labor Disagreements
4.17        Labor Matters
4.18        Environmental Matters
4.19        Permits and Licenses

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4.23        Transaction with Affiliates
4.24        Important Suppliers and Customers
4.25        List of Material Product and Service Warranties
4.27        List of Affiliates having Certain Names
4.28        KSAL
5.5         Financial Statements of Buyer and Guarantor
6.8         Required Consents
6.9         Allocation of Real Estate Taxes
6.13        Due Diligence Materials
6.17        Severance Plans
6.18        Further Assurances
6.19        Miscellaneous Real Estate Documents
6.21        Insurance Coverage
9.7(b)            Buyer's Knowledge


Exhibits

6.14        Non-competition agreement
6.22        Nashua Sub-lease
8.1(a)            Bills of Sale
8.1(b)            Opinion of counsel to Sellers
8.1(q)            Certificate of Non-foreign Status
8.2(c)            Opinion of counsel to Buyer

                              PURCHASE AGREEMENT

                               November 9, 1995


            The parties to this Purchase Agreement are Sequa Corporation, a Delaware corporation ("Sequa"), Kollsman Manufacturing Company, Inc., a Delaware corporation ("KMC"), Sequa Export Corporation, a foreign sales corporation organized under the laws of the United States Virgin Islands ("Sequa Export", and together, jointly and severally, with Sequa and KMC, "Sellers"), and EL-OP U.S., Inc., a Delaware corporation ("Buyer") and El-Op Electro-Optics Industries, Ltd., an Israeli corporation which is the guarantor of Buyer's indemnification obligations and liabilities under Section 9.3 of this Agreement ("Guarantor").

            Sequa's "Kollsman Division" consists of three units engaged in the following businesses (collectively, "the Business"): the military systems unit, a government contract supplier of electro-optical and electric systems for military weapons; the avionics products unit, a designer and manufacturer of aircraft instruments and related test equipment; and KMC and the business thereof, that produces medical diagnostic instruments. Sellers no longer desire to engage in the Business, and desire to divest themselves of all of the assets related to the Business (excluding certain assets relating thereto as provided in this Agreement). Sequa operates the Business directly and through KMC and Sequa Export. Sellers desire to sell to Buyer the Business, as a going concern, and all of the assets relating to the Business (excluding certain assets relating thereto as provided in this Agreement), and Buyer shall assume certain of the liabilities associated with the Business, and Buyer desires to purchase the Business, as a going concern, and those assets and to assume such liabilities, on the terms and conditions contained in this Agreement.

            Accordingly, it is agreed as follows:

            Definitions. When used in this Agreement, the following terms have the following respective meanings:

                  (a)   "Acceptable Contractor" shall have the
meaning given to that term in Section 11 of this Agreement.

                  (b) "Accountants" shall have the meaning given to that term in Section 2.3 of this Agreement.

                  (c) "Accounting Instructions" shall have the same meaning given to that term in Section 2.3 of this Agreement.

                  (d) "Actual Knowledge of Buyer" shall have the meaning given to that term in Section 9.7 of this Agreement.

                  (e) "Affiliate" shall mean any person or entity directly or indirectly controlled by, controlling, or under common control with, any other person or entity. For purposes of this definition, the term "control" (including "controlling", "controlled by", and "under common control with") shall mean the ability through ownership, direct or indirect, of voting stock or other equity interests, to direct or cause the direction of the management and policies of a person, partnership, corporation or other entity.

                  (f)   "Agreement" shall mean this Purchase
Agreement and all Exhibits and Schedules annexed hereto.

                  (g) "Assets" shall have the meaning given to that term in Section 1.1 of this Agreement.


                  (h) "Assigned Agreements" shall have the meaning given to that term in Section 1.1 of this Agreement.

                  (i) "Assumed Liabilities" shall have the meaning given to that term in Section 2.2(a) of this Agreement.

                  (j) "Balance Sheet" shall have the meaning given to that term in Section 4.8 of this Agreement.

                       (k)    "Base Purchase Price" shall have the
meaning given to that term in Section 2.1 of this Agreement.

                  (l) "Benefit Plans" shall have the same meaning given to that term in Section 4.17 of this Agreement.

                  (m) "Billed Receivables" shall mean all accounts receivable arising from the operation of the Business with respect to (x) finished products and spare parts that have been shipped to customers of the Business, and (y) services performed for customers of the Business, in each case, for which invoices have been issued or which any Seller invoices in the ordinary course of the Business after the products or services are shipped or performed. A list of Billed Receivables as of September 30, 1995 is, to the best of Sellers' knowledge, set forth on Schedule
M.

                  (n) "Business" shall have the meaning given to that term in the recitals to this Agreement.

                  (o)   "Business Day" shall mean (x) for all
purposes other than the payment of money, any day on which federal and state commercial banks are open for business in the State of New York; and (y) for the purpose of the payment of money, any day on which (i) federal and state commercial banks are open for business in the State of New York, and
(ii) commercial banks are open for business in Israel.

                  (p) "Business Records" shall have the meaning given to that term in Section 6.11 of this Agreement.

                  (q) "Buyer's Claims Liabilities" shall mean any and all liabilities or obligations arising out of or in connection with any claim, litigation or proceeding that arises out of or is in connection with Buyer's actions or omissions in the operation of the Business and/or the Assets after the close of business on the Closing Date, including actions or omissions by Buyer that are a continuation of an action or omission of Sellers, including continuing breaches or defaults of Sellers under any leases, contracts, commitments or agreements included in the Assets, in all such events occurring prior to the close of business on the Closing Date, but only to the extent that such continuation, act or omission occurs after the close of business on the Closing Date.

                  (r) "Buyer's Environmental Liabilities" shall mean:

                         (i) liabilities for Buyer's actions or
      omissions after the close of business on the Closing Date resulting in violations or continuation of violations of Environmental Laws (whether now or hereafter in existence), including actions or omissions by Buyer that are a continuation of an action or omission of Sellers occurring prior to the close of business on the Closing Date, but only to the extent that such continuation, act or omission occurs after the close of business on the Closing Date;

                        (ii) liabilities for conditions created by Buyer after the close of business on the Closing Date;
      and/or

                        (iii) liabilities resulting from the
      disposition by Buyer of Materials of Environmental Concern after the close of business on the Closing Date.

                  (s) "Buyer Loss" shall have the meaning given to that term in Section 9.2 of this Agreement.

                  (t) "Buyer's Other Liabilities" shall mean any and all liabilities with respect to criminal and civil fines, penalties and punitive damages arising out of or in connection with Buyer's actions or omissions after the close of business on the Closing Date, including actions taken or failed to have been taken or facts or circumstances existing after the close of business on the Closing Date, including actions or omissions by Buyer that are a continuation of an action or omission of Sellers occurring prior to the close of business on the Closing Date, but only to the extent that such continuation, act or omission occurs after the close of business on the Closing Date;

                  (u)   "Cash Equivalents" shall mean all bank
accounts, certificates of deposit, commercial paper, treasury bills and treasury notes owned by any of Sellers arising from or in connection with the Business.

                  (v) "CERCLA" shall have the meaning given to that term in Section 4.18 of this Agreement.

                  (w) "Claims Receivable" shall mean all accounts receivable disputed by the customers of the Business and all other receivables accruing before the close of business on the Closing Date which is not a Billed Receivable or an Unbilled
Receivable and which shall include, without limitation, the claims set forth on Schedule W.

                  (x) "Closing" and "Closing Date" shall have the meanings given to those terms in Section 3.1 of this Agreement.

                  (y) "COBRA" shall have the meaning given to that term in Section 4.17 of this Agreement.

                  (z)   "Code" means the Internal Revenue Code of
1986, as the same may be amended from time to time.

                  (aa)  "Common Control Entity" shall have the
meaning given to that term in Section 4.17 of this Agreement.

                  (ab) "Contract Inventory" shall mean all items of inventory of the Business, including raw materials, work-in-process, spare parts, supplies and finished goods, that have been purchased and/or are being used in or held for use in the manufacture of products pursuant to specific purchase orders or agreements, a list of which as of September 30, 1995 is set forth on Schedule AB.

                  (ac) "Customer Agreements" shall have the meaning given to that term in Section 1.1 of this Agreement.

                  (ad) "Damage Deductible" shall have the meaning given to that term in Section 11.3 of this Agreement.

                  (ae) "Deeds" shall have the meaning given to that term in Section 8.1(h) of this Agreement.

                  (af) "Eligible Military Stock Inventory" shall have the meaning given to that term in Section 2.3 of this Agreement.

                  (ag) "Employees" shall have the meaning given to that term in Section 4.12 of this Agreement.

                  (ah) "Environmental Laws" shall have the meaning given to that term in Section 4.18(a) of this Agreement.

                  (ai)  "Environmental Permits" shall have the
meaning given to that term in Section 4.18(e) of this Agreement.

                  (aj)  "Environmental Reports" shall have the
meaning given to that term in Section 1.1(l) of this Agreement.

                  (ak) "Equipment" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (al) "ERISA" shall have the meaning given to that term in Section 4.17 of this Agreement.

                  (am) "Estimates at Completion" shall have the meaning given to that term in Section 7.1(k) of this Agreement.

                  (an) "Excluded Assets" shall have the meaning given to that term in Section 1.2 of this Agreement.

                  (ao)  "Excluded Liabilities" shall mean all
liabilities of any Seller arising from or in connection with the operation of the Business and/or the Assets on or prior to the Closing Date, whether accrued, absolute, contingent or otherwise and whether asserted before or after the date hereof or asserted on, before or after the Closing Date, except for such liabilities of Sellers as are specifically assumed by Buyer pursuant to this Agreement. Without limiting the foregoing, Excluded Liabilities shall include each and every one of the following liabilities:

                        (i) any liability for any Taxes accrued
      through or applicable to periods on or prior to the Closing
      Date other than those Taxes which are being prorated pursuant to the provisions of Section 6.9 of this Agreement and as otherwise provided in Section 6.9;

                        (ii) any liability for any brokerage or
      similar charge or commission payable or incurred by any Seller in connection with this Agreement or the transactions contemplated hereby;

                        (iii) any indebtedness, liability or
      obligation of, or guaranty of indebtedness made by, any Seller to or for any Seller or any Affiliate thereof;

                        (iv) Sellers' Environmental Liabilities;

                        (v) Sellers' Other Liabilities;

                        (vi) any and all liabilities for bodily
      injury, death and property damage arising out of or in connection with services performed or products manufactured that are sold or shipped prior to the close of business on the Closing Date only if such bodily injury, death or property damage occurs on or prior to the Closing Date;

                        (vii) those Warranty Costs incurred during the twenty-four month period following the Closing Date for any Product or Service Warranty for, and any Recall Costs incurred within the twenty-four month period following the Closing Date with respect to, any product manufactured or service performed that is sold and shipped on or before the close of business on the Closing Date (whether or not the product was manufactured by the Business), but only to the extent that such Warranty Costs and Recall Costs exceed, in the aggregate (i) $1,000,000 for the first twelve months following the Closing Date or (ii) $800,000 for the next succeeding twelve months;

                        (viii) any and all liabilities and
      obligations for expenses and fees incurred by any Seller arising out of or in connection with the negotiation or execution of this Agreement, or the consummation of the transactions contemplated hereby or thereby;

                        (ix) any and all intercompany accounts
      payable and other amounts due to any Seller or its Affiliates, including but not limited to liabilities of any Seller, arising out of or in connection with the Business and/or the Assets;

                        (x) Sellers' Claims Liabilities;

                        (xi)  any and all liabilities for royalty
      expense and commissions due pursuant to the provisions of the Assigned Agreements with respect to shipments of products and/or rendering of services prior to the close of business on the Closing Date;

                        (xii)  any and all liabilities for
      government recoupment fees due pursuant to the provisions of the Assigned Agreements with respect to shipments of products and/or rendering of services prior to the close of business on the Closing Date, including but not limited to any and all liabilities with respect to the Excluded Recoupment Fees (as such term is defined in the Accounting Instructions (Schedule 2.3(b)-2)), whether presently or hereafter due and payable;

                        (xiii) any liabilities or obligations of any Seller arising out of or in connection with any Benefit
      Plans; and

                        (xiv) any liabilities or obligations of any Seller for indebtedness for borrowed money.

                  (ap) "Final Statement" shall have the meaning given to that term in Section 2.3 of this Agreement.

                  (aq) "Guarantor" shall have the meaning given to that term in the recitals to this Agreement.

                  (ar) "Hazardous Condition" shall have the meaning given to that term in Section 11 of this Agreement.

                  (as) "HSR Act" shall have the meaning given to that term in Section 6.2 of this Agreement.

                  (at) "Improvements" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (au) "Indemnified Loss" shall have the meaning given to that term in Section 9.3 of this Agreement.

                  (av) "Indemnified Party" shall have the meaning given to that term in Section 9.4 of this Agreement.

                  (aw) "Indemnifying Party" shall have the meaning given to that term in Section 9.4 of this Agreement.

                  (ax)  "Intellectual Property" shall have the
meaning given to that term in Section 1.1(d) of this Agreement.

                  (ay) "Inventory" shall collectively mean Contract Inventory and Stock Inventory of the Business.

                  (az)  "Investments" shall mean the minority
ownership interest of Sequa in Kollsman Saudi Arabia Limited, a business entity organized under the laws of Saudi Arabia
("KSAL"), that is described on Schedule AZ.

                  (ba) "IRS" shall have the meaning given to that term in Section 2.4 of this Agreement.

                  (bb) "KI" shall have the meaning given to that term in Section 12.7 of this Agreement.

                  (bc) "KMCI" shall have the meaning given to that term in Section 12.7 of this Agreement.

                  (bd) "Knowledge of Sellers", "actual knowledge", "best knowledge" or words of similar import shall mean the actual knowledge of those officers, directors and/or employees of Sellers described on Schedule BD of this Agreement, and shall not be deemed to include any knowledge that any of the foregoing should have known or should be imputed to have known because of the services of such persons through the Closing.

                  (be) "Kollsman Division" shall have the meaning given to that term in the recitals to this Agreement.

                  (bf) "KSAL" shall have the meaning given to that term in paragraph (az) of this Agreement.

                  (bg) "Land" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (bh) "Land Appurtenances" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (bi) "Legal Requirements" shall have the meaning given to that term in Section 4.7 of this Agreement.

                  (bj) "Letters of Credit" shall mean all letters of credit, bonds or other surety or security posted by or for the benefit of any Seller in connection with the Business, a true and complete list of which as of September 30, 1995 is set forth on Schedule BJ.

                  (bk)  "Licensing Agreements" shall have the
meaning given to that term in Section 1.1 of this Agreement.

                  (bl) "Lien" shall have the meaning given to that term in Section 4.3 of this Agreement.

                  (bm) "Materials of Environmental Concern" shall have the meaning given to that term in Section 4.18 of this Agreement.

                  (bn) "Minor Taking" shall have the meaning given to that term in Section 11 of this Agreement.

                  (bo) "Nashua Lease" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (bp) "Nashua Sub-Lease" shall have the meaning given to that term in Section 6.22 of this Agreement.

                  (bq)  "Net Insurance Proceeds" shall have the
meaning given to that term in Section 11 of this Agreement.

                  (br) "Non-Competition Agreement" shall have the meaning given to that term in Section 6.14 of this Agreement.

                  (bs)  "Notes Receivable" shall mean the notes
receivable, if any, set forth on the date hereof on Schedule BS and as that Schedule is updated through the close of business on the Closing Date.

                  (bt) "Office Leases" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (bu)  "Other Agreements" shall have the same
meaning given to that term in Section 1.1 of this Agreement.

                  (bv) "Permits" shall have the meaning given to that term in Section 4.19 of this Agreement.
                  (bw)  "Permitted Exceptions" shall have the
meaning given to that term in Section 4.7 of this Agreement.

                  (bx) "Personal Property Leases" shall have the same meaning given to that term in Section 1.1 of this Agreement.

                  (by) "Personalty" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (bz) "Plans" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (ca)  "Post-Closing Employees" shall have the
meaning given to that term in Section 6.17 of this Agreement.

                  (cb) "Product or Service Warranty" shall mean obligations (provided by contract or law or implied by law) to repair, replace or accept the return of any product manufactured or service performed in the operation of the Business.

                  (cc) "Purchase Contracts" shall have the meaning given to that term in Section 1.1 of this Agreement.

                  (cd) "Real Property" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (ce) "Real Property Interests" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (cf) "Real Property Documents" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (cg)  "Real Property Permits" shall have the
meaning given to that term in Section 1.1(l) of this Agreement.

                  (ch) "Recall Costs" shall mean and include with respect to any government mandated recall:

                         (i) direct labor and material costs
      incurred in accepting a return and/or making a refund, or performing a repair or replacement; and

                        (ii) an overhead charge equal to 149% of such direct labor costs and a material handling charge equal to 9.6% of such direct material costs.

                  (ci) "Representative Agreements" shall have the meaning given to that term in Section 1.1 of this Agreement.

                  (cj) "Required Consents" shall have the meaning given to that term in Section 6.8 of this Agreement.

                  (ck)  "Returns" means all returns, reports,
estimates, information returns and statements (including any related or supporting information) filed or to be filed with any

Tax Authority in connection with the determination, assessment, collection or administration of any Taxes.

                  (cl) "Sales Contracts" shall have the meaning given to that term in Section 1.1 of this Agreement.

                  (cm) "Sellers' Claims Liabilities" shall mean any and all liabilities or obligations arising out of or in connection with any claim, litigation or proceeding that arises out of or is in connection with (i) any government mandated recall of products manufactured or services performed that are sold or shipped by any Seller prior to the close of business on the Closing Date, to the extent that the Recall Costs in connection therewith are incurred after the twenty-four month period following the Closing, or (ii) Sellers' actions or omissions in connection with the operation of the Business and/or the Assets on or before the close of business on the Closing
Date, provided that if such actions or omissions are continued by Buyer after the close of business on the Closing Date, Sellers shall only be liable to the extent that such actions or omissions occurred on or prior to the close of business on the Closing
Date, provided, however, that Sellers' Claims Liability shall not in any event mean or include, Product or Service Warranty, provided, however, that the foregoing shall not relieve Sellers with respect to any liability or obligation Sellers may have under Section 9.2(a) of this Agreement to Buyer with respect to the representations and warranties made by Sellers in this Agreement, subject, however, to the limitations on indemnification and on survival of such representations and warranties as provided in this Agreement.

                  (cn) "Sellers' Environmental Liabilities" shall mean:

                  (i) liabilities for Sellers' actions or omissions on or before the close of business on the Closing Date resulting in violations of Environmental Laws (in existence on the Closing Date), provided that if such actions or omissions are continued by Buyer after the close of business on the Closing Date, Sellers shall only be liable to the extent that such actions or omissions occurred on or prior to the close of business on the Closing Date, provided, however, that the foregoing shall not relieve Sellers with respect to any liability or obligation Sellers may have under Section 9.2(a) of this Agreement to Buyer with respect to the representations and warranties made by Sellers in this Agreement, subject, however, to the limitations on indemnification and on survival of such representations and warranties as provided in this Agreement;

                  (ii) liabilities for conditions existing on the Real Property prior to the close of business on the Closing

Date, except that if such conditions existed prior to Sellers' or, with respect to the Wichita, Kansas Real Property, Intercontinental Dynamic Corporation's, use, ownership or occupancy of the Real Property, or were caused by any party other than Sellers, such liabilities shall not be "Excluded Liabilities" or "Assumed Liabilities", and the parties shall have, with respect to each other and third parties, such rights and obligations as may be otherwise provided by law; and/or

                  (iii) liabilities resulting from the disposition by Sellers of Materials of Environmental Concern on or prior to the close of business on the Closing Date.

                  (co) "Seller Loss" shall have the meaning given to that term in Section 9.3 of the Agreement.

                  (cp) "Sellers' Other Liabilities" shall mean any and all liabilities with respect to criminal and civil fines, penalties and punitive damages arising out of or in connection with Sellers' actions or omissions on or before the close of business on the Closing Date, provided that if such actions or omissions are continued by Buyer after the close of business on the Closing Date, Sellers shall only be liable to the extent that such actions or omissions occurred on or prior to the close of business on the Closing Date, provided, however, that the foregoing shall not relieve Sellers with respect to any liability or obligation Sellers may have under Section 9.2(a) of this Agreement to Buyer with respect to the representations and warranties made by Sellers in this Agreement, subject, however, to the limitations on indemnification and on survival of such representations and warranties as provided in this Agreement.

                  (cq) "Service Contracts" shall have the meaning given to that term in Section 1.1(l) of this Agreement.

                  (cr) "Stock Inventory" shall mean all items of inventory of the Business, including raw-materials, work-in-process, finished goods, spare parts and supplies that do not constitute Contract Inventory, a list of which as of September 30, 1995 is set forth on Schedule CR.

                  (cs)  "Taxes" shall mean any and all taxes,
charges, fees, levies, penalties or other assessments charged, accrued or based on net income, capital gain, gross income, gross receipts, payroll, license, withholding, employment, severance, occupation or windfall profits, franchise taxes, ad valorem, excise, property, premium, customs duties, stamp, sales and use imposed by any Tax Authority, and including, without limitation, any and all interest, penalties or additional attributable thereto.

                  (ct) "Tax Authority" means any federal, national, foreign, state, municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or tax regulatory authority.

                  (cu) "Tax Liabilities" means (i) all liabilities for Taxes and (ii) all reasonable costs and expenses related thereto (including, without limitation, reasonable attorneys' and accountants' fees) without regard to whether Taxes are ultimately due.

                  (cv) "Teaming Agreements" shall have the meaning given to that term in Section 1.1 of this Agreement.

                  (cw) "Third Party Claim" or "Third Party Claims" shall have the meaning given to those terms in Section 9.4 of this Agreement.

                  (cx) "Title Exceptions" shall have the meaning given to that term in Section 4.7 of this Agreement.

                  (cy) "Unbilled Receivables" shall mean all assets of any Seller which are recorded on the books of any such Seller in connection with the revenues of the Business, booked on a percentage of completion method, and with respect to products that have not yet been shipped and/or services performed and not yet billable to customers of the Business pursuant to and in accordance with the terms and conditions of those of the Customer Agreements that are listed on Schedule CY-1. A list of Unbilled Receivables as of September 30, 1995 in respect of each such Customer Agreement is also set forth on Schedule CY-2.

            (cz) "Waived Claims" shall have the meaning given to that term in Section 9.7 of this Agreement.

            (da) "Warranty Costs" shall mean and include the following costs for Product and Service Warranty:

                   (i) direct labor and material costs incurred in accepting a return and/or making a refund, or performing a repair or replacement; and

                  (ii) an overhead charge equal to 149% of such direct labor costs and a material handling charge equal to 9.6% of such direct material costs.

      1.    Sale and Purchase of Assets.

            1.1 Sale of Assets to Buyer. Subject to the terms and conditions of this Agreement, at the Closing referred to in
Section 3.1 of this Agreement, Sellers shall sell and assign to

Buyer, and Buyer shall purchase and acquire from Sellers, all of the Business, as a going concern, and all of Sellers' assets relating to the Business and used or held for use in the operation of the Business (excluding only the assets referred to in Section 1.2 of this Agreement), as those assets exist as of the close of business on the Closing Date referred to in Section
3.1 of this Agreement, regardless of whether or not such assets are listed or are required to be listed on any Schedule hereto (collectively, the "Assets"). The Assets to be sold and assigned are substantially comprised of the following types of assets (except as otherwise provided in Section 1.2 of this Agreement):

                  (a) to the extent transferrable, all of Sellers' rights under all permits, franchises, licenses and authorizations that relate to the operation of the Business and/or the Assets, substantially all of which are those listed on Schedule 4.19;

                  (b)   all equipment (including computers and
office equipment), machinery, tools, supplies, vehicles, furniture, fixtures, leasehold improvements (subject to any limitations in the applicable lease for real property) and improvements on land, and all other tangible personal property and fixed assets, wherever located, that are owned by any Seller and used or held for use in the operation of the Business and/or the Assets, including but not limited to the items listed on
Schedule 1.1(b);

                  (c) all rights of Sellers under all leases for personal property (subject to any limitations contained in the applicable personal property lease), commitments and other agreements relating to the operation of the Business, or to which any of the Assets or the Business is subject, including, without limitation, those agreements listed on Schedule 4.11 (collectively, the "Assigned Agreements"), (i) to the extent that those rights relate to the period from and after the close of business on Closing Date, including, but not limited to (A) all commitments and other agreements for the purchase of any materials, supplies or equipment and all purchase orders (collectively, "Purchase Contracts"); (B) all leases or other rental agreements for personal property under which any Seller is either lessor or lessee (collectively, "Personal Property Leases"), (C) all customer agreements (collectively, "Customer Agreements"), (D) all sales orders (collectively, "Sales Contracts"), (E) all representative agreements (collectively, "Representative Agreements"), and (F) all teaming agreements (collectively, "Teaming Agreements"), (E) all licensing agreements (the "Licensing Agreements"), and (ii) any leases for personal property, commitments and other agreements relating to the Business and/or the Assets that are entered into in accordance with the provisions of Section 6.4 of this Agreement between the date of this Agreement and the close of business on the Closing Date (collectively, "Other Agreements");

                  (d)   all patents, copyrights, know-how,
inventions, trade secrets, technology, service marks, service names, trademarks (including but not limited to Sellers' right, title and interest in and to the name "Kollsman", but excluding the name "Sequa"), trade names, logos, brands and privacy, designs, intellectual, industrial and intangible property rights of every kind (whether or not copyrightable) and registrations and applications for registration of any of them and the right to apply therefor and other intangible personal property used in the operation of the Business (including, but not limited to, the intangible personal property listed on Schedule 4.14), together with the good will of the businesses associated therewith, and
(ii) all books and quality and other control books and computer software (subject to any additional fees payable with respect to the transfer of "off-the-shelf" software, none of which are material and all of which shall be borne by Sellers and Buyer on a 50/50 basis), programs (whether source code, object code or other format), and computer documentation and all physical embodiments thereof, and all printouts, underlying tapes, discs and other media and computer databases, and all user's testings, service and operator's and programming manuals, specifications and diagnostic materials relating to the foregoing ("Intellectual Property");

                  (e) except to the extent provided in Section 1.2 of this Agreement, all of Sellers' rights under manufacturers' and vendors' warranties relating to the Business and/or the Assets and items included in the Assets and all similar rights against third parties relating to the Business and items included in the Assets and all other claims, choses in action and causes of action of every kind and description that any Seller may have against any person or entity relating to the Business and the Assets;

                  (f)   Unbilled Receivables;

                  (g) the Letters of Credit in favor of any Seller listed on Schedule 1.1(g);

                  (h) the prepaid expenses and deposits, a list of which, as of September 30, 1995, is set forth on Schedule 1.1(h);

                  (i) all books and records, including but not limited to all transaction records, financial records, personnel and payroll records and a copy of the files, logs and other records and data relating to the operation of the Business and the Assets, including, but not limited to, accounting and budgeting information, technical information and engineering data, customer lists and supplier lists, but excluding any of the foregoing relating solely to Excluded Assets and Excluded Liabilities;

                  (j)   all items of Stock Inventory and Contract
Inventory;

                  (k)   all Investments;

                  (l)   all real property interests and related
assets relating to the Business, substantially all of which is comprised of the following real property interests and related assets (collectively, the "Real Property Interests"):

                     (i)      fee title to the land described in
Schedule 1.1(L)-1 and Schedule 1.1(L)-2 hereto (the "Land") and any easements, rights-of-way, licenses, interests, rights and appurtenances of any kind relating or pertaining thereto, including without limitation, all air, zoning and development rights appurtenant to the Land, and all right, title and interest of any Seller in and to any land lying in the bed of any highway, street, road, avenue, access way or easement, open or proposed, in front of, at a side or adjoining the Land and to the center line thereof (collectively, the "Land Appurtenances");

                    (ii)      the buildings, structures and other
improvements situated on the Land (the "Improvements"), descriptions of which are set forth on Schedules 1.1(L)-1 and 1.1(L)-2;

                   (iii)      all fixtures and equipment used in
connection with the operation of the Land and/or the Improvements
(the "Equipment");

                    (iv) all right, title and interest as tenant under those certain leases (the "Offices Leases") for the use and occupancy of the land and/or property described in Schedule
1.1(L)-3;

                     (v) a subleasehold interest in and to the premises demised to Sellers pursuant to the Nashua lease described on Schedule 1.1(L)-4 (the "Nashua Lease"), in accordance with the provisions of Section 6.22 of this Agreement;

                    (vi) all construction contracts, service contracts, maintenance contracts, management agreements, utility agreements, warranties, guaranties, surety and other bonds issued for the benefit of any Seller, and other agreements relating to the Land, the Improvements and/or the premises demised under the Office Leases and the Nashua Lease (collectively, "Service Contracts");

                   (vii) all architectural, engineering and other plans, drawings and studies relating to the Land, the Improvements and/or the premises demised under the Nashua Lease
(collectively, "Plans");

                  (viii) all development, building, alteration, demolition and other municipal permits, licenses, approvals, authorizations and certificates relating to the Land, the Improvements and/or the premises demised under the Nashua Lease
(collectively, "Real Property Permits"), to the extent transferrable;

                    (ix) copies of any environmental reports, studies, soil reports, grading plans, topographical maps and similar data in the possession of Sellers or under the control of any one of them with respect to the Land, the Improvements and/or the premises demised under the Nashua Lease (collectively, "Environmental Reports");

                     (x)      all goods, chattels and personal
property of any nature whatsoever, if any, used in the operation of the Land, the Improvements and/or the premises demised under the Nashua Lease or the Office Leases, in each case owned by Sellers and now or hereafter affixed or located upon the Land, the Improvements or the premises demised by the Nashua Lease or the Office Leases (collectively, the "Personalty"); and

                    (xi)      all other rights and interests of
Sellers relating to the foregoing.

                  For purposes of this Agreement, (i) "Real
Property" means, collectively, (A) the Land, (B) the Improvements, (C) the premises demised under the Office Leases and Nashua Lease and (D) the Land Appurtenances, and (ii) "Real Property Documents" mean, collectively, the Nashua Lease, the Office Leases, the Service Contracts, the Plans, the Real Property Permits, the Environmental Reports and the Permitted Exceptions (as hereinafter defined); and

                  Schedule 1.1(m).

            1.2   Excluded Assets.  The following assets
(collectively, the "Excluded Assets") used in the operation of the Business shall be retained by Sellers and shall not be sold or assigned to Buyer:

                  (a) all Billed Receivables as of the close of business on the Closing Date;

                  (b) all Claims Receivable and Notes Receivable as of the close of business on the Closing Date;

                  (c)   all cash and Cash Equivalents as of the
close of business on the Closing Date;

                  (d) the Letters of Credit issued by or on behalf of any Seller listed on Schedule 1.2(d) and those Letters of Credit issued by or on behalf of any Seller between the date hereof and the close of business on the Closing Date;

                  (e) Sellers' rights under manufacturers' and vendors' warranties, and all similar rights against third parties and all other claims, choses in action and causes of action of every kind and description that are related only to the Excluded Assets and the Excluded Liabilities, including such of the foregoing that are listed on Schedule 1.2(e);

                  (f)   the corporate services provided to the
Business that are listed on Schedule 1.2(f);

                  (g) the records relating to Sellers' Taxes and Benefit Plans;

                  ENU   the rights and interests of Sellers under
this Agreement;

                  (i) any right to use the name "Sequa" or "Sequa Corporation" or any derivation or adaptation thereof;

                  (j) all existing rights incident, directly or indirectly, to insurance policies, proceeds, loss funds (or claims or litigation relating thereto) and insurance accounts relating to Sellers' operation of the Business, except as otherwise provided in Section 11 of this Agreement only with respect to property and casualty proceeds and claims therefor;

                  (k)   all business, assets and properties of
Sellers of any kind or nature that are not to be conveyed pursuant to this Agreement and Schedules hereto;

                  (l)   all refunds of Taxes of every kind and
nature for all periods through and including the Closing Date;

                  (m) all net operating loss tax carryforwards attributable to KMC for all periods through and including the Closing Date;

                  (n)   all assets, whether held in trust or
otherwise, with respect to Benefit Plans;

                  (o)   all claims, debts, liabilities and
obligations owed by any Seller or its Affiliates to the Business and/or the Kollsman Division; and

                  (p) all warrants issued by BioTek Solutions, Inc. entitling Sequa to purchase common stock of BioTek
Solutions, Inc.

      2.    Purchase Price.

            2.1 Amount and Payment of Purchase Price. At the Closing, Buyer shall pay to Seller, by wire transfer of immediately available funds, the total purchase price of Forty Nine Million Six Hundred Twelve Thousand Dollars ($49,612,000) (the "Base Purchase Price"), subject to adjustment as provided in
Section 2.3 of this Agreement.

            2.2 Assumption of Liabilities. As additional consideration for the transactions contemplated by this Agreement and as a material inducement for Sellers to enter into this Agreement, Buyer further agrees as follows:

                  (a) On and as of the close of business on the Closing Date, Buyer shall (i) assume, agree to pay, perform and discharge all of the obligations and liabilities of Sellers under the Assigned Agreements that accrue after the close of business on the Closing Date, and (ii) pay, perform and discharge those additional obligations and liabilities of Buyer and/or Sellers set forth below and none other (the "Assumed Liabilities"):

                        (i) all liability for any Taxes applicable to periods after the Closing Date arising from the operation of the Business and as otherwise provided in Section 6.9 of this Agreement;

                        (ii) any liability for any brokerage or
      similar charge or commission payable or incurred by Buyer in connection with this Agreement or the transactions contemplated hereby;

                        (iii) Buyer's Environmental Liabilities;

                        (iv) Buyer's Other Liabilities;

                        (v) any and all liabilities for bodily
      injury, death and property damage occurring after the close of business on the Closing Date arising out of or in connection with services performed or products manufactured that are sold and shipped by the Business (including any and all items of Inventory) after the close of business on the Closing Date;

                        (vi) all Warranty Costs incurred for any Product or Service Warranty for any product manufactured or service performed that is sold and shipped (including any and all items of Inventory) after the close of business on the Closing Date (whether or not the product was manufactured by the Business);

                        (vii) all Warranty Costs incurred after the close of business on Closing Date for Product or Service

      Warranty and all Recall Costs for all products manufactured and services performed that are sold and shipped on or before the close of business on the Closing Date (whether or not the product was manufactured by the Business), provided that in no event shall such Warranty Costs and Recall Costs exceed in the aggregate (i) $1,000,000 for the first twelve months following the Closing Date, and (ii) $800,000 for the next succeeding twelve months, provided, further, that Buyer shall be responsible for all Warranty Costs incurred after such twenty-four month period without any limitation whatsoever or contribution from or recourse against any Seller for such Warranty Costs, provided, however, that the foregoing shall not relieve Sellers with respect to any liability or obligation Sellers may have under Section 9.2(a) of this Agreement to Buyer with respect to the representations and warranties made by Sellers in this Agreement, subject, however, to the limitations on indemnification and on survival of such representations and warranties as provided in this Agreement; and, provided further, that Buyer shall have no liability or obligation for Recall Costs after such twenty-four month period;

                        (viii) any and all liabilities for expenses and fees incurred by Buyer arising out of in connection with the negotiation or execution of this Agreement, or the consummation of the transactions contemplated hereby or thereby;

                        (ix)          Buyer's Claims Liabilities;

                        (x)  those employee obligations referred to
      in Section 6.17 of this Agreement;

                        (xi)  any and all liabilities for royalty
      expense and commissions due pursuant to the provisions of the Assigned Agreements with respect to shipments of products and/or rendering of services from and after the Closing Date; and

                        (xii)  any and all liabilities for
      government recoupment fees due pursuant to the provisions of the Assigned Agreements with respect to shipments of products and/or rendering of services from and after the Closing Date.

                  (b) Except as specifically provided in Sections 2.2(a)(i) through 2.2(a)(xii), 6.3, 6.22 (to the extent provided in the Nashua Sublease), 6.23 and 9.3, 9.4 and 9.5 of this Agreement, Buyer shall not assume or be responsible for any lia-bilities or obligations of Sellers relating to the Business, the Assets or otherwise, and Sellers shall continue to be responsible for and shall pay, perform and discharge all such liabilities and obligations. Without limiting the generality of the preceding sentence, Buyer shall not assume or be responsible for, and Sellers shall continue to be responsible for and shall pay, perform and discharge all Excluded Liabilities.

                  (c) Sellers hereby agree to pay, perform and discharge all of the Excluded Liabilities in accordance with the respective terms and conditions thereof when the same become due and payable.

            2.3   Adjustment of Base Purchase Price.

                  (a) Subject to Section 2.3(b) of this Agreement, if the aggregate amount of Unbilled Receivables and Inventory as of the close of Business on the Closing Date is greater than Forty Nine Million One Hundred Sixty Thousand Dollars
($49,160,000), then the Base Purchase Price shall be increased by an amount equal to that excess. Subject to Section 2.3(b) of this Agreement, if the aggregate amount of Unbilled Receivables and Inventory as of the close of business on the Closing Date is less than Forty Nine Million One Hundred Sixty Thousand Dollars ($49,160,000), then the Base Purchase Price shall be decreased by an amount equal to that shortfall.

                  (b) Set forth on Schedule 2.3(b)-1 is a list that Buyer and Sellers agree upon as identifying all items of military Stock Inventory owned by Sellers as of January 31, 1995, listing all material items separately (the "Eligible Military Stock Inventory"). The parties agree that the aggregate amount of the Eligible Military Stock Inventory was, at January 31, 1995, Twenty-Four Million Three Hundred Nineteen Thousand Dollars ($24,319,000). For purposes of computing the aggregate amount of Unbilled Receivables and Inventory in accordance with Section 2.3(a) of this Agreement: (i) only the aggregate amount (determined in accordance with the Accounting Instructions) of the balance of the Eligible Military Stock Inventory owned by Sellers as of the close of business on the Closing Date shall be taken into account with respect to any military Stock Inventory; and (ii) military Stock Inventory, if any, purchased or otherwise acquired after January 31, 1995, shall not be included in determining the adjustment to the Base Purchase Price. For purposes of Section 2.3(a) of this Agreement, Unbilled Receivables and Inventory shall be determined as of the close of business on the Closing Date in accordance with the accounting instructions set forth on Schedule 2.3(b)-2 (the "Accounting Instructions").

                  (c) Within sixty (60) days after the Closing Date, Buyer shall determine the Unbilled Receivables and Inventory as of the close of business on the Closing Date and shall deliver to Sellers a statement (the "Final Statement") setting forth in reasonable detail the amount of Unbilled Receivables and Inventory as so determined in accordance with the Accounting Instructions and the resulting adjustments to the Base Purchase Price pursuant to Sections 2.3(a) and 2.3(b) of this Agreement. Sellers shall have forty five (45) days after receipt of the Final Statement to evaluate the Final Statement. If Sellers accept the Final Statement or do not give Buyer notice within such forty five (45) day period that it disputes the Final Statement or any portion thereof, then within seven (7) days after the expiration of such forty five (45) day period, Buyer shall pay to Sellers, or Sellers shall pay to Buyer, as the case may be, the net amount due as a result of any adjustment (or, if there is any dispute, the undisputed amount). If, however, within that forty five (45) day period Sellers give notice to Buyer that they dispute Buyer's determinations as set forth in the Final Statement, the parties shall confer with regard to the matter and an appropriate adjustment and payment shall be made as agreed upon by the parties; if they are unable to resolve the matter within an additional thirty (30) days after the giving of such notice by Sellers, a firm of independent certified public accountants of recognized standing (the "Accountants"), whose decision on the matter shall be final and binding on the parties, shall be designated by agreement between Sellers and Buyer to resolve such dispute (if they fail to agree within such thirty
(30) additional days, the Accountants shall be Price Waterhouse) and payment based on the Accountants' decision as to the Final Statement shall be made promptly after notification of the decision. The fees and expenses of the Accountants shall be borne 50% by Buyer and 50% by Sellers.

            2.4 Purchase Price Allocation. The purchase price shall be allocated among the Assets in accordance with Schedule
2.4 as agreed upon by the parties. The parties shall conform to that allocation for all pertinent tax purposes, and each of the parties shall file with the Internal Revenue Service ("IRS") a Form 8594 on a basis consistent with that allocation.

      3.    Closing.

            3.1 Date of Closing. The closing (the "Closing") under this Agreement shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York (or at such other place as the parties may agree upon in writing) upon at least five Business Days prior notice given by Buyer to Sellers within five Business Days after the last of the conditions specified in Sections 7.1 and 7.2 of this Agreement has been fulfilled (or waived), but in no event whatsoever later than December 10, 1995. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Section 8 of this Agreement.

            3.2 Outside Date for Closing. If the Closing has not occurred by December 10, 1995, Sellers or Buyer may terminate this Agreement by notice to the other. Upon termination pursuant to this Section 3.2 neither of the parties shall have any liability of any kind arising out of this Agreement other than for any liability resulting from its breach of this Agreement prior to termination. If the Closing is postponed pursuant to
Section 11 of this Agreement, and this Agreement is not otherwise terminated in accordance with the provisions of Section 11, the outside date referred to in this Section shall be extended by the period of the postponement as provided in Section 11.

      4. Representations and Warranties by Sellers. Each Seller represents and warrants to Buyer as follows:

            4.1 Organization and Authority. Each Seller is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has the full corporate power and authority to enter into and to perform this Agreement and to own lease and operate its properties as it now does and to carry on its business as it is presently being conducted. Each Seller is duly qualified and in good standing as a foreign corporation in all jurisdictions where the failure to so qualify or be in good standing would have a material adverse effect on the Business and/or the Assets. A list of such jurisdictions where any Seller is qualified as a foreign corporation is set forth on Schedule 4.1.

            4.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by each Seller have been duly authorized by all necessary corporate action of such Seller (including approval of its board of directors and/or its shareholders, if required), and this Agreement constitutes a valid and binding obligation enforceable against such Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Seller shall furnish to Buyer any documents reasonably requested by Buyer or Buyer's title insurance company and/or such other title insurer or title insurers (whether on a co-insurance or reinsurance basis) as may be satisfactory to Buyer which evidence the capacity and authorization of each of such Seller (and the signatories acting on behalf of it) to consummate the transactions contemplated hereby.

            4.3 No Conflicts. Subject to receipt of the consents and approvals referred to on Schedule 4.3, the execution, delivery and performance of this Agreement by Sellers will not
(i) conflict with their respective certificate of incorporation or by-laws and will not conflict with, or result in a breach or termination of, or constitute a default under, any lease, agree-ment, commitment or other instrument, or any order, judgment or decree, by which any Seller is bound, or to which any of the Assets is subject; (ii) constitute a violation by any Seller of any law or regulation applicable to it; (iii) result in the creation of any lien, claim, charge, security interest or encumbrance ("Lien") upon any of the Assets; or (iv) adversely affect the operation of the Business in any respect. Except as set forth on Schedule 4.3 and for the consents referred to in Sections 6.1 and 6.2 of this Agreement or otherwise provided by the terms of any of the Assigned Agreements but only insofar as such consents apply to the assignment of that particular Assigned Agreement, no consent, approval or authorization of, or desig-nation, declaration or filing with, any governmental authority or any person or entity is required on the part of any Seller in connection with the execution, delivery and performance of this Agreement.

            4.4   Title to Assets.  Except as set forth on Schedule
4.4 and except for the lien, if any, of current Taxes not yet due and payable, each Seller has, and at the Closing Buyer will receive, valid title, free and clear of any Liens, to all of the Assets to be conveyed by such Seller pursuant to this Agreement. Nothing in this Section 4.4 shall be deemed to constitute either an express or implied representation or warranty with respect to any restrictions which the terms and conditions of any of the Assigned Agreements impose solely on that Assigned Agreement and no other Assets.

            4.5 Condition of Personal Property. Except as set forth on Schedule 4.5, since May 30, 1995, all material equipment and other material tangible assets used or held for use in the Business have, in all material respects, been maintained in the ordinary course without any deferral of maintenance. Except as set forth on Schedule 4.5, since May 30, 1995, no material amount of such equipment or other tangible personal property (other than Inventory) has been removed from any Seller's premises. To the best of Sellers' knowledge, Schedule 1.1(b) contains a true and complete list of all material equipment and such other tangible personal property (other than Inventory) used or held for use in the Business as of September 30, 1995.

            4.6 Certain Subsidiaries. Sequa is the record and beneficial owner of all of the outstanding shares of capital stock of KMC and Sequa Export. The copies of the certificate of incorporation and by-laws of KMC and Sequa Export that have been delivered to Buyer are complete and correct and have not been amended. Sellers conduct the Business directly through Sequa's Kollsman Division, KMC and Sequa Export and through no other entity. There are no existing arrangements that require or permit any shares of KMC or Sequa Export to be voted by or at the discretion of anyone other than Sequa.

            4.7   Real Property Interests.

                  (a)   Except for the Title Exceptions listed on
Schedule 4.7(a)-1 (the "Permitted Exceptions"), Sequa has good and marketable fee title to the Land and Improvements and good and marketable leasehold title to the leasehold estates created by the Office Leases and the Nashua Lease, subject to the terms and conditions of those leases. No Seller has made any assignment, pledge or mortgage of, or granted any security interest in, any portion of the Real Property, or its leasehold interests in the Office Leases and the Nashua Lease. For purposes of this Agreement, the term "Title Exceptions" means any defects in, exceptions to, or conditions, liens, mortgages, encumbrances or other matters relating to title to any portion of the Real Property, whether evidenced by written instrument or otherwise evidenced; any encroachments upon any portion of the Real Property by improvements situated on other lands; any encroachments by the Improvements (including the improvements demised by the Office Leases and the Nashua Lease) onto any lands adjoining any portion of the Real Property; any boundary disputes regarding the boundaries of the Real Property; and the terms, provisions and conditions contained in any instruments evidencing or referring to any such defects, exceptions, conditions, liens, mortgages, encumbrances, encroachments, boundary disputes or other matters excepting any of the foregoing that do not individually or in the aggregate materially detract from or interfere with the use of the Land, Real Property or Improvements or the operation of the Business which, for purposes of this Agreement, shall be deemed to be Permitted Exceptions. The Land, the Improvements, the Office Leases and the Nashua Lease each comprise substantially all the real property interests of that type used in or held for use in connection with the operation of the Business.

                  (b) Except as otherwise disclosed in Schedule 4.7(b), no default on the part of any Seller exists, and, to the best of Sellers' knowledge, no non-monetary default exists, nor has any written notice thereof been received under the terms of any of the Real Property Documents which has not been remedied under the terms of such Real Property Document. To Sellers' knowledge, no circumstances or state of affairs presently exists which with notice, lapse of time, or both could reasonably be anticipated to result in the existence of a default on the part of any Seller under the terms of any of the Real Property Documents, or which could reasonably be anticipated to give any other party to any of the Real Property Documents the right to terminate such Real Property Document or pursue any other recourse or remedy against any Seller or the Real Property or the premises demised under the Office Leases or the Nashua Lease provided for at law or in equity or under the terms of such Real Property Document.

                  (c) Except as provided under the terms of the Office Leases or the Nashua Lease, no person, firm or entity has any possessory interest in, or any other rights with regard to the use of, any portion of the Real Property (whether pursuant to lease, sublease, rental, license, concession, management or other agreement, written or oral, now or hereafter in effect). No Seller has granted any rights to acquire or to lease any portion of the Real Property, including, without limitation, any renewals or extension options, or any part thereof or otherwise obtain any interest therein. No Seller has granted any rights of first refusal, rights of reverter or rights of first offer that are outstanding relating to the Real Property or any interest therein.

                  (d) True, complete and correct copies of all the Real Property Documents and of all written notices of default (if any) received with respect to the Real Property Documents and that remain pending have been delivered to Buyer and have been initialled by the appropriate Seller and Buyer.

                  (e) Sellers have no interest as a landlord in any lease or other agreement for the use and occupancy of all or any portion of the Land, Improvements or the premises demised under the Office Leases or the Nashua Lease.

                  (f)   There is no indebtedness or monetary
obligation secured by or in any manner constituting a lien, security interest or other monetary encumbrance on the Real
Property.

                  (g) The Real Property, and the construction, use and operation thereof, are, to Sellers' knowledge, in material compliance with all applicable local, state or federal laws, municipal ordinances or regulations, orders, rules or requirements of any federal, state, municipal department or other governmental authority having jurisdiction against or affecting the Real Property or the construction, ownership, maintenance, operation, use or improvement thereof (including, without limitation, applicable zoning, building, health and environmental laws, ordinances, regulations, orders, rules or requirements, and laws, ordinances, regulations, orders, rules or requirements applicable to the establishment and maintenance of working conditions for labor) ("Legal Requirements"), and no Seller has received written notice (which remains uncured) of, nor has any Seller any knowledge of, (i) any uncured violation of any applicable Legal Requirements whether or not officially noted or issued, or (ii) any condition relating to the Real Property which could reasonably be expected to constitute a material violation of any applicable Legal Requirements. Sellers shall give Buyer notice of any violation of any Legal Requirement of which any Seller obtains written notice or acquires knowledge between the date of this Agreement and the Closing Date.

                  (h)   There is no pending or, to the best of
Sellers' knowledge, threatened annexation or condemnation proceeding involving all or a portion of the Real Property.

                  (i) Except as disclosed on Schedule 4.7(i)-1, there are no, and for the past three years have not been any, proceedings seeking a reduction in real estate taxes imposed upon any portion of the Real Property (other than the premises demised under the Office Leases). There is no pending or, to Sellers' knowledge, threatened imposition of any special or other assessments affecting any portion of the Real Property or any penalties or interest due with respect to the real estate taxes assessed against all or any portion of the Real Property that are payable by the owner or, in the case of Real Property leased to any Seller, the tenant thereof or that could result in a Lien thereon. True and complete copies of all tax bills with respect to each portion of the Real Property (other than with respect to the land and improvements demised under the Office Leases) payable for the last three years have been initialled by Sellers and Buyer and have been annexed to this Agreement as Schedule 4.7(i)-2.

            4.8   Financial Statements; Other Financial Information.

                  (a)   Schedule 4.8 contains (x) an unaudited
balance sheet of the Business as of December 31, 1994, together with the related statements of operations for the twelve month period then ended, and (y) an unaudited balance sheet of the Business as of September 30, 1995 (the "Balance Sheet"), together with the related statement of operations for the nine month period then ended. Except as described in Schedule 4.8, all of the financial statements contained in Schedule 4.8 are in accordance with the books and records of Sellers, fairly present, in all material respects, the financial position and the results of operations of the Business as of the dates and for the periods indicated (subject to normal year end adjustments with respect to the Balance Sheet and the related statements for the nine months then ended none of which are material in any respect), which statements were provided to Sequa in accordance with its divisional reporting practices, which are subject to Sequa's further adjustments for the purposes of Sequa's financial reporting, which adjustments may be material.

                  (b) All of the accounts receivable of Sellers arising out of the Business and all of the Unbilled Receivables reflected in the Balance Sheet and/or Schedule M and Schedule CY-2 arose from bona fide transactions in the ordinary course of business. To the best of Sellers' knowledge, Schedule CY-2 contains a true and correct list of all Unbilled Receivables as of September 30, 1995. Nothing contained in this Agreement shall constitute a representation or warranty of collectibility of any Unbilled Receivable.

            4.9   Absence of Certain Changes.  Since January 31,
1995, Sellers have operated the Business in the ordinary course and consistent with past practice, and, except as set forth on
Schedule 4.9:

                  (a) there has been no material adverse change in the condition (financial or otherwise) or operations of the Business or the Assets;

                  (b) no Seller (as it relates to the Business) has (i) entered into any transaction that is material to the Business other than in the ordinary course, (ii) made any material change in its accounting methods or principles or (iii) incurred any indebtedness for borrowed money with respect to the Business or the Assets; or

                  (c) no Seller has granted or agreed to grant any general increase in any rate or rates of salaries, compensation or benefits to the employees of the Business or any specific increase in the salary, compensation or benefits to (x) any employee whose total salary and compensation after such increase would be at an annual rate in excess of $90,000, other than in the ordinary course of business, or (y) any other employee outside of the ordinary course of business;

                  (d) no Seller has established any new Benefit Plan, amended or modified any existing Benefit Plan or incurred any obligation or liability under any Benefit Plan materially different in nature or amount from obligations or liabilities incurred during similar periods in prior years;

                  (e) there presently are no Claims Receivable or Notes Receivable other than as indicated on Schedule 4.9(e) as may be updated through the close of business on the Closing Date;
and

                  (f)   there have been no purchases or other
additions of military Stock Inventory.

            4.10 Litigation; Compliance with Laws. Except as set forth on Schedule 4.10, there is no claim, litigation, proceeding or governmental investigation pending or, to the best of the knowledge of Sellers, threatened, nor is there any order, injunction or decree outstanding, against any Seller relating to the Business and/or the Assets which could reasonably be determined to have a material adverse effect on the Business and/or the Assets. To the best of Sellers' knowledge, no Seller is in violation of any law, regulation or ordinance or any other requirement of any governmental body or court with respect to the operation of the Business and/or the Assets the consequence of which could be reasonably expected to have a material adverse effect on the Business and/or the Assets, and no written notice has been received by any Seller alleging any such violation which has not since been remedied. Except as set forth on Schedule 4.10, within the past twelve (12) months, no Seller has entered into any written agreement with (and no such written agreement exists), had any material dispute with respect to any law, regulation or ordinance, or, to Sellers' knowledge, been the subject of any investigation by, any governmental authority or community group that could reasonably be expected to adversely affect the operation of the Business and/or the Assets.

            4.11 List of Agreements, Etc. Schedule 4.11 contains, with respect to the Business and the Assets, a complete list of:
(a) all Purchase Contracts, other than those that were entered into in the ordinary course of business and that involve an expenditure by Sellers of less than $75,000 for any one commitment or two or more related commitments; (b) all Personal Property Leases; (c) all Teaming Agreements; (d) all Customer Agreements (indicating which Customer Agreements relate to KMC);
(e) all Sales Contracts; (f) all Representative Agreements; (g) all Licensing Agreements; and (h) all other agreements, commitments and understandings (written or oral) that require payment by or to any Seller of more than $50,000 individually or that are otherwise material to the Business and/or the Assets.
True and complete copies of all of the leases, commitments and other agreements referred to on Schedules 4.11 and 4.12-4 have been delivered to Buyer.

            4.12 Employees. Attached hereto as Schedule 4.12-1 is a complete and correct list of the employees of Sequa and KMC employed solely in the Business ("Employees"), which list also includes each such employee's current salary, the date and amount of the last salary increase and the amount of any other compensation, including bonus, paid to such employee during the previous twelve month period or currently due, and such employee's position (specifying whether such position is with KMC or Sequa, place of employment, date of birth and date of employment). None of such compensation reflects settlements of any claims other than salary negotiations in the ordinary course of business consistent with past practice. Except as set forth on Schedule 4.12-2, none of the Employees has, since April 10, 1995, given written notice to Sequa or KMC of either a desire to terminate his or her employment or of any intention to terminate his or her employment upon a sale of the Business. Except as set forth on Schedule 4.12-3, since April 10, 1995, Sequa has not directed management of the Business to refrain from terminating any Employee other than in the ordinary course of business. No Employees are represented by any labor or trade union and, to the best of Sellers' knowledge, no movement to designate a collective bargaining unit to represent any of the Employees exists or, to Sellers' knowledge, is threatened. Except as set forth on
Schedule 4.12-4, the transactions contemplated by this Agreement will not trigger any extraordinary payment of any kind to any Employees other than an obligation to make severance payments solely pursuant to the Benefit Plans or otherwise as provided by the Benefit Plans.

            4.13 Status of Agreements. All leases, commitments and other agreements of Sellers to be assumed by Buyer were entered into in connection with and in the ordinary course of the Business. Each of the Assigned Agreements is presently in full force and effect in accordance with its terms and no written notice has been received by any Seller alleging any default under any of the Assigned Agreements. To the best of Sellers' knowledge, no Seller is in material default and, to the knowledge of Sellers, no other party is in default under any of the provisions of any of the Assigned Agreements, and, to Sellers' knowledge, no condition exists that, with notice or the lapse of time or both, could reasonably be expected to constitute a material default by any Seller or, to the knowledge of Sellers, any default by any other party to any of the Assigned Agreements.
No party to any of the Assigned Agreements has, in writing, made or asserted, or to Seller's knowledge, has, any defense, set off or counterclaim under any of the Assigned Agreements or has exercised any option granted to it to cancel or terminate any such Assigned Agreement, to shorten the term thereof or to renew or extend the term thereof, and no Seller has received any written notice to that effect. No party to any of the Assigned Agreements has accelerated its time for performance thereunder, and without limiting the foregoing, no party to any of the Assigned Agreements has prepaid any of its obligations thereunder or made any prepayment with respect thereto, and, except as set forth on Schedule 4.13 and in respect of Product and Service Warranty, no Seller has received any payment or other consideration or deposit or collateral with respect to or on account of obligations to be performed, in whole or in part, by Buyer (as Sellers' assignee) thereunder after the Closing Date, and no Billed Receivable is, or shall be, for or on account of obligations to be performed, in whole or in part, by Buyer (as Sellers' assignee) thereunder after the Closing Date, other than with respect to Product and Service Warranty as provided in this Agreement. As of the date of this Agreement, to Sellers' knowledge, each Seller has fully and timely performed all of the material obligations to be performed by it under each of the Assigned Agreements on or prior to the date of this Agreement.

            4.14  Intangible Assets.

                  (a) Schedule 4.14 contains a complete list of all patents, copyrights, service marks, service names, trademarks, trade names, logos, brands and registrations and applications for registration of any of them, and all material computer software programs and material media and other computer databases used in the Business. Sellers own, free and clear of any Lien (other than the restrictions contained in any Assigned Agreement listed on Schedule 4.14 solely with respect to that Assigned Agreement and no other Asset), all the Intellectual Property listed on Schedule 4.14.

                  (b)   To Sellers' knowledge, no Seller is
infringing any intellectual property of any third party or otherwise violating the rights of any third party, and no claim is pending which has not been remedied or, to Sellers' knowledge, threatened against any Seller alleging any such violation. To Sellers' knowledge, there has been no violation by others of any right of any Seller in any Intellectual Property. Except as set forth in Schedule 4.14, no Seller is a party to or bound by any license or other agreement requiring the payment by it of any royalty or similar payment in connection with the operation of the Business. Except as set forth in Schedule 4.14, Sellers have the right to transfer copies of all computer software to Buyer as set forth in Section 1.1(d) of this Agreement without violating any agreement to which any Seller is a party or any rights of any third party in that software.

            4.15 Insurance. Sellers maintain policies of fire and extended coverage and casualty, liability and other forms of insurance in connection with the Business and/or Assets in such amounts and against such risks and losses as are customary in the industry. Schedule 4.15 contains a complete list of all insurance policies held by Sellers in connection with the Business and/or the Assets and specifies the type of coverage, location and value of the property covered and expiration date of each of the policies maintained in connection with the Business and/or the Assets.

            4.16  Labor Disagreements.  Except as set forth on
Schedule 4.16, with respect to the Business: (a) to the best of Sellers' knowledge, each Seller is in material compliance with all applicable laws and regulations regarding employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice;
(b) there is no unfair labor practice charge or complaint against any Seller pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the knowledge of Sellers, none is or has, within the last eighteen (18) months, been threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting any Sellers and, to the knowledge of Sellers, none is or has, within the last eighteen (18) months, been threatened; and (d) no grievance which might have a material adverse effect on the conduct of the operations of the Business and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Sellers, none is or has, within the last eighteen (18) months, been threatened.

            4.17  Employee Benefit Plans.

                  (a) Schedule 4.17 sets forth a list of (i) each employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
(ii) to the extent not covered under (i) above, each fringe benefit, stock option, bonus, incentive compensation, deferred compensation, excess, supplemental executive compensation, employee stock purchase, vacation, sickness or disability, severance or separation, restricted stock or other employee benefit plan, policy or arrangement, whether written or oral, maintained or contributed to within the last twelve months by any Seller or by a Common Control Entity (as defined below) for the benefit of Employees or former Employees (the "Benefit Plans"). Except as otherwise set forth on Schedule 4.17, no Benefit Plan provides health, dental, life insurance or other welfare benefits (whether on an insured or self-insured basis) to Employees or former Employees after their retirement or other termination of employment (other than continuation coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") which may be purchased at the sole expense of the Employee or former Employee).

                  With respect to each Benefit Plan, each Seller has heretofore delivered to Buyer true and complete copies of the following documents, where applicable: (i) the text of the Benefit Plan and of any trust or insurance contract maintained in connection therewith, (ii) the most recent annual report (Form
5500 series) together with required schedules filed with the IRS and any financial statements or opinions required under ERISA,
(iii) the most recent summary plan description and all modifications, (iv) the most recent determination letter issued by the IRS and the related submission and communications with the IRS, and (v) the most recent actuarial report.

                  (b) With respect to each employee benefit plan or arrangement (including the Benefit Plans) maintained or contributed to by Sellers or any corporation or other trade or business under common control with any Seller (as determined under Section 414(b) or (c) of the Code, a "Common Control Entity"), (i) there is no actual or contingent liability under Title IV of ERISA or the Code to any person or entity, including the Pension Benefit Guaranty Corporation, IRS, any such plan or the participants (or their beneficiaries) in any such plan, (ii) the Assets have not been subject to a lien under ERISA or the Code and (iii) there is no basis for such liability or the assertion of any such lien with respect to the Assets as the result of or after the consummation of the transactions contemplated by this Agreement.

            4.18  Environmental Matters.

                  (a)   Except as disclosed in Schedule 4.18,
Sellers and all of the property leased or owned by them and used in the Business is, to the best of Sellers' knowledge, in material compliance with all federal, state and local laws, regulations, rules, orders, decrees, ordinances, guidance documents promulgated by governmental regulatory entities and common law relating to human health, and the pollution or protection of human health or the environment, including, but not limited to, laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws"). "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products, petroleum-derived substances, radiation, radioactive materials, polychlorinated biphenyls, lead based paint, urea formaldehyde, asbestos or any materials containing asbestos and any other substance listed in, regulated by or that could result in liability under any Environmental Laws.

                  (b) Except as disclosed in Schedule 4.18: (i) to the best of Sellers' knowledge, there are no past or present actions, activities, events or incidents, including, but not limited to, the release, emission, discharge or disposal of any Material of Environmental Concern, occurring prior to Seller's ownership or occupancy of the Real Property, and (ii) to the best of Sellers' knowledge, there are no past or present actions, activities, events or incidents, including, but not limited to, the release, emission, discharge or disposal of any Material of Environmental Concern, occurring during any Seller's ownership or occupancy of the Real Property, that, in either case, could reasonably be expected to form the basis of any claim against or violation by any Seller, or against any person or entity whose liability for any claim or violation arises under Environmental
Laws that any Seller has (or may have) retained or assumed either contractually or by operation of law relating to the Business and/or the Assets.

                  (c) Except as set forth on Schedule 4.18, with respect to the Business (i) to the best of Sellers' knowledge, there are no on-site or off-site locations where any Seller has stored, disposed or arranged for the disposal of Materials of

Environmental Concern, (ii) there are no underground storage tanks located on property owned or leased by any Seller, (iii) there is no asbestos or asbestos-containing materials contained in or forming part of any building, building component, structure or office space owned or leased by any Seller, (iv) no polychlorinated biphenyls (PCBs) are used or stored at any property owned or leased by any Seller, and (v) none of the electrical equipment located at the real property owned or leased by any Seller contains any PCBs.

                  (d) Except as disclosed in Schedule 4.18, to the best of Sellers' knowledge, Materials of Environmental Concern have not been transported or disposed of from the property now or previously used by any Seller in the Business in a manner or to a location which could reasonably be expected to give rise to liability under Environmental Laws. Except as disclosed in
Schedule 4.18, none of the real property comprising the Assets is listed or, to Sellers' knowledge, proposed for listing on the National Priorities List pursuant to the Comprehensive
Environmental Response, Compensation and Liability Act
("CERCLA"), 42 U.S.C. . 9601 et seq., or any similar inventory of sites requiring investigation or remediation maintained by any state. No Seller has received any written notice which remains uncured from any governmental entity or third party of any actual or threatened liability arising under the Environmental Laws with respect to the real property comprising the Assets or the conduct of the Business.

                  (e) To the best of Sellers' knowledge, except as disclosed on Schedule 4.18, Sellers hold, and are in material compliance with, all permits, licenses, registrations or other authorizations required to be held by Sellers under Environmental Laws in connection with the Business ("Environmental Permits").

            4.19 Permits and Licenses. Schedule 4.19 sets forth a complete list of all permits, licenses, franchises and other authorizations relating to the Business and/or the Assets held by any Seller, including without limitation, Real Property Permits and Environmental Permits (collectively, the "Permits"). To the best of Sellers' knowledge and except as disclosed on Schedule 4.19, Sellers have all material permits, licenses, franchises and other authorizations necessary for the conduct of the Business and the possession, ownership and use of the Assets by Sellers.
All Permits are valid and in full force and effect.

            4.20 Taxes. No Seller is a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

            4.21 Inventory. All items of Inventory are being purchased on an "AS IS/WHERE IS" and "WITH ALL FAULTS" basis; except that since May 30, 1995, Sellers have continued to maintain the Inventory in the ordinary course of business consistent with past practice. Schedules AB and CR are, to the best of Sellers' knowledge, true and complete lists of the Contract Inventory and the Stock Inventory, respectively, as of September 30, 1995.

            4.22 Sufficient Assets. The Assets include all of the assets reflected on the Balance Sheet (except Excluded Assets and assets sold or otherwise disposed of in the ordinary course of business since January 31, 1995), and constitute all of the assets used in or held for use for the conduct of the Business in the manner in which it has been conducted by Sellers.

            4.23 Transactions with Affiliates. Except as set forth on Schedule 4.23: (a) since January 31, 1995 there has been no material transaction relating to the Business between any Seller and any Affiliate thereof, (b) there is no indebtedness, liability or obligation of, or guaranty of indebtedness made by, any Seller to any Affiliate thereof relating to the Business, and
(c) there is no indebtedness, liability or obligation of, or guaranty of indebtedness made by, any Affiliate of a Seller to a Seller relating to the Business.

            4.24 Products; Customers; Suppliers. Schedule 4.24 lists since January 1, 1995, (a) the ten largest suppliers of the Business measured by purchases and, to the best of Sellers' knowledge, all material sole source suppliers; and (b) the ten largest customers of the Business measured by sales. Except as set forth on Schedule 4.24, no Seller is engaged in any pending material dispute with any of those customers or suppliers and no such customer or supplier has since January 1, 1995 notified any Seller in writing that it is considering termination, non-renewal or any adverse modification of its agreement or arrangement with respect to the Business.

            4.25 Product Warranties. Set forth as Schedule 4.25 is a description of all material written Product and Service
Warranties made by Sellers with respect to each category of products and services sold and to be sold as of the date hereof or on or prior to the Closing Date and which remain outstanding as of the date hereof. Except by operation of law (to the extent not effectively excluded or disclaimed) and as set forth in
Schedule 4.25, to the best of Sellers' knowledge, no Seller has given any other written warranty concerning the nature, merchantability, fitness for a particular purpose or expected performance in connection with the products and services shipped and/or sold or contracted to be shipped and/or sold by the Business on or prior to the Closing Date. Except as disclosed on
Schedule 4.25 and since January 1, 1990, no products or services shipped and/or sold or contracted to be shipped and/or sold by the Business on or prior to the Closing Date have at any time been subject to any voluntary or mandated governmental recall

(whether federal, state, local or foreign), and, to the best of Sellers' knowledge, there is no presently existing circumstance that could reasonably be expected to constitute a valid basis for any such recall.

            4.26 FCPA Compliance. The accounting procedures and control systems of Sellers relating to the Business are, to Sellers' knowledge, sufficient to comply in all material respects with the requirements of the Foreign Corrupt Practices Act, 15 U.S.C. .. 78m, 78dd-1, 78dd-2, 78ff (1986), as amended.

            4.27 Certain Affiliates. All Affiliates of Sellers that have a name containing the word "Kollsman" or the abbreviations "KMC", "KIC" or "KSM" or that do business under any such name, are listed on Schedule 4.27. At the Closing, and from time to time thereafter, Sellers shall take such action, or cause any such Affiliate to take such action, as Buyer may reasonably request in order to change the name of any Seller or any such Affiliate to a name not containing the word "Kollsman" or the abbreviations "KMC", "KIC" or "KSM".

            4.28 KSAL. KSAL is a duly organized and in good standing under the laws of its country of organization and is more particularly described in Schedule 4.28. Sequa owns an interest in KSAL, as more particularly described on Schedule 4.28 subject only to those Liens that are described on Schedule 4.28.

The sole asset of KSAL consists of cash. KSAL has not entered into any agreement of any nature whatsoever and has no liabilities or obligations of any nature whatsoever. The line item referred to as "Investments" on the Balance Sheet consists entirely of Sequa's minority ownership interest in KSAL.

            nME No Misrepresentation. No representation or warranty by any Seller in this Agreement (including the Schedules and Exhibits to this Agreement) and no statement made or contained in any certificate or instrument delivered or to be delivered to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in this Agreement (including the Schedules and Exhibits to this Agreement) not misleading at the time given or on the Closing Date. Sellers make no representation or warranty with respect to Schedules 2.3(b)-1, 2.3(b)-2, 2.4, 5.5, 6.8, 6.9, 6.18
and 6.21.

      5. Representations and Warranties by Buyer. Buyer represents and warrants to Sellers as follows:

            5.1 Buyer's Organization. Buyer is a corporation duly organized and validly existing under the law of Delaware and has the full power and authority to enter into and perform this Agreement in accordance with its terms.

            5.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary action of Buyer (including approval by the board of directors or executive committee of EL-OP, U.S., Inc.) and this Agreement constitutes the valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            5.3 Consents of Third Parties. The execution, delivery and performance of this Agreement by Buyer will not
(a) conflict with the certificate of incorporation or by laws of Buyer and will not conflict with or result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree to which Buyer is a party or by which Buyer is bound, or (b) constitute a violation by Buyer of any law or regulation applicable to Buyer.

            5.4 Litigation. There is no claim, litigation, proceeding or governmental investigation pending or, to Buyer's knowledge, threatened, or any order, injunction or decree outstanding, against Buyer, that would prevent the consummation of the transactions contemplated by this Agreement.

            5.5 Financial Statements. Schedule 5.5 contains an audited balance sheet of each of Buyer and Guarantor as of December 31, 1994. Such balance sheets are in accordance with the respective books and records of each of Buyer and Guarantor and fairly present, in all material respects, the financial position of each of Buyer and Guarantor as of such date and have been prepared in accordance with generally accepted accounting principles consistently applied.

            5.6 Adequate Funds. Buyer has all funds or absolute binding commitments to obtain all funds required to consummate the transactions contemplated by this Agreement.

      6.    Further Agreements of the Parties.

            6.1 Government Approvals. The parties shall, in an expeditious manner, fully cooperate in obtaining such U.S. and Israeli Governmental clearances and consents and in making such Governmental submissions and providing such notices as are required or which Buyer may require in connection with the transactions provided for in this Agreement, including, without limitation, submissions on or before November 10, 1995 to the Defense Investigative Service and the Committee on Foreign

Investments in the United States ("CFIUS"), and notice to the applicable security agency. Each party shall pay its own costs and expenses in connection with such activities, except that the fees and expenses of McKenna & Cuneo, counsel which the parties have retained to assist with such activities, shall be paid 50% by Buyer and 50% by Sellers. The receipt by Buyer of all such clearances and consents shall be a condition precedent to Buyer's and Sellers' obligations to consummate the transactions hereunder, all as set forth in Sections 7.1 and 7.2 of this Agreement.

            6.2 Hart-Scott-Rodino Act. On or before November 10, 1995, each party shall, in cooperation with the other, file with each of the Department of Justice and the Federal Trade
Commission any reports or notifications that may be required to be filed by it under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") in connection with the transactions contemplated by this Agreement, shall promptly comply with all requests for further documents and information made by the Department of Justice or the Federal Trade Commission, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. The fees due from either party under the HSR Act in connection with the filing of any of those reports or notifications shall be borne by Buyer.

            6.3 Back-Ups. Sellers represent and warrant to Buyer that Schedule BJ sets forth a true and complete list of all Letters of Credit. At the Closing, Buyer shall deliver to
Sellers: guarantees in form and substance satisfactory to Sellers in their sole discretion as well as a grant of a security interest in favor of Sellers in the Assets, subordinated only to Buyer's bank financing, an acceptable intercreditor agreement and provisions for tangible net worth of not less than the aggregate principal amount of the letters of credit set forth on Schedule 1.2(d) to the extent and for so long as they survive and the maintenance thereof; or substitute or back-up letters of credit, surety and performance bonds or other similar instruments (or evidence satisfactory to Sellers and its counsel of the establishment of the same), each in the aggregate principal amount and with terms described on Schedule 1.2(d), and from banks or other appropriate responsible financial institutions named on Schedule 1.2(d) to replace or collateralize the corresponding Letters of Credit set forth in Schedule 1.2(d).

            6.4   Operations of the Business.

                  (a) From the date of this Agreement through the Closing Date, except with the prior written consent of Buyer:

                        (i)   Sellers shall operate the Business in
      the ordinary course and consistent with past practice;

                        (ii)        No Seller shall, except in the
      ordinary course of business and consistent with past practice, (i) enter into any transaction or incur any liability or obligation, (ii) sell or transfer any of the assets relating to the Business except that items may be sold provided such items are replaced with items of equal or greater value, (iii) grant or agree to grant any general increases in the rates of salaries or compensation payable to employees of the Business, except for annual increases at times and in amounts consistent with past practices,
      (iv) grant or agree to grant any specific bonus or increase to any employee of the Business, (v) hire or terminate the employment of any employee of the Business, or (vi) provide for any new pension, retirement or other employment benefits for employees of the Business or any increase in any existing benefits;

                        (iii)       No Seller shall enter into any
      lease or agreement, modify any existing lease or agreement or create any Title Exception, with respect to the Real Property. No Seller shall commence any proceeding, or settle any pending proceeding, seeking a reduction of real property taxes with respect to the Real Property; and

                        (iv) Each Seller shall maintain all of its Assets consistent with past practice with no deferral of maintenance, replace all items of equipment (excluding all items that are not currently being used) at time intervals consistent with past practice, and, subject to Section 11 of this Agreement, repair or replace any asset that may be damaged or destroyed, if consistent with past practice;

                  (b) Buyer shall incur no liability or obligation to Sellers for granting or withholding any consent under this
Section 6.4.

            6.5 Notices. Sellers shall (promptly after obtaining knowledge thereof) notify Buyer in writing of, and furnish any information which Sellers have or that Buyer may request with respect to any event or condition of which Sellers have knowledge that would cause any of Sellers' representations and warranties contained in this Agreement to be inaccurate in any material respect, including, without limitation, any material claim, litigation, proceeding or governmental investigation threatened or asserted by or against Sellers relating to the Business and/or the Assets, or any material development with respect to any such claim, litigation, proceeding or investigation. Any notice required to be given pursuant to this Section 6.5 shall specify that it is being given pursuant this Section 6.5.

            6.6 Disclaimer as to Physical Condition. Prior to the Closing Date, Buyer and Buyer's agents shall have had performed any and all inspections, reviews, tests, examinations and investigations of all aspects of the Assets, as Buyer shall deem necessary or appropriate with respect to the physical condition of the Assets. Sellers and Buyer acknowledge that Buyer is acquiring the Assets solely on the basis of Sellers' representations or warranties in this Agreement or any of the documents executed by Sellers at the Closing, and Buyer's due diligence examinations of the Assets. EXCEPT AS SET FORTH IN
THIS AGREEMENT AND SUCH OTHER DOCUMENTS:  (I) THIS SALE IS
WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR
IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTY OF INCOME
POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE, AND EACH SELLER DOES HEREBY DISCLAIM
AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND
THE DOCUMENTS BEING EXECUTED BY SUCH SELLER AT THE CLOSING AND NO OTHER; AND (II) BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLED, FROM
SELLERS OR ANY AGENTS OR BROKERS AS TO ANY MATTER CONCERNING THE ASSETS, INCLUDING WITHOUT LIMITATION: (1) THE CONDITION OR SAFETY
OF THE REAL PROPERTY AND THE IMPROVEMENTS THEREON, INCLUDING, BUT

NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS AND GEOLOGY, LOT SIZE OR SUITABILITY OF THE REAL PROPERTY AND THE IMPROVEMENTS FOR A PARTICULAR PURPOSE; (2) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (3) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (4) THE FITNESS OF ANY PERSONAL PROPERTY OR FIXTURES; OR (5) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND OR IN GOOD CONDITION.

            6.7 Discharge of Liabilities. Sellers shall, on the Closing Date, pay all Excluded Liabilities (including but not limited to all accounts payable and other liabilities that arose out of the operations of the Business prior to the close of business on the Closing Date) only to the extent that they are then due and payable, and Sellers shall thereafter pay when due all such Excluded Liabilities, including such accounts payable and other liabilities that become due and payable thereafter. In addition, Sellers shall, on the Closing Date, cause to be removed and discharged any Title Exception affecting the Real Property which is not a Permitted Exception.

            6.8 Certain Consents and Approvals to Assignment. Set forth on Schedule 6.8 hereto is a list of certain consents, covenants, approvals or similar acknowledgements that are required in connection with the consummation of the transactions contemplated by this agreement ("Required Consents"). With respect Required Consents:

                  (a)  the parties will use their reasonable
commercial efforts to obtain all Required Consents on or prior to the Closing Date;

                  (b)  if the parties are unable to obtain a
Required Consent, then, (i) with respect to the contract, lease, license, permit, approval or other item with respect to which such Required Consent is not obtained, this Agreement shall not constitute or be deemed to be an assignment or an agreement to assign such item if an attempted assignment without such Required Consent would constitute a breach of or default under such item or create in any party thereto the right or power to cancel or terminate such item, and (ii) Buyer shall be entitled to terminate this Agreement in accordance with Section 10.1(b) of this Agreement if all Required Consents have not been obtained at least five (5) days prior to the Closing Date; and

                  (c) neither Sellers nor Buyers will be obligated to incur out-of-pocket expenses (except for reasonable travel expenses) or commence litigation in order to obtain any Required
Consent pursuant to this Section 6.8.

            6.9 Sales Taxes and Transfer Taxes and Allocated Expenses. Buyer shall be responsible for (i) any state or local sales and use taxes payable in connection the sale of the Assets and (ii) any stamp or transfer taxes, real property taxes or recording fees assessed in connection with the sale of the Assets, except for clause (ii) with respect to New Hampshire, which Buyer and Sellers shall share on a 50/50 basis. At the Closing, Sellers, on the one hand, and Buyer, on the other hand, shall allocate all real estate taxes in accordance with Schedule 6.9.

            6.10 Expenses. Unless otherwise provided in this Agreement, each party shall bear its own expenses incurred in connection with the negotiation and preparation of this Agreement and in connection with all obligations required to be performed by it under this Agreement.

            6.11  Access to Information Prior to and After Closing.

                  (a) Prior to the Closing, Buyer and its
representatives may make such reasonable investigation of the assets and business of the Business as it may desire, and Sellers shall give to Buyer and to its counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of the assets, books, commitments, agreements, records, employees, customers, suppliers and files of Sellers relating to the Business and/or the Assets, and Sellers shall furnish to Buyer during that period all documents and copies of documents and information concerning the business and affairs of the Business and/or the Assets as Buyer reasonably may request. All information furnished to Buyer by Sellers under this Section 6.11 shall be subject to that certain Confidentiality Agreement, dated November 30, 1994 between Sequa and Buyer.

                  (b) For a period of seven (7) years following the Closing, the parties will retain all business records reflecting the assets and liabilities of or relating to the Business in existence as of the Closing, including, without limitation, those related to the Excluded Assets and the Excluded Liabilities (the "Business Records"). During such period, the parties will afford authorized representatives of one another free and full access, subject to applicable law and governmental clearance, of all of the Business Records at reasonable times and during normal business hours at the principal business office of the Business or of the Sellers or any of them, as appropriate, or at such other location or locations at which the Business Records may be stored or maintained from time to time, and will permit such representatives to make abstracts from, or copies of, any of the Business Records, or to obtain temporary possession of any thereof as may be reasonably required by the requesting party at such party's sole cost and expense. If any party proposes to destroy any Business Records after the expiration of seven (7) years following the Closing, it shall provide written notice of such intent to the other parties. If within 30 days after receipt of such notice, the other party notifies the first party of its desire to retain the Business Records, the responding party shall be entitled to remove and retain (at its own cost and expense) the Business Records that the first party proposes to destroy, within 90 days after the sending of the response.

            6.12 Additional Information. Sellers shall promptly deliver to Buyer copies of all financial statements and reports which are reasonably requested by Buyer and, in either case, without representation or warranty as to the truth or accuracy of the same relating to the Business that may be prepared by it during the period from the date of this Agreement to the Closing Date. Sellers shall furnish to Buyer any other information concerning the financial and operating condition of the Business and/or the Assets that Buyer from time to time may reasonably request.

            6.13  Business Disclaimer.

                  (a) Except for representations and warranties expressly set forth in this Agreement, the Schedules and the documents and instruments delivered pursuant to this Agreement at Closing, Buyer UNDERSTANDS AND AGREES THAT NONE OF SELLERS OR

ANYONE ACTING ON THEIR BEHALF, MAKES ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES (EXCEPT AS SET FORTH HEREIN) WITH RESPECT TO THE FINANCIAL CONDITION, ASSETS, PROPERTIES OR BUSINESS (CURRENT, FIXED, PERSONAL, REAL TANGIBLE AND INTANGIBLE) REFERRED TO HEREIN, INCLUDING BUT NOT LIMITED TO, CAPACITY, SUITABILITY, UTILITY, SALABILITY, AVAILABILITY, PROFITABILITY, COLLECTIBILITY AND OPERATION.

                  (b) Buyer will purchase the Assets and will enter into the transactions contemplated by this Agreement with the understanding, acknowledgement and agreement by Buyer that no representations or warranties, express or implied, are made with respect to future prospects (financial or otherwise) of the Business.

                  (c) Except as provided in this Agreement and the Schedules hereto, Sellers expressly disclaim (and Buyer accepts such disclaimer) any and all obligation or liability for representations and warranties, express or implied, contained in, or for omissions from, any written or oral communications, including, without limitation, due diligence materials heretofore transmitted to or in any matter obtained by, Buyer in the course of its investigation of the Business. Buyer represents and warrants that, in Buyer's determination to buy the Assets and to consummate the transactions contemplated by this Agreement, Buyer has not relied on any information previously delivered or otherwise acquired, learned or obtained, but rather is entering this transaction solely upon the basis of the express representations and warranties contained in this Agreement.

                  (d)   Notwithstanding the foregoing, Sellers
hereby represent and warrant to Buyer that those written materials that are described on Schedule 6.13, are true, correct and complete copies of the documents and materials that they purport to be, provided that, no representation or warranty is made with regard to the accuracy or completeness of the statements made therein.

            6.14 Covenant Against Competition, Solicitation and Disclosure. To accord to Buyer the full value of its purchase, Sellers and Buyer shall enter into an agreement in the form of
Exhibit 6.14 (the "Non-Competition Agreement"), which provides that none of Sellers or their respective Affiliates shall subject to certain limitations and exceptions contained in the Non-Competition Agreement (a) for a period of five (5) years after the Closing Date, directly or indirectly, engage or become interested in (as owner, stockholder, partner or otherwise) any business or entity that engages anywhere in the world in any business competitive with the Business, (b) at any time disclose to anyone, or use in competition with the Business, any information with respect to any confidential or secret aspect of the operations of the Business and that of the customers of the

Business, except as required by law or as relates to the Excluded Assets and/or Excluded Liabilities, or (c) for a period of five
(5) years after the Closing Date, solicit for employment or hire any employee of the Business on the date of this Agreement or on the Closing Date. Each Seller acknowledges that the remedy at law for breach of the provisions of this Section 6.14, or the Non-Competition Agreement will be inadequate and that, in addition to any other remedy Buyer may have, it will be entitled, under the terms of this Agreement and the Non-Competition Agreement, to an injunction restraining any such breach or threatened breach, without any bond or other security being required (subject to money damages in the event Buyer wrongfully obtains injunctive relief without any such security). If any court construes the covenant in this Section 6.14 or the corresponding covenant in the Non-Competition Agreement, or any part thereof, to be unenforceable because of its duration or the area covered thereby, the court shall have the power to reduce the duration or area to the extent necessary so that the provision is enforceable, and such provision, as reduced, shall then be enforceable.

            6.15  Accounts Receivable.

                  (a) If any Seller shall at any time after the Closing receive any payments with respect to any Assets, including Unbilled Receivables, it shall immediately forward such payments to Buyer. If Buyer shall at any time after the Closing receive any payments with respect to any Excluded Assets, including Billed Receivables, retained by Sellers pursuant to the provisions of Section 1.2 of this Agreement, it shall immediately forward such payments to Sequa. Buyer and Sellers will exchange reports of daily receipts to assure proper identification and allocation of receipts in respect of Billed Receivables and Unbilled Receivables.

                  (b)   For the purpose of complying with paragraph
(a) above, any payment received by Buyer or Sellers with respect to an account receivable after the Closing that is specifically identified by a payor as relating to a specified account receivable shall be applied to that receivable. If no account receivable is identified by the payor, the recipient shall inform the other party of its receipt of the payment promptly after its receipt thereof and, simultaneously therewith, request in writing of the payor that it specifically identify in writing the account receivable in respect of which the payment was made. If the payor does so specify an account receivable, the payment shall be applied to that receivable. If the payor fails to specify an account receivable within forty-five (45) days after the making of such a request, the payment received by Buyer or Sellers shall first be applied to the earliest account receivable due from that debtor.

            6.16 Other Action. Each of the parties to this Agreement shall use its commercially reasonable efforts to cause the Closing to be held at the earliest practicable date and, in that connection, to cause the fulfillment at the earliest practicable date of all of the respective conditions to the obligations of the parties to consummate the sale and purchase under this Agreement.

            6.17  Employee Matters.

                  (a) Except as otherwise provided below, Buyer shall, as of the close of business on the Closing Date, offer employment to all Employees who are actively at work in the Business or are on temporary disability, worker's compensation, leave of absence, vacation or sick leave on the Closing Date.
The terms and conditions to be offered by Buyer to each of such Employees shall be substantially equivalent to the terms and conditions being paid to each such Employee by Sellers on the Closing Date. The employment by Buyer of any Employee who accepts the terms and conditions of employment offered by Buyer will commence as of the close of business on the Closing Date. For purposes of this Agreement, Employees who accept employment with Buyer as of the close of business on the Closing Date are hereinafter referred to as "Post-Closing Employees." With respect to any Post-Closing Employee who, during the period continuing for four (4) months following the Closing Date, Buyer either terminates (other than for cause) or does not continue to offer terms and conditions of employment that are substantially equivalent to the terms and conditions of employment being paid to such Post-Closing Employee by Sellers on the Closing Date, Buyer shall reimburse Sellers for any severance payments and related payments required to be made by Sellers in accordance with the severance plan described on Schedule 6.17 to such Post-Closing Employee. Sellers agree to cooperate with Buyer by permitting Buyer throughout the period prior to the Closing Date to meet with Employees at such reasonable times as shall be approved by a representative of Sellers and to distribute to such Employees such forms and other documents relating to employment by Buyer after the Closing Date as Buyer shall reasonably request. Although Buyer has no present intention of terminating the employment of any Post-Closing Employees or reducing the compensation of any such Post-Closing Employee, other than for "cause" or by reason of a change in circumstances affecting or relating to the Business, nothing in this Section 6.17 shall be deemed to require Buyer to retain any of the Post-Closing Employees for any fixed period of time or at any particular compensation rate or in any particular position or prevent Buyer from being able to continue, modify or establish such benefits and conditions of employment as it shall determine in its sole discretion. Nothing herein contained shall grant to any person any right of employment, nor shall anything herein contained constitute an agreement to employ any person.

                  (b) Buyer will not assume any of the Benefit Plans, or any rights, duties, obligations or liabilities thereunder, nor shall it become a successor employer or be responsible in any way for Sellers' or a Common Control Entity's participation in or obligations or responsibilities with respect to any Benefit Plan, nor shall it be obligated by this Agreement to make any provision with respect to employee benefits after the Closing Date. Employment of all Employees and coverage of all such Employees, their dependents and beneficiaries under any Benefit Plans, shall in all respects terminate as of the close of business on the Closing Date.

                  (c) Each Seller shall pay to each Employee, as applicable, (i) the value of any accrued but unused vacation entitlements and all other accrued benefits of such employee as of the Closing Date as soon as practicable after the Closing Date and in the case of the pension plan, and 401(k) plan, in accordance with the provisions of such plans, and (ii) a pro rata portion of the amount which would be payable to such Employee under any incentive or bonus plan described on Schedule 4.17 for the period from January 1, 1995 up to and including the Closing Date, promptly after the adjustments referred to in Section 2.3 of this Agreement have been finally determined and made.

            6.18 Further Assurances. At any time and from time to time after the Closing, each of the parties shall, without further consideration, execute and deliver to the other party such additional instruments of transfer and assumption, and shall take such other action as the other may request to carry out the transactions contemplated by this Agreement and effect an orderly transition including, without limitation, those matters referred to in Schedule 6.18.

            6.19  Miscellaneous Real Estate Documents.  Schedule
6.19 contains: (i) to the extent available, a copy of any Seller's existing title insurance policy for each parcel of the Real Property, and (ii) true, correct and complete copies of all of the Real Property Documents.

            6.20 Payment of Costs and Expenses. Each Seller shall pay all fees and expenses of its legal counsel and other advisors. Buyer shall pay for the cost of the surveys of the Land and of its due diligence investigation of the Real Property, the cost of any title insurance which it may elect to obtain and all fees and expenses of its legal counsel and other advisors.

            6.21 Insurance Coverage. With respect to liability for bodily injury, death and property damage occurring after the close of business on the Closing Date arising out of or in connection with products manufactured or services performed and sold or shipped prior to close of business on the Closing Date, Buyer shall obtain and maintain for not less than 10 years after the Closing Date, to the extent available, the insurance coverages listed on Schedule 6.21 which insurance will include a waiver of subrogation. The cost of such coverages shall be borne as between Sellers and Buyers on a 50/50 basis. Buyer shall
(i) furnish Sellers, from time to time upon request, with copies of the insurance policies required to be maintained pursuant to this Section 6.21, together with all amendments thereto,
(ii) require the carriers to furnish to Sellers, copies of any notice of expiration or termination or modification or similar notice with respect to any such insurance policy.
Notwithstanding anything to the contrary in this Agreement, Buyer shall have no obligation with respect to liability for bodily injury, death and property damage occurring after the close of business on the Closing Date arising out of or in connection with products manufactured or services performed and sold or shipped on or prior to the close of business on the Closing Date, other than to comply with the provisions of this Section 6.21.

            6.22 Nashua Lease. At the Closing, the appropriate Seller shall sub-lease the premises demised under the Nashua Lease on the terms and conditions set forth in a sub-lease in substantially the form annexed hereto as Exhibit 6.22 (the "Nashua Sub-lease")

            6.23  Warranty Costs and Recall Costs Reimbursement.

                  (a) Buyer shall maintain a detailed record and account, including unit serial numbers, of Warranty Costs and Recall Costs incurred during each of the first two 12 month periods following the Closing Date with respect to any product manufactured or service performed that is sold and shipped on or before the close of business on the Closing Date and prepare a quarterly report of such Warranty Costs and Recall Costs and send a copy thereof to Sellers. Sellers or their representatives shall have reasonable access during normal business hours to inspect Buyer's records to verify the information contained in such reports.

                  (b) If the Warranty Costs and Recall Costs at any time during either of the 12 month periods immediately following the Closing Date shall exceed (i) $1,000,000 in the aggregate for the first twelve months following the Closing Date, and/or (ii) $800,000 in the aggregate for the next succeeding twelve months, Buyer shall give notice thereof to Sellers and within thirty (30) days after receipt of any such notice Sellers shall pay to Buyer the amount of any such excess in each of such 12 month periods. Buyer shall bill Sellers monthly for such excess costs. If Sellers shall dispute any such bill, or whether such matter in fact involves Product or Service Warranty or a government mandated recall, the parties shall confer with regard to the matter and an appropriate adjustment and payment shall be made if and to the extent agreed upon by the parties. If they are unable to resolve any such disputed bill within thirty (30) days after Sellers' receipt thereof the matter shall be resolved in accordance with the procedures set forth in Section 2.3(c) with respect to disputes relating to the Final Statement.

      7.    Conditions Precedent to Closing.

            7.1 Conditions Precedent to the Obligations of Buyer. Buyer's obligation to consummate the purchase under this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Buyer):

                  (a) each representation and warranty of Sellers under this Agreement shall be true in all material respects at and as of the time of the Closing with the same effect as though each representation and warranty had been made again at and as of that time;

                  (b) Sellers shall have performed and complied in all material respects with each obligation, covenant and condition required by this Agreement to be performed or complied with by any of them prior to or at the Closing;

                  (c) Buyer shall have received all government approvals required or which Buyer may require in connection with the transactions contemplated under this Agreement, including but not limited to approvals from CFIUS;

                  (d)   Buyer shall have received, without any
condition adverse to it, all Required Consents, each in form and substance reasonably satisfactory to Buyer;

                  (e) there shall not be in effect an injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the trans-actions contemplated by this Agreement;

                  change in the condition (financial or otherwise) or operations of the Business and/or the Assets, since January 31, 1995;

                  (g)   there shall not be pending or, to the
knowledge of Sellers, threatened any litigation, proceeding or governmental investigation relating to the transactions contem-plated by this Agreement;

                  (h) all applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired;

                  (i)   Buyer shall have been furnished with a
certificate of an executive officer of each Seller, dated the Closing Date, in form and substance satisfactory to Buyer, certifying to the fulfillment of the conditions set forth in Sections 7.1(a) through 7.1(h) of this Agreement;

                  (j) Sellers shall have obtained such estoppel certificates for the benefit of Buyer and Sellers with respect to the Real Property as Buyer may reasonably request; and

                  (k) Sellers and Buyer shall, in their sole and absolute discretion, have agreed to the Estimates at Completion and to the methodology of determining a reserve, if any, for the purposes of the valuation of the Avionics stock inventory and Avionics excess stock inventory (as such terms are defined in the Accounting Instructions (Schedule 2.3(b)-2)).

            7.2 Conditions Precedent to the Obligations of Sellers. Each Seller's obligation to consummate the sale under this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by such Seller):

                  (a) each representation and warranty of Buyer under this Agreement shall be true in all material respects at and as of the time of the Closing with the same effect as though each representation and warranty had been made at and as of that time;

                  (b) Buyer shall have performed and complied in all material respects with all obligations, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

                  (c) there shall not be in effect an injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the trans-actions contemplated by this Agreement;

                  (d) all applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired;

                  (e) Sellers shall have been furnished with a certificate of an executive officer of Buyer, dated the Closing Date, in form and substance satisfactory to Sellers, certifying to the fulfillment of the conditions set forth in Sections 7.2(a) through 7.2(d) of this Agreement;

                  (f) Sellers and Buyer shall, in their sole and absolute discretion, have agreed to the Estimates at Completion and to the methodology of determining a reserve, if any, for the purposes of the valuation of the Avionics stock inventory and Avionics excess stock inventory (as such terms are defined in the Accounting Instructions (Schedule 2.3(b)-2)); and

                  (g) Sellers shall have approved, in their sole and absolute discretion, the form and substance of the guarantees, security agreement, intercreditor agreement and net worth covenants as provided in Section 6.3 of this Agreement.

      8.    Transactions at the Closing.

            8.1   Documents to be Delivered by Seller.  At the
Closing, Sellers shall deliver to Buyer the following:

                  (a)   one or more bills of sale in the form of
Exhibit 8.1(a) and such other bills of sale, assignments, deeds or other instruments of transfer and assignment, termination letters and UCC-3 termination statements, all in form and substance reasonably satisfactory to Buyer and its counsel and consistent with the provisions of this Agreement, as shall be effective to vest in Buyer valid and marketable title, free and clear of any Liens (except for the lien, if any, of current taxes not yet due and payable, and as provided by the terms of any Assigned Agreement but only with respect to consents for the assignment of that particular Assigned Agreement), to the Assets, and the estoppel certificates referred to in Section 7.1(j) that have been obtained by Sellers;

                  (b) an opinion of John J. Dowling III, counsel to Sellers, dated the Closing Date, in substantially the form of
Exhibit 8.1(b);

                  (c)   a copy of resolutions of the board of
directors and, if legally required, shareholders of each Seller authorizing the execution, delivery and performance of this Agreement by it, and a certificate of the secretary or an assistant secretary of each Seller, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                  (d) the originals (or, to the extent that the originals are not in the possession or under the control of Sellers, copies) of all contracts, leases, agreements, commitments and trademark registrations to be assigned to Buyer under this Agreement;

                  (e)   the certificate referred to in Section
7.1(i) of this Agreement;

                  (f) the originals (or, to the extent that the originals are not in the possession or under the control of Sellers, copies) of all Required Consents;

                  (g) documents required to transfer ownership of the Investments to Buyer;

                  (h)   bargain and sale deeds with covenants
against grantor's acts (the "Deeds"), duly executed and acknowledged by the appropriate Sellers, conveying fee simple title to the Land and Improvements (including fixtures constituting Equipment), subject only to the Permitted Exceptions. The Deeds shall include the express contractual subrogation of Buyer to the rights of the appropriate Seller, if any, as grantee, to enforce any warranties included in the deed or deeds conveying the Land and Improvements to such Seller;

                  (i) an assignment of Sellers' leasehold interest in the Office Leases;

                  (j)   the Nashua Sub-lease duly executed by Sequa;

                  (k)   an estoppel certificate and consent, if
necessary, from the lessors under the Nashua Lease and the Office
Leases, in form acceptable to Buyer, stating (i) that the Nashua
Lease or appropriate Office Lease, in the form provided by

Sellers to Buyer, is unmodified and in full force and effect,
(ii) that no default on the part of any Sellers exists under the Nashua Lease or the appropriate Office Lease, (iii) the date through which rent and other charges have been paid under the Nashua Lease or the appropriate Office Lease, and (iv) that the landlord consents to the Nashua Sub-lease;

                  (l) an original counterpart of each of the Real Property Documents, including, without limitation, all amendments, modifications or renewals of any thereof (and any other leases and service contracts approved by Buyer); provided, however, if Sellers do not have in its possession an original counterpart of any of said documents, Sellers shall deliver to Buyer a photostatic copy of said document together with a certification by Sellers to Buyer that said copy is a true and complete copy of the document and that no Seller has further modified or amended said document;

                  (m) an assignment, duly executed by Sellers, assigning to Buyer all assignable guaranties and warranties, issued in connection with the construction, improvement, alteration and repair of the buildings and other improvements constituting the Improvements and the Personalty owned by Sellers, together with the original of each such guaranty and warranty, if available;

                  (n)   the original, or copy, of each bill for
current real estate taxes and assessments, personal property taxes, sewer charges, water charges, and other utilities or other impositions related to the Real Property;

                  (o) an assignment, duly executed by Sellers, assigning to Buyer all of Sellers' right, title and interest to, and possession of, all architectural plans and drawings, engineering plans, drawings and specifications, site plans, surveys, soil tests, floor plan, landscape plans and all other plans and drawings for the Improvements; the original or certified copies of all the permits required to be delivered by Sellers pursuant to this Agreement, certificates or reservations, if any, allocating utility capacity to the property, operating permits and all other permits or certificates issued by any governmental authority or subdivision thereof relating to the use, occupancy or operation of the Real Property;

                  (p)   possession of the Real Property;

                  (q)   a certificate, in the form annexed hereto as
Exhibit 8.1(q), dated the Closing Date and duly executed by Sellers as required under Treasury Regulation 1.1445-
2(b)(2)(iii);

                  (r) such documentation as is necessary, in the judgment of Buyer and its counsel, in order to transfer and assign to Buyer the Permits; and

                  (s)   any document required to be delivered
pursuant to Section 4.27 of this Agreement.

            8.2   Documents to be Delivered by Buyer.  At the
Closing, Buyer shall deliver to Sellers the following:

                  (a)   wire transferred funds in the amount
provided in Section 2.1 of this Agreement;

                  (b)   instruments, in form and substance
reasonably satisfactory to Sellers and their counsel, pursuant to which Buyer shall assume the obligations and liabilities of Sellers to be assumed by Buyer pursuant to Section 2.2(a) of this Agreement;

                  (c)   an opinion of Proskauer Rose Goetz &
Mendelsohn LLP, counsel to Buyer, dated the Closing Date, in sub-stantially the form of Exhibit 8.2(c);

                  (d)   a copy of resolutions of the board of
directors, and shareholders, if legally required, of Buyer authorizing the execution, delivery and performance of this

Agreement by Buyer, and a certificate of the secretary or assistant secretary of Buyer, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                  (e)   the certificate referred to in Section
7.2(e) of this Agreement;

                  (f)   the Nashua Sub-Lease, duly executed by
Buyer; and

                  (g)   the guarantees, security agreement (and
related UCC financing statements), intercreditor agreement and net worth covenants referred to in Section 6.3 of this Agreement.

            9.    Survival of Representations and Warranties;
Indemnification.

            9.1 Survival. All representations, warranties and agreements by Sellers as set forth in this Agreement and the Schedules hereto shall survive the Closing Date, notwithstanding any investigation at any time by or on behalf of Buyer (subject, however, to the limitations set forth in Section 9.7 of this Agreement); provided, however, that the representations and warranties contained in (a) Sections 4.5, 4.7(b), 4.7(d), 4.7(e), 4.7(g), 4.7(h), 4.7(i), 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
4.14(b), 4.15, 4.16, 4.17, 4.18, 4.19, 4.21, 4.24, 4.26, 4.28,

4.29 (solely as it relates to the representations and warranties contained in the other Sections set forth in this Section 9.1(a)), and 6.13(d) of this Agreement shall expire eighteen (18) months after the Closing Date and thereafter no claim shall be asserted by Buyer for misrepresentation or breach of warranty with respect to those Sections and the correspondingly numbered Schedules, and (b) Section 4.25 shall expire with respect to each respective Product and Service Warranty described in Schedule
4.25 at such time as each such respective Product and Service Warranty described therein shall expire by its terms and conditions. All statements contained in any certificate or other instrument delivered by or on behalf of Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall be considered representations and warranties by Buyer to Sellers with the same force and effect as if contained in this Agreement. All representations, warranties and agreements by Buyer shall survive the Closing notwithstanding any investigation at any time by or on behalf of Sellers, and shall not be considered waived by Sellers' consummation of the sale contemplated by this Agreement with knowledge of any breach or misrepresentation by Buyer; provided, however, that the representations and warranties contained in Sections 5.4 through and including 5.6 of this Agreement shall expire eighteen (18) months after the Closing Date and thereafter no claim shall be asserted by Sellers for misrepresentation or breach of warranty with respect to those Sections.

            9.2 Sellers' Indemnification Obligation. Each Seller shall indemnify and hold harmless Buyer and its Affiliates against all claims of, and all actual loss, liability, actual damage or out-of-pocket expense, including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this Agreement (a "Buyer Loss"), Buyer may suffer, sustain or become subject to as a result of (a) any breach of any warranties, covenants or other agreements contained in this Agreement, or any misrepresentation by any Seller, or any warranty or representation not being true as of the Closing or a claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation if such third party's allegations were true; (b) any Seller's failure to fully pay, perform and discharge when the same become due and payable the Excluded Liabilities; (c) any of Sellers' other obligations, liabilities, agreements or commitments that do not arise out of or are not in connection with the operation of the Business and/or the Assets; (d) any failure to comply with any "bulk sales" laws applicable to the transactions contemplated hereby; and (e) any obligation or liability relating to any Benefit Plan or arrangement (including the Benefit Plans) sponsored, maintained or contributed to by Sellers or a Common Control Entity on or prior to the Closing Date to any person or entity, including the Employees, any such plan or the participants (or their beneficiaries) in any such plan, whether such liability is incurred on, prior to or after the Closing Date (including, without limitation, any liability relating to benefits provided under any post-retirement welfare benefit plan), and any obligation or liability to any Employee or other present or former employee of any Seller, or to any dependent, survivor or beneficiary thereof, arising out of or relating to any such person's employment with any Seller on or prior to the Closing Date.

            9.3 Buyer Indemnification Obligation. Buyer and Guarantor shall jointly and severally indemnify and hold harmless Sellers against all claims of, and all actual loss, liability, actual damage or out-of-pocket expense, including reasonable fees and expenses of counsel (a "Seller Loss" and, together with a Buyer Loss, an "Indemnified Loss"), Sellers may suffer, sustain or become subject to as a result of (a) any breach of any warranties, covenants or other agreements contained in this Agreement or any misrepresentation by Buyer, or a claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation if such third party's allegations were true; (b) the operations of the Business and/or the Assets after the close of business on the Closing Date; (c) Buyer's failure to fully pay, perform and discharge when the same become due and payable the Assumed Liabilities; (d) any of Buyer's other obligations, liabilities, agreements or commitments arising out of or in connection with the operation of the Business after the close of business on the Closing Date, in each case except to the extent Sellers are obligated to indemnify Buyer for a breach of representation or warranty pursuant to
Section 9.2(a) of this Agreement, subject, however, to the limitations on indemnification and on survival of such representations and warranties as provided in this Agreement.

            9.4 Conditions of Indemnification for Third Party Claims. The obligations and liabilities of the parties under this Agreement with respect to, relating to, caused (in whole or in part) by or arising out of claims of third parties (individ-ually, a "Third Party Claim" and collectively "Third Party Claims") including, without limitation, any Tax Authority, shall be subject to the following terms and conditions:

                  (a)   The party entitled to be indemnified
hereunder (the "Indemnified Party") shall give the party obligated to provide the indemnity (the "Indemnifying Party") prompt notice of any Third Party Claim, and, provided that the Indemnifying Party acknowledges in writing its obligation to indemnify in accordance with the terms of this Agreement, the Indemnifying Party may undertake the defense of that claim by representatives chosen by it. Any such notice of a Third Party Claim shall identify with reasonable specificity the basis for the Third Party Claim, the facts giving rise to the Third Party Claim, and the amount of the Third Party Claim (or, if such amount is not yet known, a reasonable estimate of the amount of the Third Party Claim). The Indemnified Party shall make available to the Indemnifying Party copies of all relevant documents and records in its possession. Failure to give prompt notice shall not relieve the Indemnifying Party of its obligation to indemnify except to the extent that the Indemnifying Party is actually prejudiced by the delay in giving notice.

                  (b) If the Indemnifying Party, within 15 days after notice of any such Third Party Claim (or such lesser time as is reasonable), fails to assume the defense in accordance with
Section 9.4(a) of this Agreement, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of the Third Party Claim, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim at any time prior to settlement, compromise or final determination thereof, provided, however, that at the time of the assumption of defense the Indemnifying Party shall acknowledge in writing its obligation to indemnify as provided in Section 9.4(a) of this Agreement and reimburse the Indemnified Party for its out-of-pocket expenses incurred prior to the assumption of defense by the Indemnifying Party.

                  (c) Anything in this Section 9.4 to the contrary notwithstanding, (i) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compro-mise any Third Party Claim or consent to the entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from all liability in respect of the Third Party Claim; and (ii) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments for which the Indemnified Party is indemnified hereunder, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of the Third
Party Claim (control of the defense to remain with the Indemnifying Party).

            9.5   Deductible and Cap.

                  (a) Deductible. Except for claims under Section 9.2(a) with respect to representations and warranties, no claim for indemnification under Section 9.2 may be made by Buyer unless such claim along with all prior claims, Waived Claims and Damage Deductibles is, with respect to an Indemnified Loss equal to or exceeding $200,000 in the aggregate. Except for claims under
Section 9.3(a) with respect to representations and warranties, no claim for indemnification under Section 9.3 may be made by Sellers unless such claim along with all prior claims is, with respect to an Indemnified Loss equal to or exceeding $200,000 in the aggregate. In addition, the amount which an Indemnified
Party shall be entitled to receive from an Indemnifying Party under this Section 9.5 with respect to an Indemnified Loss shall be net of any recovery actually received from third parties (including insurance proceeds, counterclaims, subrogation actions and the like) or actually reimbursed after all costs of collection on account of such Indemnified Loss.

                  (b)   Cap.  In no event whatsoever shall the
liability of Sellers or Buyer with respect to Indemnified Losses exceed the purchase price hereunder; provided, however, that this
Section 9.5(b) shall not apply with respect to an Indemnified Loss with respect to an Excluded Liability or an Assumed Liability.

            9.6 Time Limits On Indemnification. No claim on account of misrepresentation or breach of warranty shall be made beyond the survival periods referred to in Section 9.1 of this Agreement. No claim for indemnification may be made by any Seller against Guarantor after five (5) years from the Closing Date.

            9.7   Limits On Indemnification.  If at the Closing,
Buyer has Actual Knowledge that any of Sellers' representations or warranties contained in this Agreement are untrue, then Buyer shall be limited to the following options:

                  (a)   to elect to terminate this Agreement; or

                  (b)  to elect to close the transactions
contemplated by this Agreement, notwithstanding such misrepresentation or breach of warranty, in which event such transactions shall be consummated in accordance with the provisions of this Agreement and Sellers shall have no liability hereunder by reason of such misrepresentation or breach of warranty ("Waived Claims"). For purposes hereof: Buyer shall be deemed to have had "Actual Knowledge" of a matter if any of the persons listed on Schedule 9.7 had actual knowledge of such matter, and shall not be deemed to include any knowledge that any of the foregoing (i) should have had or should be imputed to have had because of the services of such persons through the Closing to the Buyer or (ii) had, or should have had or should be imputed to have had solely by virtue of the fact that such matter was contained in any of the due diligence materials provided by Sellers to Buyer.

      10.   Termination.

            10.1  Termination.  This Agreement may be terminated:

                  (a)   by written agreement of Buyer and Sellers;
or

                  (b)   by Buyer, if a Required Consent is not
obtained prior to or at the Closing; or

                  (c) by Buyer, pursuant to Section 9.7 of this Agreement; or

                  (d) by Buyer or Sellers as provided in Section 11 of this Agreement; or

                  (e)   by Buyer or Sellers as provided in Section
3.2 of this Agreement.

            10.2 Liability. The termination of this Agreement hereunder shall not relieve any party of any liability for breach of this Agreement prior to the termination.

      11.   Risk of Loss; Damage to Facilities.

            11.1 Major Taking. In the event of a condemnation or taking by eminent domain of all or any portion of the Real
Property, Buyer may elect to terminate this Agreement upon written notice to Sellers, unless it is a "Minor Taking" (as hereinafter defined) in which case the provisions of Section 11.2 shall apply.

            11.2 Minor Taking. In the event of a Minor Taking prior to Closing, Buyer shall nevertheless take title to the Real Property on the Closing Date, subject to such condemnation or taking by eminent domain, without any abatement in the Base Purchase Price provided that the entire condemnation award applicable to such Real Property shall, on the Closing Date, be assigned to Buyer or, if received by any Seller prior to the Closing Date, be paid by such Seller to Buyer at the Closing (net of the reasonable costs of collection actually paid or incurred by Sellers), in either such case, free and clear of Liens. For the purposes of this Agreement, a "Minor Taking" shall mean a condemnation or taking by eminent domain whereby less than 5% of any parcel of the Real Property is taken and no interference in any material respect with the current operation, occupancy or maintenance of taken Real Property or portion of the Business conducted thereon or the other Assets could reasonably be expected to result therefrom. Buyer shall have the right, at its sole cost and expense, to participate in any proceedings prior to the Closing with respect to a condemnation or taking, and shall have the right to approve the settlement of any such proceeding relating to a Minor Taking, which approval shall not be unreasonably withheld or delayed.

            11.3  Minor Damage.

                  (a) In the event of damage or destruction to any material portion of the Assets first occurring after the date of this Agreement and prior to the Closing, of which Sellers obtain actual knowledge and which Sellers reasonably believe would involve more than $25,000 to repair or replace, Sellers shall promptly give Buyer notice thereof and retain a contractor or other professional reasonably acceptable to Buyer (the
"Acceptable Contractor") to estimate the cost of restoration and/or replacement thereof, and shall instruct such Acceptable Contractor to deliver its written estimate of such restoration and/or replacement cost to Sellers and Buyer as soon as reasonably practicable. If the cost of restoring and/or replacing such Assets, in the reasonable judgment of such Acceptable Contractor, is $100,000 or less in the aggregate, Buyer shall have the option, to be exercised by written notice to Sellers within thirty (30) days after the restoration and/or replacement cost has been determined by the Acceptable
Contractor, as provided above, either:

                        (i)   to proceed with the acquisition of all
            the Assets at the Closing, in which case at the Closing, Sellers shall disburse to Buyer the amount of any insurance proceeds (less deductibles ("Damage Deductibles")) to the extent at that time actually collected by Sellers in connection with such damage or destruction and Sellers shall assign all Sellers'
      rights to receive any such proceeds (less Damage
      Deductibles) in the future free and clear of any Liens thereon and claims thereto, less the reasonable costs of collection actually paid or incurred by Sellers in connection therewith (the "Net Insurance Proceeds"); or

                        (ii)     if the damage or destruction (1)
            can reasonably be expected to interfere in any material respect with the operation of the Business as presently operated and/or the Assets, or (2) shall create in the Assets an environmentally hazardous condition which pursuant to applicable law requires remediation ("Hazardous Condition"), to elect to terminate this Agreement.

                  (b) Notwithstanding the foregoing, in the event that a Hazardous Condition is created by any such damage or destruction which could reasonably be expected to expose Sellers to liabilities resulting therefrom in excess of $500,000 and/or such damage or destruction could reasonably be expected to expose Sellers under the Assigned Agreements to liabilities in excess of $500,000 by reason of delays or Sellers inability to perform its obligations under the Assigned Agreements prior to the Closing Date, then Sellers may elect to terminate this Agreement.

            11.4  Major Damage.

                  (a) In the event of damage or destruction to the Assets first occurring after the date hereof and prior to the Closing and the cost of restoring and/or replacing the Assets, in the reasonable judgment of the Acceptable Contractor retained by Sellers, is greater than $100,000 in the aggregate, Buyer shall have the option, to be exercised by written notice to Sellers within thirty (30) days after the restoration and/or replacement cost has been determined by the Acceptable Contractor, as provided above, either:

                        (i)   to proceed with the acquisition of all
      the Assets at the Closing, in which case at the Closing Sellers shall disburse to Buyer the amount of Net Insurance Proceeds (less Damage Deductibles) to the extent at that time collected by Sellers and Sellers shall assign all Sellers' rights to receive any Net Insurance Proceeds (less Damage Deductibles) in the future free and clear of any Liens thereon and claims thereto; or

                        (ii)        to elect to terminate this
Agreement.

                  (b) Notwithstanding the foregoing, in the event that a Hazardous Condition is created by any such damage or destruction which could reasonably be expected to expose Sellers to liabilities resulting therefrom in excess of $500,000 and/or such damage or destruction could reasonably be expected to expose Sellers under the Assigned Agreements to liabilities in excess of $500,000 by reason of delays or Sellers inability to perform its obligations under the Assigned Agreements prior to the Closing Date, then Sellers may elect to terminate this Agreement.

            11.5 Notice of Casualty or Condemnation. In the event any casualty or condemnation shall affect the Assets after the date hereof and prior to the Closing, Sellers shall promptly notify Buyer thereof promptly after Sellers obtain actual knowledge of any such casualty or notice of condemnation and provide Buyer with reasonably detailed information with respect thereto.

      12.   Miscellaneous.

            12.1 Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when (a) sent by telecopier, with receipt confirmed, (b) delivered personally, (c) one Business Day after being sent by recognized overnight courier or (d) four Business Days after being mailed by registered mail, return receipt requested, to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):

                  If to Buyer:

                  EL-OP U.S., Inc.
                  P.O. Box 13233
                  Hauppauge, New York 11788
                  Attention:  President
                  Fax:  (516) 434-4727

                  with a copy to:

                  Firon Karni Sarov & Firon
                  111, Arlozorov Street
                  62097 Tel-Aviv
                  Israel
                  Attention:  Zvi Firon, Adv.
                  Fax:  011-972-3-695-3802

                  and

                  Proskauer Rose Goetz & Mendelsohn LLP
                  1585 Broadway
                  New York, New York 10036
                  Attention: Michael E. Feldman, Esq.
                  Fax:  (212) 969-2900

                  If to Sellers, to them at:

                  Sequa Corporation
                  200 Park Avenue
                  New York, New York  10166
                  Attention:  Secretary
                  Fax:  (212) 370-1969

                  with a copy to:

                  Sequa Corporation
                  120 South Central Avenue, Suite 1507
                  St. Louis, Missouri  63105
                  Attention:  John J. Dowling III
                  Fax:  (314) 862-6144

Notwithstanding the foregoing, if, by operation of this section, any notice or other communication would be deemed to have been given on a day that is not a Business Day, it shall be deemed to have been given on the next succeeding day that is a Business Day.

            12.2 Finders. Buyer and Sellers represent and warrant to the each other that they have not retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

            12.3 Entire Agreement. This Agreement, including the Schedules and Exhibits, contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes any previous agreements among them relating to that subject matter, and cannot be changed or terminated orally.

            12.4 Headings. The Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

            12.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New
York applicable to agreements made and to be performed in New
York.

            12.6 Separability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

            12.7 Assignment. No party may assign any of its rights or delegate any of its duties under this Agreement without the consent of the other, except that Buyer intends to, and Sellers hereby agree that it may, assign its rights and delegate its duties under this Agreement at or prior to the Closing to Optronic Devices Inc, a wholly owned subsidiary of Buyer, and/or:
(i) with respect to the business of KMC and the portion of the Assets relating thereto, to KMC, Inc. ("KMCI"), a wholly owned subsidiary of Kollsman, Inc., a wholly owned subsidiary of EL-OP

U.S., Inc. ("KI"); (ii) with respect to the portion of the Assets owned by Sequa Export, to Kollsman Export, Inc., a wholly owned subsidiary of KI; and (iii) with respect to all of the other Assets, to KI; provided, however, that in the event of such an assignment, Buyer and Guarantor shall remain jointly and severally liable, as a primary obligor, to Sellers for the performance by its assignees of the Buyer's obligations hereunder.

            12.8 Publicity. No party shall issue any press release or other public statement regarding the transactions contemplated by this Agreement without the prior written consent the other, except that each party may make such disclosures to the public or to governmental agencies as are required by applicable federal or state laws.

            12.9 No Third Party Beneficiaries. This Agreement shall enure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to, nor does it, confer any right or benefit upon any person or entity other than the parties hereto and their respective successors and assigns.

            12.10 Sellers; Joint and Several; Sequa Agency. All obligations and liabilities of Sellers under this Agreement and the documents to be executed and delivered by them at the Closing pursuant to this Agreement are, and shall be, at all times, joint and several obligations and liabilities of Sellers. KMC and Sequa Export do hereby appoint Sequa as their agent, to act in all respects in their stead and on their behalf, with respect to any and all matters relating to, arising out of or in connection with this Agreement. In addition, KMC and Sequa Export hereby acknowledge that (x) such agency is coupled with an interest and, therefore, irrevocable, and (y) Buyer and its successors and assigns shall rely upon this agency in its dealings with Sellers. Accordingly, all notices or other communications to be given, and all sums to be paid, to Sellers shall be delivered to or paid, as the case may be, to Sequa or to such other person or entity it may designate in writing.

            12.11 Jurisdiction. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over the parties to this Agreement with respect to any dispute or controversy among them arising under or in connection with this Agreement and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby submits to the jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process in the manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement; provided, however, that any service of process to the Guarantor shall be made upon EL-OP US, Inc., which is hereby appointed as the agent of the Guarantor for that limited purpose.
                                 [END OF TEXT]

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on their behalf as of the date first above written.




                                    SEQUA CORPORATION


                                    By: __________________________


                                    KOLLSMAN MANUFACTURING
                                      COMPANY, INC.


                                    By: __________________________


                                    SEQUA EXPORT CORPORATION


                                    By: __________________________


                                    EL-OP U.S., INC.


                                    By: __________________________


                                    EL-OP ELECTRO-OPTICS INDUSTRIES,
LTD.


                                    By: __________________________

                           ASSIGNMENT AND ASSUMPTION

            This ASSIGNMENT AND ASSUMPTION is dated as of ________________ _____, and is between EL-OP U.S., INC., a
Delaware corporation ("Assignor"), and OPTRONIC DEVICES, INC., a
Delaware corporation ("Assignee").

                                  WITNESSETH:

            WHEREAS, Assignor owns all the capital stock of Assignee;

            WHEREAS, Assignor has entered into that certain Purchase Agreement, dated November 9, 1995 (as amended, the "Purchase Agreement"), by and among Assignor (as buyer) and El-Op Electro-Optics Industries, Ltd. (as guarantor), on the one hand, and Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the other hand, pursuant to which, among other things, Assignor has agreed to purchase from Sellers substantially all the assets of the Kollsman Division of Sequa, subject to certain liabilities;

            WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume, all of Assignor's rights, title and interest in and to, and all Assignor's duties, obligations and liabilities under, the Purchase Agreement;

            NOW, THEREFORE, in recognition of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor does hereby assign, transfer and convey to Assignee, and Assignee does hereby accept the assignment of and otherwise assume, all of Assignor's rights, title and interest in and to, and its duties, obligations and liabilities under, the Purchase Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written.

                                    EL-OP U.S., INC.


                                    By:   _________________________
                                          Reuben Ben-Arie
                                          President

                                    OPTRONIC DEVICES, INC.


                                    By:   _________________________
                                          Reuben Ben-Arie
                                          President

                           ASSIGNMENT AND ASSUMPTION



            This ASSIGNMENT AND ASSUMPTION is dated as of _________________ ____, and is between OPTRONIC DEVICES, INC., a
Delaware corporation ("Assignor"), and KOLLSMAN, INC., a Delaware corporation ("Assignee").


                                  WITNESSETH:


            WHEREAS, Assignor owns all the capital stock of Assignee;


            WHEREAS, Assignor's parent corporation, EL-OP U.S., Inc. ("ELOP U.S."), has entered into that certain Purchase Agreement, dated November 9, 1995 (as amended, the "Purchase Agreement"), by and among ELOP US (as buyer) and El-Op Electro-Optics Industries, Ltd. (as guarantor), on the one hand, and Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the other hand, pursuant to which, among other things, ELOP US has agreed to purchase from Sellers substantially all the assets of the Kollsman Division of Sequa, subject to certain liabilities;


            WHEREAS, ELOP US has assigned to Assignor, and Assignor has assumed, all ELOP US's rights, title and interest in and to, all of ELOP US's duties, obligations and liabilities under, the Purchase Agreement;


            WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume, all of Assignor's rights, title and interest in and to, and all Assignor's duties, obligations and liabilities under, the Purchase Agreement;


            NOW, THEREFORE, in recognition of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor does hereby assign, transfer and convey to Assignee, and Assignee does hereby accept the assignment of and otherwise assume, all of Assignor's rights, title and interest in and to, and its duties, obligations and liabilities under, the Purchase Agreement.

                                 [END OF TEXT]

                               [EXECUTION PAGE]


            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written.

                                    OPTRONIC DEVICES, INC.


                                    By:   _________________________
                                          Reuben Ben-Arie
                                          President



                                    KOLLSMAN, INC.


                                    By:   _________________________
                                          Reuben Ben-Arie
                                          Executive Vice President

                           ASSIGNMENT AND ASSUMPTION


            This ASSIGNMENT AND ASSUMPTION is dated as of _________________ ____, and is between KOLLSMAN, INC., a Delaware corporation ("Assignor"), and KMC SYSTEMS, INC., a Delaware corporation ("Assignee").


                                  WITNESSETH:


            WHEREAS, Assignor owns all the capital stock of Assignee;

            WHEREAS, Assignor's parent corporation, EL-OP U.S., Inc. ("ELOP U.S."), has entered into that certain Purchase Agreement, dated November 9, 1995 (as amended, the "Purchase Agreement"), by and among ELOP US (as buyer) and El-Op Electro-Optics Industries, Ltd. (as guarantor), on the one hand, and Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the other hand, pursuant to which, among other things, ELOP US has agreed to purchase from Sellers substantially all the assets of the Kollsman Division of Sequa, subject to certain liabilities;

            WHEREAS, all of ELOP US's rights, title, and interest in and to, and all of ELOP US's duties, obligations and liabilities under, the Purchase Agreement have been assigned to and assumed by Assignor;

            WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume, all of Assignor's rights, title and interest in and to, and all of Assignor's duties, obligations and liabilities under, the Purchase Agreement to the extent that they relate solely to the business, assets or liabilities of KMC;

            NOW, THEREFORE, in recognition of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor does hereby assign, transfer and convey to Assignee, and Assignee does hereby accept the assignment of and otherwise assume, all of Assignor's rights, title and interest in and to, and its duties, obligations and liabilities under, the Purchase Agreement to the extent that they relate solely to the business, assets or liabilities of KMC.


                                 [END OF TEXT]

                               [EXECUTION PAGE]


            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written.

                                    KOLLSMAN, INC.


                                    By:   _________________________
                                          Reuben Ben-Arie
                                          Executive Vice President

                                    KMC SYSTEMS, INC.


                                    By:   _________________________
                                          Reuben Ben-Arie
                                          Executive Vice President

                           ASSIGNMENT AND ASSUMPTION


            This ASSIGNMENT AND ASSUMPTION is dated as of __________________ ___, and is between KOLLSMAN, INC., a Delaware corporation ("Assignor"), and KOLLSMAN EXPORT CORPORATION, a foreign sales corporation organized under the law of the U.S.
Virgin Islands ("Assignee").


                                  WITNESSETH:


            WHEREAS, Assignor owns all the capital stock of Assignee;

            WHEREAS, Assignor's parent corporation, EL-OP U.S., Inc. ("ELOP U.S."), has entered into that certain Purchase Agreement, dated November 9, 1995 (as amended, the "Purchase Agreement"), by and among ELOP US (as buyer) and El-Op Electro-Optics Industries, Ltd. (as guarantor), on the one hand, and Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the other hand, pursuant to which, among other things, ELOP US has agreed to purchase from Sellers substantially all the assets of the Kollsman Division of Sequa, subject to certain liabilities;

            WHEREAS, all of ELOP US's rights, title, and interest in and to, and all of ELOP US's duties, obligations and liabilities under, the Purchase Agreement have been assigned to and assumed by Assignor;

            WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume, all of Assignor's rights, title and interest in and to, and all of Assignor's duties, obligations and liabilities under, the Purchase Agreement to the extent that they relate solely to the business, assets or liabilities of Export.

            NOW, THEREFORE, in recognition of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor does hereby assign, transfer and convey to Assignee, and Assignee does hereby accept the assignment of and otherwise assume, all of Assignor's rights, title and interest in and to, and its duties, obligations and liabilities under, those sections of the Purchase Agreement to the extent that they relate solely to the business, assets or liabilities of Export.

                                 [END OF TEXT]

                               [EXECUTION PAGE]


            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written.

                                    KOLLSMAN, INC.


                                    By:   _________________________
                                          Reuben Ben-Arie
                                          President

                                    KOLLSMAN EXPORT CORPORATION


                                    By:   _________________________
                                          Name:
                                          Title:

                     FIRST AMENDMENT TO PURCHASE AGREEMENT

            This amendment (this "First Amendment") to the Purchase Agreement is dated the 29th day of November, 1995 and is by and between Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the one hand, and EL-OP U.S., Inc. ("Buyer") and El-Op Electro-optics Industries, Ltd. ("Guarantor"), on the other.

            A. Sellers, Buyer and Guarantor have entered into that certain Purchase Agreement, dated as of November 9, 1995 (the "Agreement"), pursuant to which, among other things, Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers, substantially all of the assets of, and Buyer has agreed to assume certain specified liabilities of, the Kollsman Division of Sequa on the terms and subject to the conditions set forth therein.

            B. Sellers, Buyer and Guarantor, simultaneously with their execution of the Agreement, entered into that certain
Letter Agreement, dated as of November 9, 1995 (the "Letter
Agreement"), relating, among other things, to the preparation, negotiation and finalization of the Schedules and Exhibits referred to in the Agreement, as well as certain expenses incurred by the parties in connection with certain governmental filings.

            C. Sellers and Buyer have agreed upon some of the Schedules referred to in the Agreement.

                             TERMS AND CONDITIONS
            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, and intending to be legally bound hereby, Sellers, Buyer and Guarantor hereby agree as follows:

                                   ARTICLE 1
                              General Provisions

            1.1 Definitions. All capitalized terms used, but not otherwise defined in this First Amendment, shall have the respective meanings ascribed thereto in the Agreement.

            1.2 Other Definitions and Meanings: Interpretations. For purposes of this First Amendment the term "parties" (except where the context otherwise requires) means Sellers, Buyer and Guarantor; the term "person" includes any natural person, firm, association, partnership, corporation, or entity other than the parties, and the words "hereof", "hereby" and other words of similar import refer to this First Amendment as a whole. The headings of the Articles and Sections of this First Amendment have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this First Amendment.

            1.3 Relationship with the Agreement. This First Amendment is intended to amend the Agreement as and to the extent set forth herein. The Agreement, and each and every provision thereof, will otherwise remain in full force and effect and each of the parties reserves all of their respective rights contained therein.

                                   ARTICLE 2
                               Letter Agreement

            2.1   Termination of Letter Agreement.  The Letter
Agreement is hereby terminated effective immediately and, accordingly shall be of no further force and effect and the parties shall have no further liability thereunder.

            2.2 Governmental Filings. Sellers, on the one hand, and Buyer, on the other, have filed with each of the Department of Justice and the Federal Trade Commission the report and notification required to be filed by them under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 in connection with the transactions contemplated by the Agreement. The $45,000 filing fee has been shared equally by Sellers, on the one hand, and Buyer, on the other. If the transactions contemplated by the Agreement close in accordance with the Agreement (as amended herein), Buyer shall reimburse Sellers at the Closing for the $22,500 paid by Sellers for such filing.

                                   ARTICLE 3
                        Amendment of Purchase Agreement

            3.1 Agreed Upon Schedules. The parties agree and acknowledge that they have agreed upon the form and substance of the Schedules to the Agreement that are listed on Schedule A attached hereto (the "November 29, 1995 Agreed Upon Schedules"). Simultaneously with the execution of this First Amendment, Reuben Ben-Arie, on behalf of Buyer and Guarantor, and Joseph C. Allwarden, on behalf of Sellers, have initialled for identification the November 29, 1995 Agreed Upon Schedules. Accordingly, the Agreement is hereby amended in order to reflect the November 29, 1995 Agreed Upon Schedules, with the same effect as if they had been agreed upon and attached to the Agreement simultaneously with its execution.

            3.2   Other Schedules and Exhibits.  All Schedules or
Exhibits that are referred to in the Agreement other than
Schedule 2.3(b)-2 (Accounting

Instructions) and the November 29, 1995 Agreed Upon Schedules (the "Open Schedules and/or Exhibits") have not been finalized or agreed upon as between the parties. Accordingly, on or before December 8, 1995, Sellers, on the one hand, and Buyer, on the other, shall finalize the Open Schedules and/or Exhibits. If agreed upon in each such party's sole and absolute discretion, Sellers and Buyer, shall initial the agreed upon Open Schedules and/or Exhibits and the same shall be the subject of a further amendment to the Agreement in substantially the form of this First Amendment. If, on or before December 8, 1995, Sellers or Buyer object in writing to any Open Schedules and/or Exhibits received by them or otherwise fail to agree upon the form and substance of the Open Schedules and/or Exhibits, then the objecting parties may, at their sole and absolute election, terminate the Agreement (as amended herein) and no party shall have any further rights or obligations thereunder. For purposes of delivering Open Schedules and/or Exhibits, delivery shall be deemed to have been made upon delivery of the same (i) in the case of Buyer, to Buyer's counsel, Proskauer Rose Goetz & Mendelsohn LLP, Attention: Michael E. Feldman, Esq., (ii) in the case of Sellers, to Sellers' counsel, John J. Dowling III, Sequa Corporation, 120 South Central Avenue, St. Louis, Mo. 63105.

            3.3   New Outside Dates.   Section 3 of the Agreement is
hereby amended and restated so as to read in its entirety as follows:
            "3    Closing.

                  3.1   Date of Closing.  The closing (the
      "Closing") under this Agreement shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York (or at such other place as the parties may agree upon in writing) upon at least five Business Days prior notice given by Buyer to Sellers within five Business Days after the last of the conditions specified in Sections 7.1 and 7.2 of this Agreement has been fulfilled (or waived), but in no event whatsoever later than December 21, 1995. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Section 8 of this Agreement.

                  3.2 Outside Date for Closing. If any of the following events shall not have occurred on or prior to the following time, Sellers or Buyer may terminate this Agreement by notice to the other:

                        a.    the Closing shall not have occurred on
            or prior to 12:01 a.m. on December 22, 1995;

                        b.    the condition referred to in Section
            7.1(c) shall have been fulfilled or waived prior to 12:01 a.m. on December 21, 1995;

                        c.    the conditions referred to in Sections
            7.1(h) and 7.2(d) shall have been fulfilled or waived prior to 12:01 a.m. on December 16, 1995;

                        d.    the condition referred to in Sections
            7.1(d) shall have been fulfilled or waived prior to 12:01 a.m. on December 11, 1995;

                        e.    the conditions referred to in Sections
            7.1(k) and 7.2(f) shall have been fulfilled or waived prior to 12:01 a.m. on December 9, 1995; or

                        f.    the parties shall have, in their sole
            and absolute discretion, agreed to the form and substance of, and intialled for identification (it being that for purposes of this Section 3.2 facsimile initials shall be sufficient), Schedule 6.8 to the Agreement (Required Consents) prior to 12:01 a.m. on December 2, 1995.

      Upon termination pursuant to this Section 3.2 neither of the parties shall have any liability of any kind arising out of this Agreement other than for any liability resulting from its breach of this Agreement prior to termination. If the Closing is postponed pursuant to Section 11 of this Agreement, and this Agreement is not otherwise terminated in accordance with the provisions of Section 11, the outside date referred to in this Section shall be extended by the period of the postponement as provided in Section 11."

                                   ARTICLE 4
                                 Miscellaneous

            4.1 Severability. If any provision of this First Amendment shall finally be determined to be unenforceable, then such provision shall be deemed to be severed from this First Amendment and every other provision of this First Amendment shall remain in full force and effect.

            4.2 Counterparts. More than one counterpart of this First Amendment may be executed by the parties hereto, and each fully-executed counterpart shall be deemed an original without production of the others.

            4.3 Complete Agreement. The Agreement (as amended herein) and this First Amendment sets forth the entire understanding of the parties with respect to the subject matter thereof and supersedes all prior letters of intent, agreements (including, without limitation, the Letter Agreement), covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

            4.4 Acknowledgement. Sellers and Buyer acknowledge that each of them has been informed by the other that if either:
(x) they are unable for any reason whatsoever, in their respective sole and absolute discretion, to timely agree upon the form and substance of the Open Schedules and/or Exhibits in accordance with Section 3.2 above, or (y) any of the deadlines set forth in Section 3 of the Agreement (as amended herein) shall not have been timely met for any reason whatsoever, then, in either such event, neither party shall be obligated to grant any further extensions to this First Amendment or the Agreement (as amended herein), that they shall not grant such an extension and that they shall, instead, terminate the Agreement (as amended herein) and this First Amendment. Sellers have additionally advised Buyer that they are unwiliing and unable to consummate any transaction after December 21, 1995.

                                 [END OF TEXT]

                               [EXECUTION PAGE]
            IN WITNESS WHEREOF, the parties hereto have each caused this First Amendment to be executed by its duly authorized officers or signatory as of the date first above written.

BUYER:                        EL-OP U.S., INC.


                              By:   ____________________
                                    Name:
                                    Title:

GUARANTOR:                          EL-OP ELECTRO-OPTICS INDUSTRIES
LTD.


                              By:   ____________________
                                    Name:
                                    Title:

SELLERS:                      SEQUA CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                              KOLLSMAN MANUFACTURING COMPANY, INC.


                              By:   ____________________
                                    Name:
                                    Title:

                              SEQUA EXPORT CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                                  SCHEDULE A

                   to First Amendment to Purchase Agreement

                            dated November 29, 1995

List of November 29, 1995 Agreed Upon Schedules

M           Billed Receivables
W           Claims Receivables
AZ          Investments
BJ          Letters of Credit
BS          Notes Receivable
CY-1        Certain Customer Agreements
CY-2        Unbilled Receivables
1.1(b)            Equipment
1.1(g)            Letters of Credit in favor of Sellers
1.1(h)            Prepaid expenses and deposits
1.1(L)-1    Land
1.1(L)-2    Real Estate Improvements
1.1(L)-3    Office Leases Premises
1.1(L)-4    Nashua Lease
1.1(m)      Additional Assets
1.2(e)            Excluded Rights against Third Parties
1.2(f)            Corporate Services
4.3         Conflicts
4.4         Liens
4.5         Condition of Personal Property
4.7(b)            Defaults under Real Property Documents
4.7(i)-1    Real Estate Tax Proceedings
4.8         Financial Statements and Related Information
4.9         List of Certain Changes
4.9(e)            Claim Receivables or Notes Receivables
4.12-1      List of Employees
4.12-2      Notices from Employees
4.12-3      Corporate Instructions
4.12-4      Extraordinary Severance Payments
4.14        Intangible Assets
4.15        Insurance
4.16        Labor Disagreements
4.17        Labor Matters
4.23        Transaction with Affiliates
4.24        Important Suppliers and Customers
5.5         Financial Statements of Buyer and Guarantor
6.9         Allocation of Real Estate Taxes
6.17        Severance Plans
6.21        Insurance Coverage

                    SECOND AMENDMENT TO PURCHASE AGREEMENT

            This amendment (this "Second Amendment") to the Purchase Agreement is dated the 1st day of December, 1995 and is by and between Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the one hand, and EL-OP U.S., Inc. ("Buyer") and El-Op Electro-optics Industries, Ltd. ("Guarantor"), on the other.

            A. Sellers, Buyer and Guarantor have entered into that certain Purchase Agreement, dated as of November 9, 1995 (the "Agreement"), pursuant to which, among other things, Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers, substantially all of the assets of, and Buyer has agreed to assume certain specified liabilities of, the Kollsman Division of Sequa on the terms and subject to the conditions set forth therein.

            B. Sellers, Buyer and Guarantor have entered into that certain First Amendment to Purchase Agreement, dated November 30, 1995 (the "First Amendment"), pursuant to which, among other things, the Agreement was amended and the parties agreed to the reimbursement of certain fees incurred by Sellers in connection with certain governmental filings and to certain deadlines with respect the finalization of certain Schedules and Exhibits referred to in the Agreement.

            C. Sellers and Buyer have agreed upon one additional Schedule that is currently referred to in the Agreement and a new
Schedule that is referred to in the Agreement as amended herein.

                             TERMS AND CONDITIONS

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, and intending to be legally bound hereby, Sellers, Buyer and Guarantor hereby agree as follows:

                                   ARTICLE 1
                              General Provisions

            1.1 Definitions. All capitalized terms used, but not otherwise defined in this Second Amendment, shall have the respective meanings ascribed thereto in the Agreement.

            1.2 Other Definitions and Meanings: Interpretations. For purposes of this Second Amendment the term "parties" (except where the context otherwise requires) means Sellers, Buyer and Guarantor; the term "person" includes any natural person, firm, association, partnership, corporation, or entity other than the parties, and the words "hereof", "hereby" and other words of similar import refer to this Second Amendment as a whole. For purposes of this Second Amendment, the term "November 29, 1995 Agreed Upon Schedules" shall have the meaning set forth in the First Amendment. The headings of the Articles and Sections of this Second Amendment have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Second Amendment.

            1.3 Relationship with the Agreement and prior amendment. This Second Amendment is intended to amend the Agreement as and to the extent set forth herein. The Agreement and the First Amendment, and each and every provision thereof, will otherwise remain in full force and effect to the extent not superseded by this Second Amendment and each of the parties reserves all of their respective rights contained therein.

                                   ARTICLE 2
                        Amendment of Purchase Agreement

            2.1 Agreed Upon Schedules. The parties agree and acknowledge that they have agreed upon the form and substance of the Schedules to the Agreement that are listed on Schedule A attached hereto (the "December 1, 1995 Agreed Upon Schedules"). Simultaneously with the execution of this Second Amendment, Reuben Ben-Arie, on behalf of Buyer and Guarantor, and Joseph C. Allwarden, on behalf of Sellers, have initialled for identification the December 1, 1995 Agreed Upon Schedules. Accordingly, the Agreement is hereby amended in order to reflect the December 1, 1995 Agreed Upon Schedules, with the same effect as if they had been agreed upon and attached to the Agreement simultaneously with its execution.

            2.2 Other Schedules and Exhibits. All Schedules or Exhibits that are referred to in the Agreement other than
Schedule 2.3(b)-2 (Accounting Instructions), the November 29, 1995 Agreed Upon Schedules and the December 1, 1995 Agreed Upon Schedules (the "Open Schedules and/or Exhibits") have not been finalized or agreed upon as between the parties. Accordingly, on or before December 8, 1995, Sellers, on the one hand, and Buyer, on the other, shall finalize the Open Schedules and/or Exhibits. If agreed upon in each such party's sole and absolute discretion, Sellers and Buyer, shall initial the agreed upon Open Schedules and/or Exhibits and the same shall be the subject of a further amendment to the Agreement in substantially the form of this Second Amendment. If, on or before December 8, 1995, Sellers or Buyer object in writing to any Open Schedules and/or Exhibits received by them or otherwise fail to agree upon the form and substance of the Open Schedules and/or Exhibits, then the objecting parties may, at their sole and absolute election, terminate the Agreement (as amended) and no party shall have any further rights or obligations thereunder. For purposes of delivering Open Schedules and/or Exhibits, delivery shall be deemed to have been made upon delivery of the same (i) in the case of Buyer, to Buyer's counsel, Proskauer Rose Goetz & Mendelsohn LLP, Attention:
Michael E. Feldman, Esq., and (ii) in the case of Sellers, to Sellers' counsel, John J. Dowling III, Sequa Corporation, 120 South Central Avenue, St. Louis, Mo. 63105.

            2.3 Certain Notifications. A new Section 6.8A shall be added to the Agreement which shall read in its entirety as follows:

                  "6.8A Certain Notices. Sellers shall, on or prior to December 4, 1995, send to all parties to any Customer Agreement or Teaming Agreement (x) listed on Schedule 6.8 a request for its consent to, or (y) listed on Schedule 6.8A a notice of, the proposed assignment of that agreement to Buyer. For purposes of this Agreement, a "Required Consent" shall be deemed not to have been obtained if: (x) any customer or teaming partner listed on Schedule 6.8A of this Agreement notifies any Seller or Buyer that it is considering termination, non-renewal or any adverse modification of the applicable Customer Agreement or Teaming Agreement or shall indicate that its unwillingness to continue its business relationship with Sellers and/or Buyer, or
(y) one or more customers shall have notified Sellers or Buyer that they are considering termination, non-renewal or any adverse modification of one or more agreements having an aggregate value of $1,000,000 or more or shall indicate that their unwillingness to continue their business relationship with Sellers and/or Buyer."

                                   ARTICLE 3
                                 Miscellaneous

            3.1 Severability. If any provision of this Second Amendment shall finally be determined to be unenforceable, then such provision shall be deemed to be severed from this Second Amendment and every other provision of this Second Amendment shall remain in full force and effect.

            3.2 Counterparts. More than one counterpart of this Second Amendment may be executed by the parties hereto, and each fully-executed counterpart shall be deemed an original without production of the others. The parties acknowledge that they are delivering to each other facsimile counterparts of this Second Amendment and the December 1, 1995 Agreed Upon Schedules, signed and initialled on their behalf, and agree that such signature and initialization shall be binding upon each of them as if the counterparts being delivered to the other parties had been originally signed and initialized.

            3.3 Complete Agreement. The Agreement (as amended), the First Amendment and this Second Amendment set forth the entire understanding of the parties with respect to the subject matter thereof and, together, supersede all prior letters of intent, agreements (including, without limitation, the Letter Agreement), covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

            3.4 Acknowledgement. Sellers and Buyer acknowledge that each of them has been informed by the other that if either:
(x) they are unable for any reason whatsoever, in their respective sole and absolute discretion, to timely agree upon the form and substance of the Open Schedules and/or Exhibits in accordance with Section 2.2 above, or (y) any of the deadlines set forth in Section 3 of the Agreement (as amended) shall not have been timely met for any reason whatsoever, then, in either such event, neither party shall be obligated to grant any further extensions to this Second Amendment or the Agreement (as amended), that they shall not grant such an extension and that they shall, instead, terminate the Agreement (as amended) and this Second Amendment. Sellers have additionally advised Buyer that they are unwilling and unable to consummate any transaction after December 21, 1995.

                                 [END OF TEXT]

                               [EXECUTION PAGE]
            IN WITNESS WHEREOF, the parties hereto have each caused this Second Amendment to be executed by its duly authorized officers or signatory as of the date first above written.

BUYER:                        EL-OP U.S., INC.


                              By:   ____________________
                                    Name:
                                    Title:

GUARANTOR:                    EL-OP ELECTRO-OPTICS INDUSTRIES LTD.


                              By:   ____________________
                                    Name:
                                    Title:

SELLERS:                      SEQUA CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                              KOLLSMAN MANUFACTURING COMPANY, INC.


                              By:   ____________________
                                    Name:
                                    Title:

                              SEQUA EXPORT CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                                  SCHEDULE A

                   to Second Amendment to Purchase Agreement

                            dated December 1, 1995

List of December 1, 1995 Agreed Upon Schedules

6.8         Required Consents
6.8A        Other Customer Agreement and Teaming Agreements

                     THIRD AMENDMENT TO PURCHASE AGREEMENT

            This amendment (this "Third Amendment") to the Purchase Agreement is dated the 8th day of December, 1995 and is by and between Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the one hand, and EL-OP U.S., Inc. ("Buyer") and El-Op Electro-optics Industries, Ltd. ("Guarantor"), on the other.

            A. Sellers, Buyer and Guarantor have entered into that certain Purchase Agreement, dated as of November 9, 1995 (the "Agreement"), pursuant to which, among other things, Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers, substantially all of the assets of, and Buyer has agreed to assume certain specified liabilities of, the Kollsman Division of Sequa on the terms and subject to the conditions set forth therein.

            B. Sellers, Buyer and Guarantor have entered into that certain First Amendment to Purchase Agreement, dated November 29, 1995 (the "First Amendment") and that certain Second Amendment to Purchase Agreement, dated December 1, 1995 (the "Second Amendment"), pursuant to which, among other things, the Agreement was amended and the parties agreed to the reimbursement of certain fees incurred by Sellers in connection with certain governmental filings and to certain deadlines with respect the finalization of certain Schedules and Exhibits referred to in the Agreement.

            C.    Sellers and Buyer have agreed upon additional
Schedules that are currently referred to in the Agreement, and to amend the Agreement as set forth herein.

                             TERMS AND CONDITIONS
            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, and intending to be legally bound hereby, Sellers, Buyer and Guarantor hereby agree as follows:

                                   ARTICLE 1
                              General Provisions

            1.1 Definitions. All capitalized terms used, but not otherwise defined in this Third Amendment, shall have the respective meanings ascribed thereto in the Agreement.

            1.2 Other Definitions and Meanings: Interpretations. For purposes of this Third Amendment the term "parties" (except where the context otherwise requires) means Sellers, Buyer and Guarantor; the term "person" includes any natural person, firm, association, partnership, corporation, or entity other than the parties, and the words "hereof", "hereby" and other words of similar import refer to this Third Amendment as a whole. For purposes of this Third Amendment, the term "November 29, 1995 Agreed Upon Schedules" shall have the meaning set forth in the First Amendment, and the term "December 1, 1995 Agreed Upon Schedules" shall have the meaning set forth in the Second Amendment. The headings of the Articles and Sections of this Third Amendment have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Third Amendment.

            1.3 Relationship with the Agreement and prior amendments. This Third Amendment is intended to amend the Agreement as and to the extent set forth herein. The Agreement, the First Amendment and the Second Amendment, and each and every provision thereof, will otherwise remain in full force and effect to the extent not superseded by this Third Amendment and each of the parties reserves all of their respective rights contained therein.

                                   ARTICLE 2
                        Amendment of Purchase Agreement

            2.1 Agreed Upon Schedules. The parties agree and acknowledge that they have agreed upon the form and substance of the Schedules to the Agreement that are listed on Schedule A attached hereto (the "December 8, 1995 Agreed Upon Schedules"). Simultaneously with the execution of this Third Amendment, either Reuben Ben-Arie or Michael E. Feldman (as attorney-in-fact) on behalf of Buyer and Guarantor, and John J. Dowling III, on behalf of Sellers, have initialled for identification the December 8, 1995 Agreed Upon Schedules. Accordingly, the Agreement is hereby amended in order to reflect the December 8, 1995 Agreed Upon Schedules, with the same effect as if they had been agreed upon and attached to the Agreement simultaneously with its execution.

            2.2 Other Schedules and Exhibits. All Schedules or Exhibits that are referred to in the Agreement other than
Schedule 2.3(b)-2 (Accounting Instructions), the November 29, 1995 Agreed Upon Schedules, the December 1, 1995 Agreed Upon Schedules and the December 8, 1995 Agreed Upon Schedules (the "Open Schedules and/or Exhibits") have not been finalized or agreed upon as between the parties. Accordingly, on or before December 13, 1995, Sellers, on the one hand, and Buyer, on the other, shall finalize the Open Schedules and/or Exhibits. If agreed upon in each such party's sole and absolute discretion, Sellers and Buyer, shall initial the agreed upon Open Schedules and/or Exhibits and the same shall be the subject of a further amendment to the Agreement in substantially the form of this Third Amendment. If, on or before December 13, 1995, Sellers or Buyer object in writing to any Open Schedules and/or Exhibits received by them or otherwise fail to agree upon the form and substance of the Open Schedules and/or Exhibits, then the objecting parties may, at their sole and absolute election, terminate the Agreement (as amended) and no party shall have any further rights or obligations thereunder. For purposes of delivering Open Schedules and/or Exhibits, delivery shall be deemed to have been made upon delivery of the same (i) in the case of Buyer, to Buyer's counsel, Proskauer Rose Goetz & Mendelsohn LLP, Attention: Michael E. Feldman, Esq., and (ii) in the case of Sellers, to Sellers' counsel, John J. Dowling III, Sequa Corporation, 120 South Central Avenue, St. Louis, Mo. 63105.

            2.3   New Outside Dates.   Section 3 of the Agreement is
hereby amended and restated so as to read in its entirety as follows:

            "3    Closing.

                  3.1   Date of Closing.  The closing (the
      "Closing") under this Agreement shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York (or at such other place as the parties may agree upon in writing) upon at least twenty-four hours' notice given by Buyer to Sellers after the last of the conditions specified in Sections 7.1 and 7.2 of this Agreement has been fulfilled (or waived), but in no event whatsoever later than December 21, 1995. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Section 8 of this Agreement.

                  3.2 Outside Date for Closing. If any of the following events shall not have occurred on or prior to the following time, Sellers or Buyer may terminate this Agreement by notice to the other:

                        a.    the Closing shall not have occurred on
            or prior to 12:01 a.m. on December 22, 1995;

                        b.    the condition referred to in Section
            7.1(c) shall have been fulfilled or waived prior to 12:01 a.m. on December 21, 1995;

                        c.    the conditions referred to in Sections
            7.1(h) and 7.2(d) shall have been fulfilled or waived prior to 12:01 a.m. on December 16, 1995;

                        d.    the condition referred to in Sections
            7.1(d) shall have been fulfilled or waived prior to 12:01 a.m. on December 16, 1995; or

                        e.    the conditions referred to in Sections
            7.1(k) and 7.2(f) shall have been fulfilled or waived prior to 12:01 a.m. on December 16, 1995.

      Upon termination pursuant to this Section 3.2 neither of the parties shall have any liability of any kind arising out of this Agreement other than for any liability resulting from its breach of this Agreement prior to termination. If the Closing is postponed pursuant to Section 11 of this Agreement, and this Agreement is not otherwise terminated in accordance with the provisions of Section 11, the outside date referred to in this Section shall be extended by the period of the postponement as provided in Section 11."

                                   ARTICLE 3
                                 Miscellaneous

            3.1 Severability. If any provision of this Third Amendment shall finally be determined to be unenforceable, then such provision shall be deemed to be severed from this Third Amendment and every other provision of this Third Amendment shall remain in full force and effect.

            3.2 Counterparts. More than one counterpart of this Third Amendment may be executed by the parties hereto, and each fully-executed counterpart shall be deemed an original without production of the others. The parties acknowledge that they are delivering to each other facsimile counterparts of this Third Amendment and the December 8, 1995 Agreed Upon Schedules, signed and initialled on their behalf, and agree that such signature and initialization shall be binding upon each of them as if the counterparts being delivered to the other parties had been originally signed and initialized.

            3.3 Complete Agreement. The Agreement (as amended), the First Amendment, the Second Amendment and this Third
Amendment set forth the entire understanding of the parties with respect to the subject matter thereof and, together, supersede all prior letters of intent, agreements (including, without limitation, the Letter Agreement), covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

            3.4 Acknowledgement. Sellers and Buyer acknowledge that each of them has been informed by the other that if either:
(x) they are unable for any reason whatsoever, in their respective sole and absolute discretion, to timely agree upon the form and substance of the Open Schedules and/or Exhibits in accordance with Section 2.2 above, or (y) any of the deadlines set forth in Section 3 of the Agreement (as amended) shall not have been timely met for any reason whatsoever, then, in either such event, neither party shall be obligated to grant any further extensions to this Third Amendment or the Agreement (as amended), that they shall not grant such an extension and that they shall, instead, terminate the Agreement (as amended) and this Third Amendment. Sellers have additionally advised Buyer that they are unwilling and unable to consummate any transaction after December 21, 1995.

                                 [END OF TEXT]

                               [EXECUTION PAGE]
            IN WITNESS WHEREOF, the parties hereto have each caused this Third Amendment to be executed by its duly authorized officers or signatory as of the date first above written.

BUYER:                        EL-OP U.S., INC.


                              By:   ____________________
                                    Name:
                                    Title:

GUARANTOR:                          EL-OP ELECTRO-OPTICS INDUSTRIES
LTD.


                              By:   ____________________
                                    Name:
                                    Title:

SELLERS:                      SEQUA CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                              KOLLSMAN MANUFACTURING COMPANY, INC.


                              By:   ____________________
                                    Name:
                                    Title:

                              SEQUA EXPORT CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                                  SCHEDULE A

                   to Third Amendment to Purchase Agreement

                            dated December 8, 1995

List of December 8, 1995 Agreed Upon Schedules

BD          Sellers' Knowledge
CR          Stock Inventory
1.2(d)            Letters of Credit issued on behalf of Sellers
2.3(b)-1    Eligible Military Stock Inventory
2.4         Purchase Price Allocation
4.1         List of Foreign Qualifications
4.7(a)-1    Permitted Exceptions
4.7(i)-2    Real Property Tax Bills
4.19        Permits and Licenses
4.27        List of Affiliates having Certain Names

                    FOURTH AMENDMENT TO PURCHASE AGREEMENT

            This amendment (this "Fourth Amendment") to the Purchase Agreement is dated the 13th day of December, 1995 and is by and between Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the one hand, and EL-OP U.S., Inc. ("Buyer") and El-Op Electro-optics Industries, Ltd. ("Guarantor"), on the other.

            A. Sellers, Buyer and Guarantor have entered into that certain Purchase Agreement, dated as of November 9, 1995 (the "Agreement"), pursuant to which, among other things, Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers, substantially all of the assets of, and Buyer has agreed to assume certain specified liabilities of, the Kollsman Division of Sequa on the terms and subject to the conditions set forth therein.

            B. Sellers, Buyer and Guarantor have entered into that certain First Amendment to Purchase Agreement, dated November 29, 1995 (the "First Amendment"), that certain Second Amendment to Purchase Agreement, dated December 1, 1995 (the "Second Amendment"), and that certain Third Amendment to Purchase Agreement, dated December 13, 1995 (the "Third Amendment"), pursuant to which, among other things, the Agreement was amended and the parties agreed to the reimbursement of certain fees incurred by Sellers in connection with certain governmental filings and to certain deadlines with respect the finalization of certain Schedules and Exhibits referred to in the Agreement.

            C.    Sellers and Buyer have agreed upon additional
Schedules and Exhibits that are currently referred to in the Agreement, and to amend the Agreement as set forth herein.





                             TERMS AND CONDITIONS
            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, and intending to be legally bound hereby, Sellers, Buyer and Guarantor hereby agree as follows:

                                   ARTICLE 1
                              General Provisions

            1.1 Definitions. All capitalized terms used, but not otherwise defined in this Fourth Amendment, shall have the respective meanings ascribed thereto in the Agreement.

            1.2 Other Definitions and Meanings: Interpretations. For purposes of this Fourth Amendment the term "parties" (except where the context otherwise requires) means Sellers, Buyer and Guarantor; the term "person" includes any natural person, firm, association, partnership, corporation, or entity other than the parties, and the words "hereof", "hereby" and other words of similar import refer to this Fourth Amendment as a whole. For purposes of this Fourth Amendment, the term "November 29, 1995 Agreed Upon Schedules" shall have the meaning set forth in the First Amendment, the term "December 1, 1995 Agreed Upon
Schedules" shall have the meaning set forth in the Second Amendment, and the term "December 8, 1995 Agreed Upon Schedules" shall have the meaning set forth in the Third Amendment. The headings of the Articles and Sections of this Fourth Amendment have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Fourth Amendment.

            1.3 Relationship with the Agreement and prior amendments. This Fourth Amendment is intended to amend the Agreement as and to the extent set forth herein. The Agreement, the First Amendment, the Second Amendment and the Third Amendment, and each and every provision thereof, will otherwise remain in full force and effect to the extent not superseded by this Fourth Amendment and each of the parties reserves all of their respective rights contained therein.

                                   ARTICLE 2
                        Amendment of Purchase Agreement

            2.1 Agreed Upon Schedules. The parties agree and acknowledge that they have agreed upon the form and substance of the Schedules and Exhibits to the Agreement that are listed on Schedule A attached hereto (the "December 13, 1995 Agreed Upon Schedules and Exhibits"). Simultaneously with the execution of this Fourth Amendment, either Reuben Ben-Arie or Michael E. Feldman (as attorney-in-fact) on behalf of Buyer and Guarantor, and John J. Dowling III, on behalf of Sellers, have initialled for identification the December 13, 1995 Agreed Upon Schedules and Exhibits. Accordingly, the Agreement is hereby amended in order to reflect the December 13, 1995 Agreed Upon Schedules and Exhibits, with the same effect as if they had been agreed upon and attached to the Agreement simultaneously with its execution.

            2.2 Other Schedules and Exhibits. All Schedules or Exhibits that are referred to in the Agreement other than
Schedule 2.3(b)-2 (Accounting Instructions), the November 29, 1995 Agreed Upon Schedules, the December 1, 1995 Agreed Upon Schedules, the December 8, 1995 Agreed Upon Schedules and the December 13, 1995 Schedules and Exhibits (the "Open Schedules and/or Exhibits") have not been finalized or agreed upon as between the parties. Accordingly, on or before December 18, 1995, Sellers, on the one hand, and Buyer, on the other, shall finalize the Open Schedules and/or Exhibits. If agreed upon in each such party's sole and absolute discretion, Sellers and Buyer, shall initial the agreed upon Open Schedules and/or Exhibits and the same shall be the subject of a further amendment to the Agreement in substantially the form of this Fourth Amendment. If, on or before December 18, 1995, Sellers or Buyer object in writing to any Open Schedules and/or Exhibits received by them or otherwise fail to agree upon the form and substance of the Open Schedules and/or Exhibits, then the objecting parties may, at their sole and absolute election, terminate the Agreement (as amended) and no party shall have any further rights or obligations thereunder. For purposes of delivering Open Schedules and/or Exhibits, delivery shall be deemed to have been made upon delivery of the same (i) in the case of Buyer, to Buyer's counsel, Proskauer Rose Goetz & Mendelsohn LLP,
Attention: Michael E. Feldman, Esq. (Fax: 212/969-2900), and (ii) in the case of Sellers, to Sellers' counsel, John J. Dowling III, Sequa Corporation, 120 South Central Avenue, St. Louis, Mo. 63105 (Fax: 314/862-6144).

                                   ARTICLE 3
                                 Miscellaneous

            3.1   Severability.  If any provision of this Fourth
Amendment shall finally be determined to be unenforceable, then such provision shall be deemed to be severed from this Fourth

Amendment and every other provision of this Fourth Amendment shall remain in full force and effect.

            3.2 Counterparts. More than one counterpart of this Fourth Amendment may be executed by the parties hereto, and each fully-executed counterpart shall be deemed an original without production of the others. The parties acknowledge that they are delivering to each other facsimile counterparts of this Fourth Amendment and the December 13, 1995 Agreed Upon Schedules and Exhibits, signed and initialled on their behalf, and agree that such signature and initialization shall be binding upon each of them as if the counterparts being delivered to the other parties had been originally signed and initialized.

            3.3 Complete Agreement. The Agreement (as amended), the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment set forth the entire understanding of the parties with respect to the subject matter thereof and, together, supersede all prior letters of intent, agreements (including, without limitation, the Letter Agreement), covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

            3.4 Acknowledgement. Sellers and Buyer acknowledge that each of them has been informed by the other that if either:

(x) they are unable for any reason whatsoever, in their respective sole and absolute discretion, to timely agree upon the form and substance of the Open Schedules and/or Exhibits in accordance with Section 2.2 above, or (y) any of the deadlines set forth in Section 3 of the Agreement (as amended) shall not have been timely met for any reason whatsoever, then, in either such event, neither party shall be obligated to grant any further extensions to this Fourth Amendment or the Agreement (as amended), that they shall not grant such an extension and that they shall, instead, terminate the Agreement (as amended) and this Fourth Amendment. Sellers have additionally advised Buyer that they are unwilling and unable to consummate any transaction after December 21, 1995.

                                 [END OF TEXT]

                               [EXECUTION PAGE]
            IN WITNESS WHEREOF, the parties hereto have each caused this Fourth Amendment to be executed by its duly authorized officers or signatory as of the date first above written.

BUYER:                        EL-OP U.S., INC.


                              By:   ____________________
                                    Name:
                                    Title:

GUARANTOR:                    EL-OP ELECTRO-OPTICS INDUSTRIES LTD.


                              By:   ____________________
                                    Name:
                                    Title:

SELLERS:                      SEQUA CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                              KOLLSMAN MANUFACTURING COMPANY, INC.


                              By:   ____________________
                                    Name:
                                    Title:

                              SEQUA EXPORT CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                                  SCHEDULE A

                   to Fourth Amendment to Purchase Agreement

                            dated December 13, 1995

List of December 13, 1995 Agreed Upon Schedules and Exhibits


Schedules

AB          Contract Inventory
4.25        List of Material Product and Service Warranties


Exhibits

8.1(a)            Bills of Sale
8.1(q)            Certificate of Non-foreign Status

                     FIFTH AMENDMENT TO PURCHASE AGREEMENT

            This amendment (this "Fifth Amendment") to the Purchase Agreement is dated the 15th day of December, 1995 and is by and between Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the one hand, and EL-OP U.S., Inc. ("Buyer") and El-Op Electro-optics Industries, Ltd. ("Guarantor"), on the other.

            A. Sellers, Buyer and Guarantor have entered into that certain Purchase Agreement, dated as of November 9, 1995 (the "Agreement"), pursuant to which, among other things, Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers, substantially all of the assets of, and Buyer has agreed to assume certain specified liabilities of, the Kollsman Division of Sequa on the terms and subject to the conditions set forth therein.

            B. Sellers, Buyer and Guarantor have entered into that certain First Amendment to Purchase Agreement, dated November 29, 1995 (the "First Amendment"), that certain Second Amendment to Purchase Agreement, dated December 1, 1995 (the "Second Amendment"), that certain Third Amendment to Purchase Agreement, dated December 8, 1995 (the "Third Amendment"), and that certain Fourth Amendment to Purchase Agreement, dated December 13, 1995 (the "Fourth Amendment"), pursuant to which, among other things, the Agreement was amended and the parties agreed to the reimbursement of certain fees incurred by Sellers in connection with certain governmental filings and to certain deadlines with respect the finalization of certain Schedules and Exhibits referred to in the Agreement.

            C. Sellers and Buyer have agreed to amend the Agreement as set forth herein.

                             TERMS AND CONDITIONS

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, and intending to be legally bound hereby, Sellers, Buyer and Guarantor hereby agree as follows:

                                   ARTICLE 1
                              General Provisions

            1.1 Definitions. All capitalized terms used, but not otherwise defined in this Fifth Amendment, shall have the respective meanings ascribed thereto in the Agreement.

            1.2 Other Definitions and Meanings: Interpretations. For purposes of this Fifth Amendment the term "parties" (except where the context otherwise requires) means Sellers, Buyer and Guarantor; the term "person" includes any natural person, firm, association, partnership, corporation, or entity other than the parties, and the words "hereof", "hereby" and other words of similar import refer to this Fifth Amendment as a whole. For purposes of this Fifth Amendment, the term "November 29, 1995 Agreed Upon Schedules" shall have the meaning set forth in the First Amendment, the term "December 1, 1995 Agreed Upon
Schedules" shall have the meaning set forth in the Second Amendment, the term "December 8, 1995 Agreed Upon Schedules" shall have the meaning set forth in the Third Amendment, and the term "December 13, 1995 Agreed Upon Schedules and Exhibits" shall have the meaning set forth in the Fourth Amendment. The headings of the Articles and Sections of this Fifth Amendment have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Fifth Amendment.

            1.3 Relationship with the Agreement and prior amendments. This Fifth Amendment is intended to amend the Agreement as and to the extent set forth herein. The Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, and each and every provision thereof, will otherwise remain in full force and effect to the extent not superseded by this Fifth Amendment and each of the parties reserves all of their respective rights contained therein.

                                   ARTICLE 2
                        Amendment of Purchase Agreement

            2.1   New Outside Dates.   Section 3 of the Agreement is
hereby amended and restated so as to read in its entirety as follows:

            "3    Closing.

                  3.1   Date of Closing.  The closing (the
      "Closing") under this Agreement shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York (or at such other place as the parties may agree upon in writing) upon at least twenty-four hours' notice given by Buyer to Sellers after the last of the conditions specified in Sections 7.1 and 7.2 of this Agreement has been fulfilled (or waived), but in no event whatsoever later than December 21, 1995. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Section 8 of this Agreement.

                  3.2 Outside Date for Closing. If any of the following events shall not have occurred on or prior to the following time, Sellers or Buyer may terminate this Agreement by notice to the other:

                        a.    the Closing shall not have occurred on
            or prior to 12:01 a.m. on December 22, 1995;

                        b.    the condition referred to in Section
            7.1(c) shall have been fulfilled or waived prior to 12:01 a.m. on December 21, 1995;

                        c.    the conditions referred to in Sections
            7.1(h) and 7.2(d) shall have been fulfilled or waived prior to 12:01 a.m. on December 16, 1995;

                        d.    the condition referred to in Section
            7.1(d) shall have been fulfilled or waived prior to 12:01 a.m. on December 21, 1995; or

                        e.    the conditions referred to in Sections
            7.1(k) and 7.2(f) shall have been fulfilled or waived prior to 12:01 a.m. on December 19, 1995.

      Upon termination pursuant to this Section 3.2 neither of the parties shall have any liability of any kind arising out of this Agreement other than for any liability resulting from its breach of this Agreement prior to termination. If the Closing is postponed pursuant to Section 11 of this Agreement, and this Agreement is not otherwise terminated in accordance with the provisions of Section 11, the outside date referred to in this Section shall be extended by the period of the postponement as provided in Section 11."

                                   ARTICLE 3
                                 Miscellaneous

            3.1 Severability. If any provision of this Fifth Amendment shall finally be determined to be unenforceable, then such provision shall be deemed to be severed from this Fifth Amendment and every other provision of this Fifth Amendment shall remain in full force and effect.

            3.2 Counterparts. More than one counterpart of this Fifth Amendment may be executed by the parties hereto, and each fully-executed counterpart shall be deemed an original without production of the others. The parties acknowledge that they are delivering to each other facsimile counterparts of this Fifth Amendment, signed and initialled on their behalf, and agree that such signature and initialization shall be binding upon each of them as if the counterparts being delivered to the other parties had been originally signed and initialized. Notwithstanding anything herein contained to the contrary, this Fifth Amendment shall not be binding on any of the parties unless and until signed counterparts are received by facsimile by each party prior to 12:01 a.m. on December 16, 1995.

            3.3 Complete Agreement. The Agreement (as amended), the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and this Fifth Amendment set forth the entire understanding of the parties with respect to the subject matter thereof and, together, supersede all prior letters of intent, agreements (including, without limitation, the Letter Agreement referred to in the First Amendment), covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

            3.4 Acknowledgement. Sellers and Buyer acknowledge that each of them has been informed by the other that if either:
(x) they are unable for any reason whatsoever, in their respective sole and absolute discretion, to timely agree upon the form and substance of the Open Schedules and/or Exhibits in accordance with Section 2.2 of the Fourth Amendment, or (y) any of the deadlines set forth in Section 3 of the Agreement (as amended) shall not have been timely met for any reason whatsoever, then, in either such event, neither party shall be obligated to grant any further extensions to this Fourth Amendment or the Agreement (as amended), that they shall not grant such an extension and that they shall, instead, terminate the Agreement (as amended) and this Fifth Amendment. Sellers have additionally advised Buyer that they are unwilling and unable to consummate any transaction after December 21, 1995.

                                 [END OF TEXT]

                               [EXECUTION PAGE]
            IN WITNESS WHEREOF, the parties hereto have each caused this Fifth Amendment to be executed by its duly authorized officers or signatory as of the date first above written.

BUYER:                        EL-OP U.S., INC.


                              By:   ____________________
                                    Name:
                                    Title:

GUARANTOR:                          EL-OP ELECTRO-OPTICS INDUSTRIES
LTD.


                              By:   ____________________
                                    Name:
                                    Title:

SELLERS:                      SEQUA CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                              KOLLSMAN MANUFACTURING COMPANY, INC.


                              By:   ____________________
                                    Name:
                                    Title:

                              SEQUA EXPORT CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                     SIXTH AMENDMENT TO PURCHASE AGREEMENT

            This amendment (this "Sixth Amendment") to the Purchase Agreement is dated the 18th day of December, 1995 and is by and between Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the one hand, and EL-OP U.S., Inc. ("Buyer") and El-Op Electro-optics Industries, Ltd. ("Guarantor"), on the other.

            A. Sellers, Buyer and Guarantor have entered into that certain Purchase Agreement, dated as of November 9, 1995 (the "Agreement"), pursuant to which, among other things, Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers substantially all of the assets of, and Buyer has agreed to assume certain specified liabilities of, the Kollsman Division of Sequa on the terms and subject to the conditions set forth therein.

            B. Sellers, Buyer and Guarantor have entered into that certain First Amendment to Purchase Agreement, dated November 29, 1995 (the "First Amendment"), that certain Second Amendment to Purchase Agreement, dated December 1, 1995 (the "Second Amendment"), that certain Third Amendment to Purchase Agreement, dated December 8, 1995 (the "Third Amendment"), and that certain Fourth Amendment, dated December 13, 1995 (the "Fourth Amendment"), and that certain Fifth Amendment, dated December 15, 1995 (the "Fifth Amendment", and collectively, the "Amendments"), pursuant to which, among other things, the Agreement was amended and the parties agreed to the reimbursement of certain fees incurred by Sellers in connection with certain governmental filings and to certain deadlines with respect the finalization of certain Schedules and Exhibits referred to in the Agreement.

            C.    Sellers and Buyer have agreed upon additional
Schedules and Exhibits that are currently referred to in the Agreement, and to amend the Agreement as set forth herein.

                             TERMS AND CONDITIONS

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, and intending to be legally bound hereby, Sellers, Buyer and Guarantor hereby agree as follows:

                                   ARTICLE 1
                              General Provisions

            1.1 Definitions. All capitalized terms used, but not otherwise defined in this Sixth Amendment, shall have the respective meanings ascribed thereto in the Agreement.

            1.2 Other Definitions and Meanings: Interpretations. For purposes of this Sixth Amendment the term "parties" (except where the context otherwise requires) means Sellers, Buyer and Guarantor; the term "person" includes any natural person, firm, association, partnership, corporation, or entity other than the parties, and the words "hereof", "hereby" and other words of similar import refer to this Sixth Amendment as a whole. For purposes of this Sixth Amendment, the term "November 29, 1995 Agreed Upon Schedules" shall have the meaning set forth in the First Amendment, the term "December 1, 1995 Agreed Upon
Schedules" shall have the meaning set forth in the Second Amendment, the term "December 8, 1995 Agreed Upon Schedules" shall have the meaning set forth in the Third Amendment, the term "December 13 Agreed Upon Schedules and Exhibits" shall have the meaning set forth in the Fourth Amendment. The headings of the Articles and Sections of this Sixth Amendment have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Sixth Amendment.

            1.3 Relationship with the Agreement and prior amendments. This Sixth Amendment is intended to amend the Agreement as and to the extent set forth herein. The Agreement and the Amendments, and each and every provision thereof, will otherwise remain in full force and effect to the extent not superseded by this Sixth Amendment and each of the parties reserves all of their respective rights contained therein.
                                   ARTICLE 2
                        Amendment of Purchase Agreement

            2.1 Agreed Upon Schedules. The parties agree and acknowledge that they have agreed upon the form and substance of the Schedules and Exhibits to the Agreement that are listed on Schedule A attached hereto (the "December 18, 1995 Agreed Upon Schedules"). Simultaneously with the execution of this Sixth Amendment, Reuben Ben-Arie on behalf of Buyer and Guarantor, and John J. Dowling III, on behalf of Sellers, have initialled for identification the December 18, 1995 Agreed Upon Schedules. Accordingly, the Agreement is hereby amended in order to reflect the December 18, 1995 Agreed Upon Schedules, with the same effect as if they had been agreed upon and attached to the Agreement simultaneously with its execution.

            2.2 Other Schedules and Exhibits. All Schedules or Exhibits that are referred to in the Agreement other than
Schedule 2.3(b)-2 (Accounting Instructions), the November 29, 1995 Agreed Upon Schedules, the December 1, 1995 Agreed Upon Schedules, the December 8, 1995 Agreed Upon Schedules, the December 13, 1995 Schedules and Exhibits, and the December 18, 1995 Agreed Upon Schedules (the "Open Schedules and/or Exhibits") have not been finalized or agreed upon as between the parties. Accordingly, on or before December 20, 1995, Sellers, on the one hand, and Buyer, on the other, shall finalize the

Open Schedules and/or Exhibits. If agreed upon in each such party's sole and absolute discretion, Sellers and Buyer, shall initial the agreed upon Open Schedules and/or Exhibits and the same shall be the subject of a further amendment to the Agreement in substantially the form of this Sixth Amendment. If, on or before December 20, 1995, Sellers or Buyer either object in writing to any Open Schedules and/or Exhibits received by them or otherwise fail to agree upon the form and substance of the Open Schedules and/or Exhibits and initial the same, then the objecting parties may, at their sole and absolute election, terminate the Agreement (as amended) and no party shall have any further rights or obligations thereunder. For purposes of delivering Open Schedules and/or Exhibits, delivery shall be deemed to have been made upon delivery of the same (i) in the case of Buyer, to Buyer's counsel, Proskauer Rose Goetz & Mendelsohn LLP, Attention: Michael E. Feldman, Esq. either by personal delivery of by fax at 212/969-2900, and (ii) in the case of Sellers, to Sellers' counsel, John J. Dowling III, Sequa Corporation, 120 South Central Avenue, St. Louis, Mo. 63105 either by personal delivery or by fax at 314/862-6144.

            2.3   New Outside Dates.   Section 3 of the Agreement is
hereby amended and restated so as to read in its entirety as follows:
            "3    Closing.

                  3.1   Date of Closing.  The closing (the
      "Closing") under this Agreement shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York (or at such other place as the parties may agree upon in writing) upon at least twenty-four hours' notice given by Buyer to Sellers after the last of the conditions specified in Sections 7.1 and 7.2 of this Agreement has been fulfilled (or waived), but in no event whatsoever later than 5:00 p.m. on December 21, 1995. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Section 8 of this Agreement.

                  3.2 Outside Date for Closing. If any of the following events shall not have occurred on or prior to the following time, Sellers or Buyer may terminate this Agreement by means of a delivery notice to the other in the manner provided in Section 2.2(i) and (ii) above:

                        a.    the Closing shall not have occurred on
            or prior to 5:00 p.m. on December 21, 1995;

                        b.    the condition referred to in Section
            7.1(c) shall have been fulfilled or waived prior to 12:01 a.m. on December 21, 1995;

                        c.    the condition referred to in Section
            7.1(d) shall have been fulfilled or waived prior to 12:01 a.m. on December 21, 1995; or

                        d.    the conditions referred to in Sections
            7.1(k) and 7.2(f) shall have been fulfilled or waived prior to 12:01 a.m. on December 21, 1995.

      Upon termination pursuant to this Section 3.2 neither of the parties shall have any liability of any kind arising out of this Agreement other than for any liability resulting from its breach of this Agreement prior to termination. If the Closing is postponed pursuant to Section 11 of this Agreement, and this Agreement is not otherwise terminated in accordance with the provisions of Section 11, the outside date referred to in this Section shall be extended by the period of the postponement as provided in Section 11."

                                   ARTICLE 3
                                 Miscellaneous

            3.1 Severability. If any provision of this Sixth Amendment shall finally be determined to be unenforceable, then such provision shall be deemed to be severed from this Sixth Amendment and every other provision of this Sixth Amendment shall remain in full force and effect.

            3.2 Counterparts. More than one counterpart of this Sixth Amendment may be executed by the parties hereto, and each fully-executed counterpart shall be deemed an original without production of the others.

            3.3 Complete Agreement. The Agreement (as amended), the Amendments and this Sixth Amendment set forth the entire understanding of the parties with respect to the subject matter thereof and, together, supersede all prior letters of intent, agreements (including, without limitation, the Letter Agreement referred to in the First Amendment), covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

            3.4 Acknowledgement. Sellers and Buyer acknowledge that each of them has been informed by the other that if either:
(x) they are unable for any reason whatsoever, in their respective sole and absolute discretion, to timely agree upon the form and substance of the Open Schedules and/or Exhibits in accordance with Section 2.2 above, or (y) any of the deadlines set forth in Section 3 of the Agreement (as amended) shall not have been timely met for any reason whatsoever, then, in either such event, neither party shall be obligated to grant any further extensions to this Sixth Amendment or the Agreement (as amended), that they shall not grant such an extension and that they shall, instead, terminate the Agreement (as amended) and this Sixth Amendment. Sellers have additionally advised Buyer that they are unwilling and unable to consummate any transaction after 5:00 p.m. December 21, 1995.

                                 [END OF TEXT]

                               [EXECUTION PAGE]
            IN WITNESS WHEREOF, the parties hereto have each caused this Sixth Amendment to be executed by its duly authorized officers or signatory as of the date first above written.

BUYER:                        EL-OP U.S., INC.


                              By:   ____________________
                                    Name:
                                    Title:

GUARANTOR:                          EL-OP ELECTRO-OPTICS INDUSTRIES
LTD.


                              By:   ____________________
                                    Name:
                                    Title:

SELLERS:                      SEQUA CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                              KOLLSMAN MANUFACTURING COMPANY, INC.


                              By:   ____________________
                                    Name:
                                    Title:

                              SEQUA EXPORT CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                                  SCHEDULE A

                   to Sixth Amendment to Purchase Agreement

                            dated December 18, 1995


List of December 18, 1995 Agreed Upon Schedules


4.11        Assigned Agreements
4.18        Environmental Matters
4.28        KSAL

                    SEVENTH AMENDMENT TO PURCHASE AGREEMENT

            This amendment (this "Seventh Amendment") to the Purchase Agreement is dated the 19th day of December, 1995 and is by and between Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the one hand, and EL-OP U.S., Inc. ("Buyer") and El-Op Electro-optics Industries, Ltd. ("Guarantor"), on the other.

            A. Sellers, Buyer and Guarantor have entered into that certain Purchase Agreement, dated as of November 9, 1995 (the "Agreement"), pursuant to which, among other things, Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers substantially all of the assets of, and Buyer has agreed to assume certain specified liabilities of, the Kollsman Division of Sequa on the terms and subject to the conditions set forth therein.

            B. Sellers, Buyer and Guarantor have entered into that certain First Amendment to Purchase Agreement, dated November 29, 1995 (the "First Amendment"), that certain Second Amendment to Purchase Agreement, dated December 1, 1995 (the "Second Amendment"), that certain Third Amendment to Purchase Agreement, dated December 8, 1995 (the "Third Amendment"), and that certain Fourth Amendment, dated December 13, 1995 (the "Fourth Amendment"), and that certain Fifth Amendment, dated December 15, 1995 (the "Fifth Amendment"), and that certain Sixth Amendment, dated December 18, 1995 (the "Sixth Amendment", and collectively, the "Amendments"), pursuant to which, among other things, the Agreement was amended and the parties agreed to the reimbursement of certain fees incurred by Sellers in connection with certain governmental filings and to certain deadlines with respect the finalization of certain Schedules and Exhibits referred to in the Agreement.

            C.    Sellers and Buyer have agreed upon additional
Schedules and Exhibits that are currently referred to in the Agreement, and to amend the Agreement as set forth herein.

                             TERMS AND CONDITIONS

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, and intending to be legally bound hereby, Sellers, Buyer and Guarantor hereby agree as follows:

                                   ARTICLE 1
                              General Provisions

            1.1 Definitions. All capitalized terms used, but not otherwise defined in this Seventh Amendment, shall have the respective meanings ascribed thereto in the Agreement.

            1.2 Other Definitions and Meanings: Interpretations. For purposes of this Seventh Amendment the term "parties" (except where the context otherwise requires) means Sellers, Buyer and Guarantor; the term "person" includes any natural person, firm, association, partnership, corporation, or entity other than the parties, and the words "hereof", "hereby" and other words of similar import refer to this Seventh Amendment as a whole. The headings of the Articles and Sections of this Seventh Amendment have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Seventh Amendment.

            1.3 Relationship with the Agreement and prior amendments. This Seventh Amendment is intended to amend the Agreement as and to the extent set forth herein. The Agreement and the Amendments, and each and every provision thereof, will otherwise remain in full force and effect to the extent not superseded by this Seventh Amendment and each of the parties reserves all of their respective rights contained therein.

                                   ARTICLE 2
                        Amendment of Purchase Agreement

            2.1 Agreed Upon Schedules. The parties agree and acknowledge that they have agreed upon the form and substance of the Schedules and Exhibits to the Agreement that are listed on Schedule A attached hereto (the "December 19, 1995 Agreed Upon Schedules and Exhibits"). Simultaneously with the execution of this Seventh Amendment, Reuben Ben-Arie on behalf of Buyer and Guarantor, and John J. Dowling III, on behalf of Sellers, have initialled for identification the December 19, 1995 Agreed Upon Schedules and Exhibits. Accordingly, the Agreement is hereby amended in order to reflect the December 19, 1995 Agreed Upon Schedules, with the same effect as if they had been agreed upon and attached to the Agreement simultaneously with its execution.

                                 [END OF TEXT]

                               [EXECUTION PAGE]
            IN WITNESS WHEREOF, the parties hereto have each caused this Seventh Amendment to be executed by its duly authorized officers or signatory as of the date first above written.

BUYER:                        EL-OP U.S., INC.


                              By:   ____________________
                                    Name:
                                    Title:

GUARANTOR:                    EL-OP ELECTRO-OPTICS INDUSTRIES LTD.


                              By:   ____________________
                                    Name:
                                    Title:

SELLERS:                      SEQUA CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                              KOLLSMAN MANUFACTURING COMPANY, INC.


                              By:   ____________________
                                    Name:
                                    Title:

                              SEQUA EXPORT CORPORATION


                              By:   ____________________
                                    Name:
                                    Title:

                                  SCHEDULE A

                  to Seventh Amendment to Purchase Agreement

                            dated December 19, 1995


List of December 19, 1995 Agreed Upon Schedules

SCHEDULES

6.19        Miscellaneous Real Estate Documents
9.7(b)            Buyer's Knowledge


EXHIBITS

6.14        Non-competition agreement
6.22        Nashua Sub-lease

                    EIGHTH AMENDMENT TO PURCHASE AGREEMENT


            This amendment (this "Eighth Amendment") to the Purchase Agreement executed this 28th day of December, 1995 is dated as of the 22nd day of December, 1995 and is by and between Sequa Corporation ("Sequa"), Kollsman Manufacturing Company, Inc. ("KMC") and Sequa Export Corporation ("Export", and together with Sequa and KMC, "Sellers"), on the one hand, and EL-OP U.S., Inc. ("Buyer") and EL-OP Electro-Optics Industries, Ltd. ("Guarantor"), on the other.

            A. Sellers, Buyer and Guarantor have entered into that certain Purchase Agreement, dated as of November 9, 1995 (the "Agreement"), pursuant to which, among other things, Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers substantially all of the assets of, and Buyer has agreed to assume certain specified liabilities of, the Kollsman Division of Sequa on the terms and subject to the conditions set forth therein.

            B. Sellers, Buyer and Guarantor have entered into that certain First Amendment to Purchase Agreement, dated November 29, 1995 (the "First Amendment"), that certain Second Amendment to Purchase Agreement, dated December 1, 1995 (the "Second Amendment"), that certain Third Amendment to Purchase Agreement, dated December 8, 1995 (the "Third Amendment"), that certain Fourth Amendment, dated December 13, 1995 (the "Fourth Amendment"), that certain Fifth Amendment, dated December 15, 1995 (the "Fifth Amendment"), that certain Sixth Amendment, dated December 18, 1995 (the "Sixth Amendment"), and that certain Seventh Amendment, dated December 19, 1995 (the "Seventh Amendment", and collectively, the "Amendments"), pursuant to which, among other things, the Agreement was amended and the parties agreed to the reimbursement of certain fees incurred by Sellers in connection with certain governmental filings and to certain deadlines with respect the finalization of certain Schedules and Exhibits referred to in the Agreement.

            C. Sellers and Buyer have agreed upon the balance of the Schedules and Exhibits that are currently referred to in the Agreement to be agreed upon by them in accordance with the Amendments, and to amend the Agreement as set forth herein.

                             TERMS AND CONDITIONS

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, and intending to be legally bound hereby, Sellers, Buyer and Guarantor hereby agree as follows:

                                   ARTICLE 1
                              General Provisions

            1.1 Definitions. All capitalized terms used, but not otherwise defined in this Eighth Amendment, shall have the respective meanings ascribed thereto in the Agreement.

            1.2 Other Definitions and Meanings; Interpretations. For purposes of this Eighth Amendment the term "parties" (except where the context otherwise requires) means Sellers, Buyer and Guarantor; the term "person" includes any natural person, firm, association, partnership, corporation, or entity other than the parties, and the words "hereof", "hereby" and other words of similar import refer to this Eighth Amendment as a whole. The headings of the Articles and Sections of this Eighth Amendment have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Eighth Amendment.

            1.3 Relationship with the Agreement and prior amendments. This Eighth Amendment is intended to amend the Agreement and the Amendments as and to the extent set forth herein. The Agreement and the Amendments, and each and every provision thereof, will otherwise remain in full force and effect to the extent not superseded by this Eighth Amendment and each of the parties reserves all of their respective rights contained therein.

                                   ARTICLE 2
                        Amendment of Purchase Agreement

            2.1 Agreed Upon Schedules and Exhibits. The parties agree and acknowledge that they have agreed upon the form and substance of the Schedules and Exhibits to the Agreement that are listed on Schedule A attached hereto (the "December 21, 1995 Agreed Upon Schedules") as well as the First Supplement to Disclosure Schedules and, accordingly, have agreed upon the form and substance of all Schedules and Exhibits that are referred to in the Agreement (as amended). Simultaneously with the execution of this Eighth Amendment, Reuben Ben-Arie, Michael E. Feldman and/or and Eric Rubenfeld (as attorneys-in-fact) on behalf of Buyer and Guarantor, and Joseph Allwarden and/or John J. Dowling III, on behalf of Sellers, have initialed for identification the December 21, 1995 Agreed Upon Schedules and First Supplement to Disclosure Schedules. Accordingly, the Agreement is hereby amended in order to reflect the December 21, 1995 Agreed Upon Schedules and First Supplement to Disclosure Schedules, with the same effect as if they had been agreed upon and attached to the Agreement simultaneously with its execution.

            2.2 New Outside Dates. Section 3 of the Agreement is hereby amended and restated so as to read in its entirety as follows:
            "3    Closing.
                  3.1   Date of Closing.  The closing (the
      "Closing") under this Agreement shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York after the last conditions specified in Sections 7.1(a), (b), (e), (f) and (i) and 7.2(a), (b), (c) and (e) of this Agreement has been fulfilled (or waived), but in no event whatsoever later than 5:00 p.m. on December 29, 1995. The date on which the Closing is held is referred to in this Agreement as the "Closing Date," and the effective time of closing shall be the close of business (5:00 p.m. EST) on the Closing Date.
      At the Closing, the parties shall execute and deliver the documents referred to in Section 8 of this Agreement.
                  3.2 Outside Date for Closing. If any of the following events shall not have occurred on or prior to the following times, this Agreement shall automatically terminate and neither Sellers nor Buyer will be required to give notice of such termination to the other:
                        a.    the Closing shall not, for any reason
            whatsoever, have occurred on or prior to 5:00 p.m. on December 29, 1995;
                        b.    Buyer shall have wire transferred to
            Sequa

             Corporation, The Bank of New York, New York, NY ABA
            #021000018 Account #8090605950 on or before 12:00 p.m.
            EST on December 28, 1995, immediately available funds, in the amount of $22,500 representing reimbursement to Sequa of one-half (1/2) of the Hart-Scott-Rodino fee previously paid and advanced by Sequa Corporation on behalf of Buyer; or
                        c. Sequa shall have agreed in writing prior to 8:00 p.m. EST December 28 1995, in its sole and absolute discretion (which may be subjective), to the terms, conditions and provisions of a proposed intercreditor and subordination agreement with Buyer's lender, which is referred to in Section 6.3 of the Agreement, which agreements will provide, among other things, for the right of Sequa to foreclose on the security interests and mortgages granted to Sequa, with no more than fifteen (15) days prior written notice to Buyer and Buyer's lenders, unless such lenders pay
            Sequa the full amount of such letters of credit which have been drawn. In the event that Sequa is unable for any reason to agree in writing with Buyer upon the loan documentation, covenants and guaranties referred to in
            Section 6.3 of the Agreement to be executed by Buyer in favor of Sequa on or before 8:00 p.m. EST on December
            28, 1995, then the substitute or back-up letters of credit as required by Section 6.3 of the Agreement must be delivered at and as a condition to Closing.
      Upon termination pursuant to this Section 3.2 none of the parties hereto shall have any liability of any kind arising out of this Agreement other than for any liability resulting from its breach of this Agreement prior to termination. If the Closing is postponed pursuant to Section 11 of this Agreement, and this Agreement is not otherwise terminated in accordance with the provisions of Section 11, the outside date referred to in this shall be extended by the period of the postponement as provided in Section 11, but in no event whatsoever beyond December 31, 1995."
            2.3   Certain Conditions.
                  2.3.1             EACs and Certain Reserves.  The
parties acknowledge
      and agree that they have agreed to the Estimates at Completion and to the methodology of determining a reserve, if any, for the purposes of the valuation of the Avionics stock inventory and Avionics excess stock inventory. Such Estimates at Completion have been initialed by the parties, are attached to this Eighth Amendment as Schedule B (the
      "EACs") and a description of such methodology has been initialed for identification by the parties and is attached to this Eighth Amendment as

       Schedule C (the "Methodology").  Accordingly:
                        (a)   Sections 7.1(k) and 7.2(f) of the
Agreement are     each hereby agreed to have been satisfied as
conditions to Closing; and
                        (b)   Schedule 2.3(b)-2 (Accounting
                        Instructions) is hereby amended to annex thereto the EACs and the Methodology as Annex 1 and Annex 2 thereto, respectively, with the same effect as if they had been agreed upon and annexed to such Schedule at the time of its initialing by the parties.
                  2.3.2             Other Conditions.  Section 7.1(c),
Section 7.1(d),
      Section 7.1(h), Section 7.1(j) and Section 7.2(d) are each hereby agreed to have been satisfied as conditions to Closing. Estoppel certificates, if any, and Required
      Consents will only be delivered to the extent received by Sellers on or prior to the Closing Date.
                  2.3.3             Certain Litigation Matters.  A new
Section 7.1(l) is hereby added to the Agreement which reads in its entirety as follows:
                  "(l)  All matters shall be satisfactory in all
      respects in Buyer's sole and absolute discretion (which may be subjective) with respect to the "governmental settlement" referred to in Item 1 of Schedule 4.10 to the Agreement and described in the March 3, 1995, November 22, 1995 and
      December 13, 1995 letters from McKenna & Cuneo that are attached thereto, and if Buyer has not advised Sellers that Buyer is not satisfied with all such matters in writing personally delivered to either Joseph C. Allwarden or John
      J. Dowling III and receipted in writing by either Joseph C. Allwarden or John J. Dowling III at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New
      York, New York 10036 by 8:00 p.m. EST, December 27, 1995 to the contrary, then such shall be deemed satisfied."
            2.4   Certain Covenants.
                  2.4.1  Certain Payroll Adjustments

            A new Section 6.17(d) shall be added to the Agreement and shall read in its entirety as follows:
                  "(d) From and after the Closing, Buyer
            shall not use that portion of Sellers'
            computer program for processing payroll
            checks using Sellers' bank bar codes."
                  2.4.2             Legal Opinions.
                        (a)   Section 8.1(b) is hereby amended by
replacing the
      words "substantially the form of Exhibit 8.1(b)" by the words "a form reasonably satisfactory to Buyer and its counsel".

                        (b)   Section 8.1(b) is hereby amended by
replacing the
      words "substantially the form of Exhibit 8.2(c) by the words "a form reasonably satisfactory to Sellers and their counsel".
                  2.4.3             Suspension and Debarment.  A new
Section 6.24 is
      hereby added to the Agreement and shall read as follows:
                  "6.24             Suspension and Debarment.
            (a)  Except as set forth in Section 6.24 (b), (c) and
(d) of this
      Agreement, Buyer hereby assumes and accepts all risk of any suspension and/or debarment proceedings asserted against Buyer, including risk of loss, termination or cessation of business and the like with the Government to the extent arising out of or in connection with any of Sellers' actions or omissions, whether known or unknown, on or before the close of business on the Closing Date, including but not limited to matters disclosed in Schedules 4.9, 4.10 and 4.24 to this Agreement, and except as provided in (b) and (c) below whether or not involving a misrepresentation or breach of warranty by Sellers.
            (b) Sellers hereby retain all liabilities and obligations as the result of (i) any suspension and/or debarment proceedings pending or threatened in writing against Sellers relating to the Business on or before the close of business on the Closing Date other than with respect to the matters disclosed in Schedules 4.9, 4.10 and 4.24 to this Agreement, the risk of which shall be with Buyer; and (ii) any suspension and/or debarment proceedings: (A) solely to the extent arising out of or in connection with those matters involving a misrepresentation or breach of warranty by Sellers of this Agreement but then if and only if such misrepresentation or breach of warranty is actually known on or before the close of business on the Closing Date by any of Joseph C. Allwarden, John J. Quicke, John J. Dowling III, Stuart Z. Krinsly, Ira A. Schreger and Jesse Battino; or (B) arising out of or in connection with those matters involving a misrepresentation or breach of warranty of the representation and warranty provided in (c) below.
            (c) Sellers represent and warrant that, except for the matters disclosed as Item 2 of Schedule 4.10, there are no pending suspension and/or debarment proceedings nor are there any such suspensions and/or debarment proceedings presently threatened in writing.

            (d)  Notwithstanding anything contained in this Section
6.24,  (i)
      all liabilities and obligations with respect to criminal monetary fines, civil monetary fines, administrative monetary fines, monetary penalties and punitive damages of a monetary nature, solely to the extent arising out of or in connection with Sellers' actions or omissions on or before the close of business on the Closing Date shall be deemed to be included within the meaning of the term "Sellers' Other Liabilities", including but not limited to such monetary amounts assessed with respect to the matters disclosed in Schedule 4.10 and all such monetary amounts assessed with respect to actions or omissions of Sellers resulting in a suspension or debarment proceeding described in either Section 6.24 (a) or (b); and (ii) each Seller shall indemnify Buyer for all out-of-pocket expenses, including reasonable fees and expenses of counsel, incurred by Buyer in connection with any suspension or debarment proceeding described in Section 6.24 (a) or (b) subject, however, to the limitations on indemnification and on survival of representations and warranties as provided in this Agreement and further provided that the Two Hundred Thousand Dollar ($200,000) deductible may be applied to all such fees and expenses of counsel."

                                   ARTICLE 3
                                 Miscellaneous

            3.1 Severability. If any provision of this Eighth Amendment shall finally be determined to be unenforceable, then such provision shall be deemed to be severed from this Eighth Amendment and every other provision of this Eighth Amendment shall remain in full force and effect.
            3.2 Counterparts. More than one counterpart of this Eighth Amendment may be executed by the parties hereto, and each fully-executed counterpart shall be deemed an original without production of the others.
            3.3. Complete Agreement The Agreement (as amended), the Amendments and this Eighth Amendment set forth the entire understanding of the parties with respect to the subject matter thereof and, together, supersede all prior letters of intent, agreements (including, without limitation, the Letter Agreement referred to in the First Amendment), covenants, arrangements, communications, representations, or warranties, whether oral or written, by an officer, employee, or representative of either party relating thereto.
            3.4 Acknowledgment. Sellers and Buyer acknowledge and agree that each of them has been informed by the other that if any of the deadlines set forth in Section 3 of the Agreement (as amended) shall not have been timely met for any reason whatsoever, then, in such vent, neither party shall be obligated to grant any further extensions to this Eighth Amendment or the Agreement (as amended) and such decision shall be in such party's sole and absolute discretion (which may be subjective) and the Agreement (as amended) shall automatically terminate without necessity of notice or discussion. Sellers have additionally advised Buyer that they are unwilling and unable and do not have the corporate power or authority, including Board of Director approval, to consummate any transaction after December 29, 1995 and that from and after December 30, 1995, Sellers may in their sole and absolute discretion (which may be subjective) solicit and/or accept offers for the Business from third parties.

            3.5 Wire Transfer. Sellers acknowledge that Buyer informed Sellers that the wire transfer referred to in Section
3.2 b was made at approximately 4:15 p.m. EST. Sellers will confirm whether such amounts were received on or before 12:00 p.m. on December 28, 1995 and so advise Buyer.

                                 [END OF TEXT]

                               [EXECUTION PAGE]
            IN WITNESS WHEREOF, the parties hereto have each caused this Eighth Amendment to be executed by its duly authorized officers or signatory as of the date first above written.

BUYER:                                    EL-OP U.S., INC.



                                          By:
_____________________________
                                                Name:
                                                Title:

GUARANTOR:                                      EL-OP ELECTRO-OPTICS
INDUSTRIES LTD.


                                          By:
_____________________________
                                          Name:
                                          Title:

SELLERS:                                  SEQUA CORPORATION



                                          By:
_____________________________
                                          Name:
                                          Title:

                                          KOLLSMAN MANUFACTURING
COMPANY, INC.


                                          By:
______________________________
                                          Name:
                                          Title:




                                          SEQUA EXPORT CORPORATION


                                          By:   _______________________________
                                          Name:
                                          Title:

                                  SCHEDULE A

                   to Eighth Amendment to Purchase Agreement

                         dated as of December 22, 1995


List of December 21, 1995 Agreed Upon Schedules and Exhibits

4.10  Litigation

4.13 List of Prepayments (Superseded and replaced in its entirety by Schedule 4.13 dated December 28, 1995 and included in the First Supplement to Disclosure
      Schedules)

6.13  Due Diligence Materials

6.18  Further Assurances